Exhibit 2.1
CONFIDENTIAL
EXECUTION VERSION
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

AGREEMENT AND PLAN OF MERGER
among:
Onyx Pharmaceuticals, Inc.,
a Delaware corporation;
Profiterole Acquisition Corp.,
a Delaware corporation;
Proteolix, Inc.,
a Delaware corporation;
and
Shareholder Representative Services LLC,
a Colorado limited liability company,
as the Stockholders’ Agent.

Dated as of October 10, 2009

CONFIDENTIAL
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i

CONFIDENTIAL
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CONFIDENTIAL
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
Exhibit A Certain Definitions
Annex 1 to Exhibit A Persons Whose Knowledge is Imputed to the Company
Exhibit B Form of Escrow Agreement
Exhibit C Form of Release Agreement
Exhibit D Dispute Resolution Procedures
Exhibit E Form of Certificate Amendment

CONFIDENTIAL
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
Agreement and Plan of Merger
     This Agreement and Plan of Merger (the “Agreement”) is made and entered into as of October 10, 2009, by and among: Onyx Pharmaceuticals, Inc., a Delaware corporation (“Parent”); Profiterole Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”); Proteolix, Inc., a Delaware corporation (the “Company”); and, with respect to Sections 1.7, 1.8, 9, 10.1 and 10.15 only, Shareholder Representative Services LLC, a Colorado limited liability company, as the Stockholders’ Agent (as defined in Section 10.1). Certain other capitalized terms used in this Agreement are defined in Exhibit A.
Recitals
     A. Parent, Merger Sub and the Company intend to effect a merger of Merger Sub into the Company (the “Merger”) in accordance with this Agreement and the Delaware General Corporation Law (the “DGCL”). Upon consummation of the Merger, Merger Sub will cease to exist, and the Company will become a wholly-owned subsidiary of Parent.
     B. The respective boards of directors of Parent, Merger Sub and the Company have approved this Agreement and the Merger.
     C. As an inducement for Parent and Merger Sub to enter into this Agreement, concurrently with the execution and delivery hereof, certain stockholders and/or optionees of the Company are entering into Noncompetition and Non-Solicitation Agreements in favor of Parent (collectively, the “Noncompetition and Non-Solicitation Agreements”), which Noncompetition and Non-Solicitation Agreements shall become effective contingent upon, and subject to, the occurrence of the Effective Time (as defined in Section 1.3).
     D. As an inducement for Parent and Merger Sub to enter into this Agreement, concurrently with the execution and delivery hereof, each of the Major Stockholders is entering into a Stockholder Support Agreement in favor of Parent (a “Support Agreement”).
Agreement
     The parties to this Agreement agree as follows:
1. Description of Transaction
     1.1 Merger of Merger Sub into the Company. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into the Company, and the separate existence of Merger Sub shall cease. The Company will continue as the surviving corporation in the Merger (the “Surviving Corporation”).
     1.2 Effect of the Merger. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the DGCL.
     1.3 Closing; Effective Time. The consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Dewey & LeBoeuf LLP, 1950 University Avenue, East Palo Alto, California 94303 at 10:00 a.m. on a date to be designated by Parent, which shall

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be no later than the second business day after the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in Sections 6 and 7 (other than those conditions set forth in Sections 6.6, 6.7(e), 6.7(f), 6.7(g), 6.7(j) and 7.4(b), which are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions) or at such other time and date as Parent and the Company may designate. The date on which the Closing actually takes place is referred to in this Agreement as the “Closing Date.” Contemporaneously with or as promptly as practicable after the Closing, a properly executed certificate of merger (the “Certificate of Merger”) conforming to the requirements of the DGCL shall be filed with the Secretary of State of the State of Delaware. The Merger shall become effective as of the time that the Certificate of Merger is filed with and accepted by the Secretary of State of the State of Delaware (the “Effective Time”).
     1.4 Certificate of Incorporation and Bylaws; Directors and Officers. Unless otherwise determined by Parent prior to the Effective Time:
          (a) except as set forth in Section 5.9 hereof, the certificate of incorporation of the Surviving Corporation shall be amended and restated as of the Effective Time in a form acceptable to Parent;
          (b) except as set forth in Section 5.9 hereof, the bylaws of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to the bylaws of Merger Sub as in effect immediately prior to the Effective Time; and
          (c) the directors and officers of the Surviving Corporation immediately after the Effective Time shall be those Persons designated by Parent in its sole discretion.
     1.5 Conversion of Shares.
          (a) Conversion. Subject to Sections 1.5(d), 1.8, 1.9 and 1.10, at the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any stockholder of the Company, each share of Company Capital Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive from Parent, following the surrender of the certificate representing such share of Company Capital Stock in accordance with Section 1.10, the following consideration:
          (i) each share of Company Capital Stock held in the Company’s treasury or owned by Parent, Merger Sub, the Company or any direct or indirect wholly-owned subsidiary of Parent, Merger Sub or the Company immediately prior to the Effective Time, if any, shall be canceled without payment of any consideration with respect thereto;
          (ii) each share of Series A Preferred Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive: (A) an amount in cash equal to: (1) the Series A Preference Per Share Amount (as defined in Section 1.5(b)); plus (2) the Residual Upfront Per Share Amount (as defined in Section 1.5(b)); minus (3) the Indemnification Escrow Contribution Amount (as defined in Section 1.5(b)) per share of Series A Preferred Stock; minus (4) the Expenses Escrow Contribution Amount (as defined in Section 1.5(b)) per share of Series A Preferred Stock; plus (B) any cash disbursements required to be made from the Indemnification Escrow Fund with respect to such share to the former holder thereof in accordance with the terms of the Escrow Agreement, as and when such disbursements are required to be made; plus (C) any

CONFIDENTIAL
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
cash disbursements required to be made from the Expenses Escrow Fund with respect to such share to the former holder thereof in accordance with the terms of the Escrow Agreement, as and when such disbursements are required to be made; plus (D) any amounts required to be paid (or shares of Parent Common Stock to be issued) by Parent with respect to such share to the former holder thereof in accordance with the terms of Sections 1.7 and 1.8, as and when such payments (or issuances) are required to be made;
          (iii) each share of Series A-1 Preferred Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive: (A) an amount in cash equal to: (1) the Series A-1 Preference Per Share Amount (as defined in Section 1.5(b)); plus (2) the Residual Upfront Per Share Amount; minus (3) the Indemnification Escrow Contribution Amount per share of Series A-1 Preferred Stock; minus (4) the Expenses Escrow Contribution Amount per share of Series A-1 Preferred Stock; plus (B) any cash disbursements required to be made from the Indemnification Escrow Fund with respect to such share to the former holder thereof in accordance with the terms of the Escrow Agreement, as and when such disbursements are required to be made; plus (C) any cash disbursements required to be made from the Expenses Escrow Fund with respect to such share to the former holder thereof in accordance with the terms of the Escrow Agreement, as and when such disbursements are required to be made; plus (D) any amounts required to be paid (or shares of Parent Common Stock to be issued) by Parent with respect to such share to the former holder thereof in accordance with the terms of Sections 1.7 and 1.8, as and when such payments (or issuances) are required to be made;
          (iv) each share of Series B Preferred Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive: (A) an amount in cash equal to: (1) the Series B Preference Per Share Amount (as defined in Section 1.5(b)); plus (2) the Residual Upfront Per Share Amount; minus (3) the Indemnification Escrow Contribution Amount per share of Series B Preferred Stock; minus (4) the Expenses Escrow Contribution Amount per share of Series B Preferred Stock; plus (B) any cash disbursements required to be made from the Indemnification Escrow Fund with respect to such share to the former holder thereof in accordance with the terms of the Escrow Agreement, as and when such disbursements are required to be made; plus (C) any cash disbursements required to be made from the Expenses Escrow Fund with respect to such share to the former holder thereof in accordance with the terms of the Escrow Agreement, as and when such disbursements are required to be made; plus (D) any amounts required to be paid (or shares of Parent Common Stock to be issued) by Parent with respect to such share to the former holder thereof in accordance with the terms of Sections 1.7 and 1.8, as and when such payments (or issuances) are required to be made;
          (v) each share of Series C Preferred Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive: (A) an amount in cash equal to: (1) the Series C Preference Per Share Amount (as defined in Section 1.5(b)); plus (2) the Residual Upfront Per Share Amount; minus (3) the Indemnification Escrow Contribution Amount per share of Series C Preferred Stock; minus (4) the Expenses Escrow Contribution Amount per share of Series C Preferred Stock; plus (B) any cash disbursements required to be made from the Indemnification Escrow Fund with respect to such share to the former holder thereof in accordance with the terms of the Escrow Agreement, as and when such disbursements are required to be made; plus (C) any cash disbursements required to be made from the Expenses Escrow Fund with respect to such share to the former holder thereof in accordance with the terms of the Escrow Agreement, as and when such disbursements are required to be made; plus (D) any

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amounts required to be paid (or shares of Parent Common Stock to be issued) by Parent with respect to such share to the former holder thereof in accordance with the terms of Sections 1.7 and 1.8, as and when such payments (or issuances) are required to be made;
          (vi) each share of Company Common Stock outstanding immediately prior to the Effective Time (other than those referred to in Section 1.5(a)(i)) shall be converted into the right to receive: (A) an amount in cash equal to: (1) the Residual Upfront Per Share Amount; minus (2) the Indemnification Escrow Contribution Amount per share of Company Common Stock; minus (3) the Expenses Escrow Contribution Amount per share of Company Common Stock; plus (B) any cash disbursements required to be made from the Indemnification Escrow Fund with respect to such share to the former holder thereof in accordance with the terms of the Escrow Agreement, as and when such disbursements are required to be made; plus (C) any cash disbursements required to be made from the Expenses Escrow Fund with respect to such share to the former holder thereof in accordance with the terms of the Escrow Agreement, as and when such disbursements are required to be made; plus (D) any amounts required to be paid by Parent with respect to such share to the former holder thereof in accordance with the terms of Section 1.7, as and when such payments are required to be made; and
          (vii) each share of the common stock, par value $0.001 per share, of Merger Sub outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation.
The amount of cash, if any, that each stockholder of the Company is entitled to receive at any particular time for the shares of Company Capital Stock held by such stockholder shall be rounded to the nearest cent (with $0.005 being rounded upward) and computed after aggregating the cash amounts payable at such time for all shares of each class and series of Company Capital Stock held by such stockholder.
          (b) Definitions. For purposes of this Agreement:
          (i) The “Aggregate Liquidation Preference Amount” shall be the sum of: (A) the Series A Preference Per Share Amount multiplied by the aggregate number of shares of Series A Preferred Stock outstanding immediately prior to the Effective Time; plus (B) the Series A-1 Preference Per Share Amount multiplied by the aggregate number of shares of Series A-1 Preferred Stock outstanding immediately prior to the Effective Time; plus (C) the Series B Preference Per Share Amount multiplied by the aggregate number of shares of Series B Preferred Stock outstanding immediately prior to the Effective Time; plus (D) the Series C Preference Per Share Amount multiplied by the aggregate number of shares of Series C Preferred Stock outstanding immediately prior to the Effective Time.
          (ii) The “Aggregate Residual Upfront Consideration Amount” shall be: (A) the Aggregate Upfront Transaction Value; minus (B) the Aggregate Liquidation Preference Amount.
          (iii) The “Aggregate Upfront Transaction Value” shall be: (A) $276,000,000; minus (B) if and only if the Closing Date occurs on or prior to November 15, 2009, the Net Cash Shortfall Amount, if any, as set forth and represented in the Merger Consideration Certificate (as defined in Section 6.7(f)).

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          (iv) The “Expenses Escrow Amount” shall mean $250,000.
          (v) The “Expenses Escrow Contribution Amount” means, with respect to each share of Company Capital Stock held by a Non-Dissenting Stockholder and each share of Company Common Stock subject to a Company Option, in each case outstanding immediately prior to the Effective Time, an amount determined by dividing: (A) the Expenses Escrow Amount; by (B) the sum of (1) the total number of outstanding shares of Company Capital Stock held by the Non-Dissenting Stockholders immediately prior to the Effective Time; plus (2) the total number of shares of Company Common Stock that were subject to Company Options outstanding immediately prior to the Effective Time.
          (vi) The “Fully Diluted Company Share Number” shall be the sum of: (A) the aggregate number of shares of Company Common Stock outstanding immediately prior to the Effective Time (including: (1) any such shares that are subject to a repurchase option or risk of forfeiture under any restricted stock purchase agreement or other Contract; (2) any such shares subject to issuance pursuant to Company Options and Company Warrants that are exercised or deemed exercised as of immediately prior to the Effective Time; and (3) any such shares subject to issuance pursuant to any Company Preferred Stock converted to Company Common Stock prior to the Effective Time); plus (B) the aggregate number of shares of Company Common Stock issuable upon the conversion of Company Preferred Stock outstanding immediately prior to the Effective Time; plus (C) the aggregate number of shares of Company Capital Stock purchasable under or otherwise subject to Company Options (whether vested or unvested) outstanding immediately prior to the Effective Time; plus (D) the aggregate number of shares of Company Capital Stock purchasable under or otherwise subject to any rights (other than Company Options and Company Warrants) to acquire shares of Company Capital Stock (whether or not immediately exercisable) outstanding immediately prior to the Effective Time; plus (E) the aggregate number of shares of Company Common Stock issuable upon the conversion of any convertible securities of the Company (other then shares of Company Preferred Stock) outstanding immediately prior to the Effective Time.
          (vii) The “Initial Indemnification Escrow Amount” shall mean $27,600,000.
          (viii) The “Indemnification Escrow Amount” shall mean $31,600,000.
          (ix) The “Indemnification Escrow Contribution Amount” means, with respect to each share of Company Capital Stock held by a Non-Dissenting Stockholder and each share of Company Common Stock subject to a Company Option, in each case outstanding immediately prior to the Effective Time, an amount determined by dividing: (A) the Initial Indemnification Escrow Amount; by (B) the sum of (1) the total number of outstanding shares of Company Capital Stock held by the Non-Dissenting Stockholders immediately prior to the Effective Time; plus (2) the total number of shares of Company Common Stock that were subject to Company Options outstanding immediately prior to the Effective Time.
          (x) “Net Cash Shortfall Amount” shall mean the amount, if any, by which: (A) the sum (without duplication) of (1) unpaid Company Transaction Expenses as of immediately after the Closing and (2) $5,002,984; exceeds (B) the amount by which the aggregate amount of all cash and cash equivalents of the Company as of immediately after the Closing, determined in accordance with GAAP, exceeds the aggregate amount of all Indebtedness of the

CONFIDENTIAL
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Company as of immediately after the Closing (it being understood that all amounts used in calculating “Net Cash Shortfall Amount” shall be based on the amounts set forth and represented in the Merger Consideration Certificate).
          (xi) The “Residual Upfront Per Share Amount” shall be determined by dividing: (A) the Aggregate Residual Upfront Consideration Amount; by (B) the Fully Diluted Company Share Number.
          (xii) The “Series A Preference Per Share Amount” shall be equal to $1.00.
          (xiii) The “Series A-1 Preference Per Share Amount” shall be equal to $1.00.
          (xiv) The “Series B Preference Per Share Amount” shall be equal to $2.22.
          (xv) The “Series C Preference Per Share Amount” shall be equal to $2.66.
          (c) Escrow Contribution. At the Effective Time, Parent shall cause to be delivered to the Escrow Agent in cash:
          (i) as a contribution to the Indemnification Escrow Fund and the Expenses Escrow Fund with respect to each share of Company Capital Stock held by the Non-Dissenting Stockholders immediately prior to the Effective Time, an amount equal to the Indemnification Escrow Contribution Amount and the Expenses Escrow Contribution Amount, respectively, applicable to such share of Company Capital Stock; and
          (ii) as a contribution to the Indemnification Escrow Fund and the Expenses Escrow Fund with respect to each share of Company Common Stock that is subject to a Company Option that is outstanding immediately prior to the Effective Time, an amount equal to the Indemnification Escrow Contribution Amount and the Expenses Escrow Contribution Amount, respectively, applicable to such share of Company Common Stock.
Each of the Indemnification Escrow Fund and the Expenses Escrow Fund: (A) shall be held by the Escrow Agent in accordance with the terms of this Agreement and the terms of the Escrow Agreement; (B) shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or other judicial process of any creditor of any Person; and (C) shall be held and disbursed solely for the purposes and in accordance with the terms of this Agreement and the Escrow Agreement.
          (d) Adjustments. In the event that the Company, at any time or from time to time between the date of this Agreement and the Effective Time, declares or pays any dividend on Company Capital Stock payable in Company Capital Stock or in any right to acquire Company Capital Stock, or effects a subdivision of the outstanding shares of Company Capital Stock into a greater number of shares of Company Capital Stock, or in the event the outstanding shares of Company Capital Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Company Capital Stock, or a record date with respect to any of the foregoing shall occur during such period, then the amounts payable in respect of shares of Company Capital Stock pursuant to Section 1.5(a) and the amounts payable in respect of shares of Company Capital Stock subject to Company Options pursuant to Section 1.6 shall be appropriately adjusted.

CONFIDENTIAL
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     1.6 Treatment of Stock Options. Subject to Section 1.10(h), at the Effective Time, each Company Option that is outstanding and unexercised immediately prior to the Effective Time, whether or not vested, shall become fully vested immediately prior to the Effective Time and shall be cancelled at the Effective Time and the holder thereof shall be entitled to receive for each share of Company Common Stock subject to such Company Option (a) an amount in cash equal to: (i) the Residual Upfront Per Share Amount; minus (ii) the exercise price per share of Company Common Stock subject to such Company Option; minus (iii) the Indemnification Escrow Contribution Amount per share of the applicable Company Common Stock; minus (iv) the Expenses Escrow Contribution Amount per share of the applicable Company Common Stock; plus (b) any cash disbursements required to be made from the Indemnification Escrow Fund with respect to such share to the former holder of such Company Option in accordance with the Escrow Agreement, as and when such disbursements are required to be made; plus (c) any cash disbursements required to be made from the Expenses Escrow Fund with respect to such share to the former holder of such Company Option in accordance with the Escrow Agreement, as and when such disbursements are required to be made; plus (d) any amounts required to be paid by Parent with respect to such share to the former holder thereof in accordance with the terms of Section 1.7, as and when such payments are required to be made. Prior to the Effective Time, the Company shall take all action that may be necessary (under the Company Option Plan or otherwise) to effectuate the provisions of this Section 1.6. and to ensure that, from and after the Effective Time, each holder of an outstanding Company Option cancelled as provided in this Section 1.6 shall cease to have any rights with respect thereto, except the right to receive the consideration specified in this Section 1.6 without interest.
     1.7 Contingent Consideration.
          (a) Definitions. For purposes of this Section 1.7:
          (i) “003-A1 Study” shall mean that human clinical study of the Product referred to internally by the Company as PX-171-003-A1, which is ongoing as of the date of this Agreement, in relapsed and refractory multiple myeloma patients.
          (ii) “009 Study” shall mean the planned human clinical study of the Product referred to internally by the Company as PX-171-009 in relapsed multiple myeloma patients.
          (iii) “011 Study” shall mean the planned human clinical study of the Product referred to internally by the Company as PX-171-011 in relapsed and refractory multiple myeloma patients.
          (iv) “Agreed Trial Design” with respect to the 003-A1 Study, 009 Study and 011 Study shall mean a human clinical study of the Product that reflects, in all material respects, the material elements for such study as described in the protocol summary for such study agreed between Parent and the Company as of the date of this Agreement.
          (v) “Applicable Efforts” shall mean those efforts and resources consistent with the usual practice of Parent and its Subsidiaries in pursuing, in a reasonably timely manner, the development and approval of its own pharmaceutical products that are of similar market potential and strategic value to the Product, taking into account relevant factors including product labeling or anticipated labeling, market potential, past performance of the Product, medical and clinical considerations, safety and tolerability profile, present and future regulatory environment and competitive conditions, all as measured by the facts and circumstances at the time such

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efforts are due; provided, however, that in no event shall Parent’s obligation to use Applicable Efforts ever require Parent to conduct any registrational studies other than the 003-A1 Study, the 011 Study and the 009 Study.
          (vi) “Contingent Payment Shares” of a particular Participating Securityholder shall mean: (A) each outstanding share of Company Capital Stock held by such Participating Securityholder immediately prior to the Effective Time; and (B) each share of Company Common Stock subject to outstanding Company Options held by such Participating Securityholder immediately prior to the Effective Time.
          (vii) “MAA” shall mean a marketing authorization application filed with the EMEA.
          (viii) A “Material Modification” to the Agreed Trial Design for the 003-A1 Study, 009 Study or 011 Study shall mean a material modification to such Agreed Trial Design, other than any Permitted Modification to the Agreed Trial Design for such study.
          (ix) “Milestone Event 2 Termination Date” shall mean [ * ]; provided, however, that (A) if Milestone Event 2 has not occurred by [ * ], and such failure to occur by [ * ] is due to (1) a request by the FDA for an updated safety database, or to allow the FDA to hold an advisory committee meeting, or to complete either clinical or manufacturing audits or to finalize the prescribing information content, (2) a request by the FDA for Parent to further analyze, format or submit Product data available from studies at the time of such request or (3) an extension by the FDA of the PDUFA action date with respect thereto, then the Milestone Event 2 Termination Date shall be extended until [ * ]; or (B) if Parent implements a Material Modification to the Agreed Trial Design for the 011 Study, the Milestone Event 2 Termination Date, as may be extended in accordance with clause “(A)”, will be extended further by the time period equal to the difference, in days, between (1) the expected date of completion (measured by the date of last visit of the last patient enrolled) of the 011 Study, under the Agreed Trial Design for such study (as modified by any Permitted Modifications) and (2) the actual date of completion (measured by the date of last visit of the last patient enrolled) of the 011 Study as implemented with such Material Modification.
          (x) “Milestone Event” shall mean each event referred to in the chart in Section 1.7(b) under the heading “Milestone Event”.
          (xi) “Milestone Payment” shall mean any payment that becomes due and payable upon the occurrence of a Milestone Event pursuant to Section 1.7(b).
          (xii) “Milestone Termination Date” means, with respect to each Milestone Event other than Milestone 1, the date for completion of such event in the chart set forth in Section 1.7(b).
          (xiii) “NDA” shall mean a new drug application filed with the FDA.
          (xiv) A “Permitted Modification” to the Agreed Trial Design for the 003-A1 Study, 009 Study or 011 Study shall mean a modification to the Agreed Trial Design for such study: (A) that a Regulatory Authority clearly indicates in writing or in such Regulatory

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Authority’s minutes of an oral meeting is required for such Regulatory Authority to grant Regulatory Approval based on the results of such study; (B) with respect to the 011 Study only, that is required to obtain the approval of a sufficient number of institutional review boards (as described in 21 CFR 56), or any similar bodies in the European Union, that would reasonably be expected to allow Parent to (1) conduct and complete the 011 Study and (2) be in a position to submit the MAA referred to in Section 1.7(h)(ii)(B) to CHMP by [ * ]; (C) with respect to the 011 Study only, that is required to address a negative public reaction to the 011 Study in the medical or general community in such a manner as would reasonably be expected to allow Parent to (1) conduct and complete the 011 Study and (2) be in a position to submit the MAA referred to in Section 1.7(h)(ii)(B) to CHMP by [ * ]; or (D) with respect to the 011 Study only, that would not, individually or in the aggregate with all other modifications that are not otherwise excluded pursuant to clause “(A),” clause “(B)” or clause “(C)” of this sentence, reasonably be expected to have, and does not in fact have, an adverse impact on the achievement by Parent of Milestone Event 2 or Milestone Event 3.
          (xv) “Related Milestone Event” shall mean: (A) with respect to the 001-A3 Study, Milestone Event 2 and Milestone Event 3; (B) with respect to the 011 Study, Milestone Event 3; and (C) with respect to the 009 Study, Milestone Event 4 and Milestone Event 5.
          (xvi) “Technical Failure” shall mean Parent’s reasonable determination that the Product presents unacceptable levels of safety risks such that Parent terminates development of the Product.
          (b) Milestone Events and Milestone Payments. Upon the occurrence of any of the Milestone Events set forth in the chart below under the heading “Milestone Event,” the Milestone Payment set forth opposite such Milestone Event in the chart below shall become due and payable in accordance with Section 1.7(c):

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Milestone Event	Milestone Payment
The occurrence of the date that is 180 days after the date of the final patient’s first visit (as determined pursuant to the protocol for the 003-A1 Study as of the date of this Agreement) in the 003-A1 Study (the occurrence of the date that is 180 days after the date of such patient’s first visit, “Milestone Event 1”)	$40,000,000

Regulatory Approval by the FDA, on or before the Milestone Event 2 Termination Date, of the Product as therapy in treating relapsed/refractory multiple myeloma based on the results of the 003-A1 Study and/or the 011 Study (“Milestone Event 2”)	$170,000,000

Regulatory Approval by the EMEA, on or before [ * ], of the Product as therapy in treating relapsed/refractory multiple myeloma based on the results of the 011 Study and/or the 003-A1 Study (“Milestone Event 3”)	$65,000,000

Regulatory Approval by the FDA, on or before [ * ], of the Product as therapy in treating relapsed multiple myeloma based on the results of the 009 Study (“Milestone Event 4”)	$150,000,000

Regulatory Approval by the EMEA, on or before [ * ], of the Product as therapy in treating relapsed multiple myeloma based on the results of the 009 Study (“Milestone Event 5”)	$150,000,000
For purposes of the foregoing Milestone Events, where such event is referred to as being based on the results of the 003-A1 Study, the 011 Study or the 009 Study, as the case may be, it is understood that such reference includes any Permitted Modification or Material Modification, or other modification to such study, as may be implemented in accordance with this Section 1.7.
In the event that: (1) Parent does not conduct and/or complete the 011 Study; (2) Parent elects to conduct another study in Europe; and (3) the EMEA grants Regulatory Approval, on or before [ * ], of the Product as therapy in treating relapsed/refractory multiple myeloma based on the results of such other study and/or the 003-A1 Study, the Milestone Payment that would otherwise have become due and payable upon the occurrence of Milestone Event 3 shall instead become due and payable upon the occurrence of such Regulatory Approval.
Notwithstanding anything to the contrary contained in this Agreement, each Milestone Payment is payable one time only, regardless of the number of Products that satisfy the condition or the number of indications for which the condition is satisfied.
          (c) Distribution of Milestone Payments.
          (i) Subject to Section 1.10(h) and to the Stockholders’ Agent’s rights pursuant to Section 10.1(d), if the Milestone Payment that becomes due and payable upon the occurrence of Milestone Event 1 (the “First Milestone Payment”) becomes due and payable

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pursuant to Section 1.7(b), Parent shall: (A) pay to each Participating Securityholder (or, at Parent’s election, cause the Payment Agent (as defined in Section 1.10(a)) to deliver to each Participating Securityholder), within seven business days following the achievement of Milestone Event 1, in respect of each Contingent Payment Share of such Participating Securityholder, an amount determined by dividing $36,000,000 by the Fully Diluted Share Number; and (B) cause to be delivered to the Escrow Agent as a contribution to the Indemnification Escrow Fund with respect to each Contingent Payment Share of such Participating Securityholder, an amount equal to $4,000,000 divided by the aggregate number of Contingent Payment Shares held by all Participating Securityholders.
          (ii) Subject to Parent’s rights pursuant to Sections 1.8 and 9.6 and the Stockholders’ Agent’s rights pursuant to Section 10.1(d), if any other Milestone Payment becomes due and payable pursuant to Section 1.7(b), Section 1.7(d) or Section 1.7(i), Parent shall pay to each Participating Securityholder (or, at Parent’s election, cause the Payment Agent to deliver to each Participating Securityholder), within 25 Trading Days following the achievement of the Milestone Event applicable to such Milestone Payment, in respect of each Contingent Payment Share of such Participating Securityholder, an amount determined by dividing such Milestone Payment by the Fully Diluted Share Number.
          (d) Acceleration of Milestone Payments. Notwithstanding anything to the contrary in this Agreement, immediately upon the occurrence of a Specified Bankruptcy Event, to the extent not previously paid, 100% of the Milestone Payments as to which a Milestone Termination Date has not yet occurred shall become due and payable; provided, however, that in a case under title 11 of the United States Code, if Parent or the Surviving Corporation assumes this Agreement in accordance with section 365 of title 11 of the United States Code and cures any and all outstanding defaults, including any and all monetary and non-monetary defaults, within five business days of entry of an order authorizing such assumption, then any Milestone Payments as to which a Milestone Termination Date has not yet occurred shall not be deemed accelerated in accordance with this Section 1.7(d), but shall remain due and payable in accordance with the deadlines and subject to the conditions set forth in Sections 1.7(b) and 1.7(i). Nothing in this Agreement shall be construed, explicitly or implicitly, as consent or agreement by or on behalf of the Stockholders’ Agent or the Participating Securityholders to any proposed action by the Parent or the Surviving Corporation in a bankruptcy proceeding, including any proposed assumption, assumption and assignment or other disposition of this Agreement.
          (e) Milestone Payments Generally. The parties acknowledge and agree that Parent’s or the Surviving Corporation’s achievement of the Milestone Events are material factors in determining the valuation of the Company by Parent. Therefore, except as provided in Sections 1.7(d) or 1.7(i), the Participating Securityholders shall have no right to receive any particular Milestone Payment (or any portion thereof) unless and until the particular Milestone Event that must be achieved in order for the Participating Securityholders to receive such Milestone Payment is achieved by the applicable Milestone Termination Date as determined pursuant to this Section 1.7.
          (f) Milestone Rights Not Transferable. The right of any Participating Securityholder to receive any Milestone Payment: (i) does not give the Participating Securityholder dividend rights, voting rights, liquidation rights, preemptive rights or other rights of holders of capital stock of the Surviving Corporation; (ii) shall not be evidenced by a certificate or other instrument; (iii) shall not be assignable or otherwise transferable by such Participating Securityholder, except by will, upon death or by operation of law; (iv) shall not accrue or pay interest on any portion thereof; and (v) does not represent

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any right other than the right to receive the consideration set forth in this Section 1.7 and Section 1.8. Any attempted transfer of the right to any Milestone Payment by any holder thereof (other than as specifically permitted by the immediately preceding sentence) shall be null and void.
     (g) Information Obligations. Subject to the Stockholders’ Agent first entering into a confidentiality agreement with Parent in form and substance reasonably satisfactory to Parent containing restrictions on the use and disclosure of confidential information of Parent or its affiliates, for so long as one or more Milestone Payments may reasonably become payable: (x) (i) during the period commencing on the date that is three months following the Closing Date and ending on the date of acceptance of the NDA described in Section 1.7(h)(i) or, if applicable, Section 1.7(i)(ii)(1) (the “Acceptance Date”), Parent shall provide, on a quarterly basis, a written report to the Stockholders’ Agent in reasonable detail regarding the technical development of the Products and the status of efforts to achieve the Milestone Payments (each such report, an “Update Report”); and (ii) after the Acceptance Date, Parent shall provide an Update Report to the Stockholders’ Agent on a semi-annual basis; and (y) Parent shall notify the Stockholders’ Agent of a proposed implementation of a material modification to the Agreed Trial Design for the 003-A1 Study, 009 Study or 011 Study at least 30 days prior to any such implementation (unless a patient safety issue requires any such material modification to be implemented in less than 30 days, in which case Parent shall provide such notice to the Stockholders’ Agent as soon as is practicable) and shall notify the Stockholders’ Agent that such material modification has been implemented within 10 days after any such implementation (each such report, a “Material Modification Report”) and (z) Parent shall notify the Stockholders’ Agent within five business days after the date on which any Milestone Payment becomes payable. Within 30 days after delivery of an Update Report, or within 10 days after delivery of a Material Modification Report, if the Stockholders’ Agent requests a meeting with representatives of Parent to discuss such report, Parent shall use its commercially reasonable efforts to make available for such a meeting those of its senior medical and regulatory employees as are responsible for the applicable activities set forth in the Update Report or Material Modification Report. Provided that Parent has made available to the Stockholders’ Agent at the requested meeting those employees of Parent as the Stockholders’ Agent may have reasonably requested, the Stockholders’ Agent may not request more than one such meeting for any Update Report or Material Modification Report. All information contained in any Update Report or Material Modification Report, or conveyed to the Stockholders’ Agent in any meeting regarding an Update Report or Material Modification Report, shall be subject to the confidentiality agreement between Parent and the Stockholders’ Agent.
          (h) Applicable Efforts. Subject to Section 1.7(i), commencing upon the Closing, Parent and its Subsidiaries shall use Applicable Efforts to implement and conduct all research, development and clinical manufacturing activities for, and regulatory activities with respect to, the Product (which may include activities conducted through third parties) that are components of or directly related to or required for the achievement of the Milestone Events by the applicable Milestone Termination Dates. Without limiting and notwithstanding the foregoing, subject to Section 1.7(i), commencing upon the Closing, Parent and its Subsidiaries shall:
          (i) with respect to Milestone Event 2 only: (A) conduct and complete the 003-A1 Study based on the Agreed Trial Design for such study (as modified by any Permitted Modifications); (B) submit the NDA for the Product for the Milestone Event 2 indication to the FDA by [ * ] and use Applicable Efforts to cause such NDA to be accepted for filing by the FDA, provided in each case that Parent determines in its reasonable discretion that Milestone Event 2 would reasonably be expected to be achieved based upon the outcome of the relevant studies; and (C) if Parent was required to submit the NDA referred to in clause “(B)” above to the FDA, use

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Applicable Efforts to obtain Regulatory Approval for the Product for the Milestone Event 2 indication such that Milestone Event 2 would reasonably be expected to be achieved on or before the Milestone Event 2 Termination Date;
          (ii) with respect to Milestone Event 3 only: (A) use Applicable Efforts to conduct and complete the 011 Study based on the Agreed Trial Design for such study (as modified by any Permitted Modifications); (B) submit the MAA for the Product for the Milestone Event 3 indication to the EMEA’s Committee for Medicinal Products for Human Use (“CHMP”) by [ * ] and use Applicable Efforts to cause the designation of day 0 of the MAA review clock by EMEA with respect to such MAA, provided in each case that there is a reasonable basis for submission thereof based upon the outcome of the relevant studies; and (C) if Parent was required to submit the MAA referred to in clause “(B)” above to CHMP, use Applicable Efforts to obtain Regulatory Approval for the Product for the Milestone Event 3 indication such that Milestone Event 3 would reasonably be expected to be achieved on or before [ * ];
          (iii) with respect to Milestone Event 4 only: (A) conduct and complete the 009 Study based on the Agreed Trial Design for such study (as modified by any Permitted Modifications); (B) complete the interim analysis for the 009 Study using the Independent Review Committee as contemplated by the Agreed Trial Design for such study; (C) complete the final analysis for the 009 Study using the Independent Review Committee as contemplated by the Agreed Trial Design for such study; (D) submit the NDA for the Product for the Milestone Event 4 indication to the FDA by [ * ] and use Applicable Efforts to cause such NDA to be accepted for filing by the FDA, provided in each case that there is a reasonable basis for submission thereof based upon the outcome of the relevant studies; and (E) if Parent was required to submit the NDA referred to in clause “(D)” above to the FDA, use Applicable Efforts to obtain Regulatory Approval for the Product for the Milestone Event 4 indication such that Milestone Event 4 would reasonably be expected to be achieved on or before [ * ]; and
          (iv) with respect to Milestone Event 5 only: (A) conduct and complete the 009 Study based on the Agreed Trial Design for such study (as modified by any Permitted Modifications); (B) complete the interim analysis for the 009 Study using the Independent Review Committee as contemplated by the Agreed Trial Design for such study; (C) complete the final analysis for the 009 Study using the Independent Review Committee as contemplated by the Agreed Trial Design for such study; (D) submit the MAA for the Product for the Milestone Event 5 indication to CHMP by [ * ] and use Applicable Efforts to cause the designation of day 0 of the MAA review clock by EMEA with respect to such MAA, provided in each case that there is a reasonable basis for submission thereof based upon the outcome of the relevant studies; and (E) if Parent was required to submit the MAA referred to in clause “(D)” above to CHMP, use Applicable Efforts to obtain Regulatory Approval for the Product for the Milestone Event 5 indication such that Milestone Event 5 would reasonably be expected to be achieved on or before [ * ].
The provisions of this Section 1.7(h) with respect to any specified Milestone Event shall terminate and be of no further force and effect upon the earliest of: (i) the payment of the applicable Milestone Payment pursuant to Section 1.7(c), Section 1.7(d) or Section 1.7(i)(i); (ii) the occurrence of the applicable Milestone Termination Date; and (iii) the occurrence of a Technical Failure (it being understood that if a Technical Failure occurs, then all provisions in Section 1.7(h) shall terminate with respect to all Milestone Events). Notwithstanding anything to the contrary in this Agreement, but subject to Section 1.7(i),

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Parent, the Company and the Stockholders’ Agent hereby acknowledge and agree that no failure by Parent or its Subsidiaries to complete any of the actions referenced in this Section 1.7(h) by the specified date shall, in and of itself, be the basis of any claim relating to any alleged breach of this Agreement by Parent, where Parent has undertaken Applicable Efforts to achieve such actions within such specified timeframe.
          (i) Failure to Achieve Milestone Events.
          (i) If: (A) a Milestone Event is not satisfied by the applicable Milestone Termination Date; (B) prior to the occurrence of the applicable Milestone Termination Date, other than with respect to a Material Modification to the applicable Agreed Trial Design (which shall be subject to Section 1.7(i)(ii)), Parent breached its obligations under Section 1.7(h) with respect to such Milestone Event, including by the failure by Parent or its Subsidiaries to complete any of the actions referenced in Section 1.7(h) by the date specified therefor; and (C) the Stockholders’ Agent demonstrates that Parent’s breach was a direct and primary cause of the failure of such Milestone Event to be satisfied prior to the applicable Milestone Termination Date, then the Milestone Payment that would otherwise have become due and payable upon the satisfaction of such Milestone Event (but no other Milestone Payment) shall immediately become due and shall be payable in accordance with Section 1.7(c).
          (ii) If Parent implements a Material Modification to the Agreed Trial Design for the 003-A1 Study, 009 Study or 011 Study, then (x) the Milestone Termination Date(s) applicable to such study’s Related Milestone Event(s) (but no other Milestone Event) shall cease to be applicable, and the Milestone Payment(s) that would become due and payable upon the satisfaction of such Milestone Event(s) (but no other Milestone Payment) shall become due and payable in accordance with Section 1.7(c) upon the occurrence of the Milestone Event(s) (without regard to the Milestone Termination Date contemplated thereby) at any time and (y) the obligations of Parent set forth in Sections 1.7(h)(i) through (iv) shall cease to be applicable with respect to such study’s Related Milestone Event(s) (but no other Milestone Event) and shall thereafter be replaced with the following obligations, as applicable:
          (1) with respect to Milestone Event 2 only: (A) conduct and complete the 003-A1 Study based on the Agreed Trial Design for such study, as modified, using Applicable Efforts; (B) submit the NDA for the Product for the Milestone Event 2 indication to the FDA and use Applicable Efforts to cause such NDA to be accepted for filing by the FDA on or before the date that is 9 months after the last patient’s last visit in the 003-A1 Study, provided in each case that Parent determines in its reasonable discretion that Milestone Event 2 (without regard to the Milestone Termination Date contemplated thereby) would reasonably be expected to be achieved based upon the outcome of the relevant studies; and (C) if Parent was required to submit the NDA referred to in clause “(B)” above to the FDA, use Applicable Efforts to obtain Regulatory Approval for the Product for the Milestone Event 2 indication such that Milestone Event 2 would reasonably be expected to be achieved;
          (2) with respect to Milestone Event 3 only: (A) conduct and complete the 011 Study, based on the Agreed Trial Design for such study, as modified, using Applicable Efforts and, if a Material Modification is made to the 003-A1 Study, the 003-A1 Study, based on the Agreed Trial Design for such study, as modified, using

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Applicable Efforts; (B) submit the MAA for the Product for the Milestone Event 3 indication to the CHMP and use Applicable Efforts to cause the designation of day 0 of the MAA review clock by EMEA with respect to such MAA on or before the date that is 9 months after the last patient’s last visit in the 011 Study, provided in each case that there is a reasonable basis for submission thereof based upon the outcome of the relevant studies; and (C) if Parent was required to submit the MAA referred to in clause “(B)” above to CHMP, use Applicable Efforts to obtain Regulatory Approval for the Product for the Milestone Event 3 indication such that Milestone Event 3 would reasonably be expected to be achieved;
          (3) with respect to Milestone Event 4 only: (A) conduct and complete the 009 Study based on the Agreed Trial Design for such study, as modified, using Applicable Efforts; (B) complete the interim analysis for the 009 Study using the Independent Review Committee as contemplated by the Agreed Trial Design for such study, as modified; (C) complete the final analysis for the 009 Study using the Independent Review Committee as contemplated by the Agreed Trial Design for such study, as modified; (D) submit the NDA for the Product for the Milestone Event 4 indication to the FDA and use Applicable Efforts to cause such NDA to be accepted for filing by the FDA on or before the date that is 9 months after the last patient’s last visit in the 009 Study, provided in each case that there is a reasonable basis for submission thereof based upon the outcome of the relevant studies; and (E) if Parent was required to submit the NDA referred to in clause “(D)” above to the FDA, use Applicable Efforts to obtain Regulatory Approval for the Product for the Milestone Event 4 indication such that Milestone Event 4 would reasonably be expected to be achieved; and
          (4) with respect to Milestone Event 5 only: (A) conduct and complete the 009 Study based on the Agreed Trial Design for such study, as modified, using Applicable Efforts; (B) complete the interim analysis for the 009 Study using the Independent Review Committee as contemplated by the Agreed Trial Design for such study, as modified; (C) complete the final analysis for the 009 Study using the Independent Review Committee as contemplated by the Agreed Trial Design for such study, as modified; (D) submit the MAA for the Product for the Milestone Event 5 indication to CHMP and use Applicable Efforts to cause the designation of day 0 of the MAA review clock by EMEA with respect to such MAA on or before the date that is 9 months after the last patient’s last visit in the 009 Study, provided in each case that there is a reasonable basis for submission thereof based upon the outcome of the relevant studies; and (E) if Parent was required to submit the MAA referred to in clause “(D)” above to CHMP, use Applicable Efforts to obtain Regulatory Approval for the Product for the Milestone Event 5 indication such that Milestone Event 5 would reasonably be expected to be achieved.
For greater clarity, a Permitted Modification to the Agreed Trial Design for the 003-A1 Study, 009 Study or 011 Study shall not constitute a Material Modification to such Agreed Trial Design. The provisions of Section 1.7(i)(ii) with respect to any specified Milestone Event shall terminate and be of no further force and effect upon the earliest of: (i) the payment of the applicable Milestone Payment pursuant to Section 1.7(c), Section 1.7(d) or Section 1.7(i)(i); and (ii) the occurrence of a Technical Failure (it being understood that if a Technical Failure occurs, then all provisions in Section 1.7(i)(ii) shall terminate with respect to all Milestone Events). Notwithstanding anything to the contrary in this Agreement, Parent, the

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Company and the Stockholders’ Agent hereby acknowledge and agree that no failure by Parent or its Subsidiaries to complete any of the actions referenced in Section 1.7(i)(ii)(1), Section 1.7(i)(ii)(2), Section 1.7(i)(ii)(3) or Section 1.7(i)(ii)(4) by the specified date shall, in and of itself, be the basis of any claim relating to any alleged breach of this Agreement by Parent, where Parent has undertaken Applicable Efforts to achieve such actions within such specified timeframe.
     1.8 Payment of Milestone Payments in Parent Common Stock.
          (a) Definitions. For purposes of this Section 1.8:
          (i) “Participating Preferred Securityholders” shall mean each of the Participating Securityholders that held shares of Company Preferred Stock immediately prior to the Effective Time.
          (ii) “Principal Market” shall mean the principal trading market or quotation system for shares of Parent Common Stock at any applicable time.
          (iii) “SEC” shall mean the Securities and Exchange Commission.
          (iv) “Share Issuance Amount” shall mean the portion (expressed in dollars) of the applicable Milestone Payment that Parent elects to satisfy by issuing shares of Parent Common Stock to each of the Participating Preferred Securityholders.
          (v) “Share Payment Closing Date” shall mean the date on which a Milestone Payment as to which Parent has delivered a Share Payment Notice is distributed pursuant to Section 1.7(c).
          (vi) “Share Payment Notice” shall mean a notice delivered by Parent to Participating Preferred Securityholders of Parent’s election to issue shares of Parent Common Stock pursuant to the provisions of this Section 1.8 in satisfaction of all or a portion of the applicable Milestone Payment.
          (vii) “Trading Day” means any day on which the Parent Common Stock is traded for at least two hours on the Principal Market.
          (viii) “Volume Weighted Average Price” for the Parent Common Stock with respect to each Share Payment Closing Date means the average of the daily volume-weighted average prices for a share of Parent Common Stock on the Principal Market during the period beginning at 9:30 a.m., New York City time, and ending at 4:00 p.m., New York City time, as reported by Bloomberg, over the 10-Trading Day period commencing on the sixth Trading Day following the public announcement by Parent of achievement of the applicable Milestone Event (adjusted as appropriate to reflect any stock split, reverse stock split or similar transaction effected by Parent between the commencement of such period and the Stock Payment Closing Date).
          (b) Right to Make Share Issuance. Subject to Section 1.8(e) below, in lieu of making any Milestone Payment (other than the First Milestone Payment) to the Participating Preferred Securityholders in cash, except in connection with an acceleration of any Milestone Payment pursuant to

CONFIDENTIAL
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Section 1.7(d), Parent may elect to satisfy all or any portion of such Milestone Payment that is owed to the Participating Preferred Securityholders by the issuance to the Participating Preferred Securityholders of shares of Parent Common Stock (a “Share Issuance”) in accordance with the provisions of this Section 1.8; provided, however, that in no event shall Parent issue, or be obligated to issue, shares of Parent Common Stock in payment of all or any portion of any Milestone Payment if the issuance of such shares would require or would have required the approval of Parent’s stockholders under applicable rules of the Principal Market or other Legal Requirements.
          (c) Exercise of Right to Make Share Issuance. No less than 15 Trading Days prior to the Share Payment Closing Date, Parent may deliver to the Participating Preferred Securityholders the Share Payment Notice. The Share Payment Notice shall be irrevocable and shall specify the Share Issuance Amount. Parent agrees that if Parent delivers a Share Payment Notice, Parent shall, to the extent not previously publicly announced, publicly announce the achievement of the Milestone Event with respect to the applicable Milestone Payment by no later than 9:30 a.m., New York City time, on the Trading Day that is 15 Trading Days prior to the Share Payment Closing Date.
          (d) Share Issuance Closing. On the Share Payment Closing Date, subject to Section 1.8(f), Parent shall: (i) issue to each Participating Preferred Securityholder, with respect to each share of Company Preferred Stock held by such Participating Preferred Securityholder immediately prior to the Effective Time, a fraction of a share of Parent Common Stock having a numerator equal to the Share Issuance Amount and having a denominator determined by multiplying the aggregate number of shares of Company Preferred Stock held by the Participating Preferred Securityholders immediately prior to the Effective Time by the Volume Weighted Average Price; and (ii) reduce the amount of cash otherwise payable in respect of each share of Company Preferred Stock in connection with the payment of such Milestone Payment pursuant to Section 1.7(c) by subtracting from such amount the amount determined by dividing (A) the Share Issuance Amount by (B) the aggregate number of shares of Company Preferred Stock held by the Participating Preferred Securityholders immediately prior to the Effective Time. By no later than 5:30 p.m., New York City time, on each Share Payment Closing Date, Parent shall cause its transfer agent to electronically transmit the applicable Milestone Shares, by crediting the account of each Participating Preferred Securityholder’s broker (as specified by such Participating Preferred Securityholder no later than two Trading Days prior to the Share Payment Closing Date) with DTC through its Deposit Withdrawal Agent Commission (DWAC) system.
          (e) Limitations on Share Issuances. It shall be a condition precedent to any Share Issuance on any Share Payment Closing Date that the shares of Parent Common Stock to be issued in such Share Issuance shall as of such Share Payment Closing Date: (i) be freely transferable without restriction under applicable securities laws by the Participating Preferred Securityholders, without any requirement for any further delivery of any opinion of counsel or other instruction to Parent’s transfer agent by Parent or otherwise, except to the extent that a Participating Securityholder is an affiliate of Parent as of such Share Payment Closing Date; (ii) have been duly authorized by all necessary corporate action; (iii) be listed for trading on a national securities exchange or quotation system in the United States; and (iv) be validly issued, fully paid and nonassessable. If Parent determines that registration of the shares to be issued to the Participating Preferred Securityholders for resale pursuant to a registration statement under the Securities Act (as defined in Exhibit D) is required for such shares to meet the requirements set forth in Section 1.8(e)(i), then the Stockholders’ Agent shall use reasonable efforts to facilitate the negotiation, and the execution and delivery by the Participating Preferred Securityholders, of a customary registration rights agreement relating thereto.

CONFIDENTIAL
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
          (f) No Fractional Shares. No fractional shares of Parent Common Stock shall be issued pursuant to this Agreement, and no certificates or scrip for any such fractional shares shall be issued. Any Participating Securityholder who would otherwise be entitled to receive a fraction of a share of Parent Common Stock in a Share Issuance (after aggregating all fractional shares of Parent Common Stock issuable to such Participating Securityholder in such Share Issuance) shall, in lieu of such fraction of a share, be paid in cash the amount, rounded to the nearest whole cent (with $0.005 being rounded upward), without interest, determined by multiplying such fraction by the closing price of a share of Parent Common Stock on the Principal Market on the date of issuance of such share of Parent Common Stock.
          (g) Successors. In the event that a Person purchases either (i) all of the issued and outstanding shares of capital stock, or (ii) all or substantially all of the assets of Parent or the Surviving Corporation in a transaction in which Parent assigns its rights under Section 1.7 to such Person in accordance with Section 10.9, in the case of clauses “(i)” and “(ii)” all references to Parent contained in this Section 1.8 shall be deemed to instead refer to such Person, and all references to Parent Common Stock shall be deemed to instead refer to shares of common stock shares (or any equivalent class of shares) of such Person.
     1.9 Dissenting Shares.
          (a) Effect on Dissenting Shares. Notwithstanding any provisions of this Agreement to the contrary, shares of Company Capital Stock held by a holder who has demanded and perfected such demand for appraisal of such holder’s shares of Company Capital Stock in accordance with Section 262 of the DGCL (or, if the Company is subject to Section 2115 of the California General Corporation Law (the “CGCL”), in accordance with Chapter 13 of the CGCL) and as of the Closing has neither effectively withdrawn nor lost such holder’s right to such appraisal (the “Dissenting Shares”) shall not be converted into the applicable Merger Consideration, but shall be entitled to only such rights as are granted by the DGCL (and, if the Company is subject to Section 2115 of the CGCL, by the CGCL). Parent shall be entitled to retain any Merger Consideration not paid on account of such Dissenting Shares pending resolution of the claims of such holders, and the Effective Time Holders shall not be entitled to any portion of such retained Merger Consideration.
          (b) Loss of Dissenting Share Status. Notwithstanding the provisions of Section 1.9(a), if any holder of shares of Company Capital Stock who demands appraisal of such holder’s shares under the DGCL (or, if the Company is subject to Section 2115 of the CGCL, the CGCL) shall effectively withdraw or lose (through the failure to perfect or otherwise) such holder’s right to appraisal, then as of the Closing or the occurrence of such event, whichever later occurs, such holder’s shares of Company Capital Stock shall automatically be converted into the right to receive the applicable Merger Consideration, without interest thereon, promptly following the surrender of the certificate or certificates representing such shares of Company Capital Stock.
          (c) Notice of Dissenting Shares. The Company shall give Parent: (i) prompt notice of any demands for appraisal of shares of Company Capital Stock received by the Company, withdrawals of any demands, and any other instruments or notices served or otherwise delivered pursuant to the DGCL or the CGCL and received by the Company; and (ii) the opportunity to direct all negotiations and proceedings with respect to any such demands for appraisal. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal of shares of

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Company Capital Stock or offer to settle any such demands other than by operation of law or pursuant to a final order of a court of competent jurisdiction.
     1.10 Exchange of Certificates.
          (a) Payment Agent. On or prior to the Closing Date, Parent shall select a reputable bank or trust company reasonably acceptable to the Company to act as payment agent in the Merger (the “Payment Agent”). On or promptly following the Closing Date, Parent shall deposit with the Payment Agent cash sufficient to pay the cash consideration payable pursuant to Sections 1.5(a)(ii)(A), 1.5(a)(iii)(A), 1.5(a)(v)(A) and 1.5(a)(vi)(A). The cash amount so deposited with the Payment Agent is referred to as the “Payment Fund.” The Payment Agent will invest the funds included in the Payment Fund in the manner directed by Parent. Any interest or other income resulting from the investment of such funds shall be the property of, and will be paid to, Parent.
          (b) Letter of Transmittal. Prior to the Effective Time, the Company shall mail to each Person who is a record holder of Company Capital Stock or Company Options immediately prior to the Effective Time: (i) a letter of transmittal (or similar document to be delivered to the holders of Company Options) containing such provisions as Parent or the Payment Agent may reasonably specify (including a provision confirming that delivery of Company Stock Certificates (as defined in 1.10(d)) shall be effected, and risk of loss and title to Company Stock Certificates shall pass, only upon delivery of such Company Stock Certificates to the Payment Agent, and a provision whereby such holder agrees to be bound by the provisions of Sections 1.10, 9 and 10.1) (a “Letter of Transmittal”); and (ii) instructions for use in effecting the exchange of Company Stock Certificates for the Merger Consideration, if any, payable with respect to such Company Capital Stock. Upon the surrender to the Payment Agent of a Company Stock Certificate (or an affidavit of lost stock certificate as described in Section 1.10(e)), together with a duly executed Letter of Transmittal and such other customary documents as Parent or the Payment Agent may reasonably request, the holder of such Company Stock Certificate shall be entitled to receive in exchange therefor the Merger Consideration, if any, which such holder has the right to receive pursuant to Section 1.5(a) at the time of such surrender, and the Company Stock Certificate so surrendered shall forthwith be canceled. From and after the Effective Time, each Company Stock Certificate which prior to the Effective Time represented shares of Company Capital Stock shall be deemed to represent only the right to receive the Merger Consideration payable with respect to such shares, and the holder of each such Company Stock Certificate shall cease to have any rights with respect to the shares of Company Capital Stock formerly represented thereby. Upon the delivery to the Payment Agent of a duly executed letter of transmittal and such other customary documents as Parent or the Payment Agent may reasonably request, a holder of Company Options that were outstanding immediately prior to the Closing shall be entitled to receive in exchange therefor the Merger Consideration payable in respect thereof, which amount Parent shall cause to be paid through the Surviving Corporation’s payroll agent. The Company shall deliver a copy of the Letter of Transmittal to the Stockholders’ Agent.
          (c) Payments to Others. If payment of Merger Consideration in respect of shares of Company Capital Stock converted pursuant to Section 1.5 is to be made to a Person other than the Person in whose name a surrendered Company Stock Certificate is registered, it shall be a condition to such payment that the Company Stock Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the Person requesting such payment shall have paid any transfer and other Taxes required by reason of such payment in a name other than that of the registered holder of the Company Stock Certificate surrendered or shall have established to the satisfaction of Parent that such Tax either has been paid or is not payable.

CONFIDENTIAL
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
          (d) Stock Transfer Books. As of the Effective Time, the stock transfer books of the Company shall be closed and there shall not be any further registration of transfers of shares of Company Capital Stock thereafter on the records of the Company. If, after the Effective Time, certificates for shares of Company Capital Stock (“Company Stock Certificates”) are presented to the Surviving Corporation, they shall be canceled and exchanged for the Merger Consideration, if any, payable with respect to such shares as provided for in Section 1.5. No interest shall accrue or be paid on any Merger Consideration payable upon the surrender of a Company Stock Certificate which immediately before the Effective Time represented outstanding shares of Company Capital Stock.
          (e) Lost Certificates. In the event any Company Stock Certificate representing shares of Company Capital Stock converted in connection with the Merger pursuant to Section 1.5 shall have been lost, stolen or destroyed, Parent may, in its discretion and as a condition precedent to the payment of any Merger Consideration with respect to the shares of Company Capital Stock previously represented by such Company Stock Certificate, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an appropriate affidavit and an indemnity agreement in form and substance reasonably satisfactory to Parent as indemnity against any claim that may be made against the Payment Agent, Parent, the Surviving Corporation or any affiliated party with respect to such Company Stock Certificate.
          (f) Undistributed Payment Funds. Any portion of the Payment Fund that remains undistributed to Effective Time Holders as of the date that is 180 days after the Closing Date shall be delivered to Parent upon demand, and Effective Time Holders who have not theretofore surrendered their Company Stock Certificates or Company Warrants in accordance with this Section 1.10 shall thereafter look only to Parent for satisfaction of their claims for the Merger Consideration payable with respect to the shares of Company Capital Stock previously represented by such Company Stock Certificates or the shares of Company Capital Stock subject to such Company Warrants, as applicable, without any interest thereon.
          (g) Escheat. Notwithstanding anything in this Agreement to the contrary, neither Parent nor any other Person shall be liable to any holder of shares of Company Capital Stock or Company Warrants or to any other Person for any amount paid to a public official pursuant to applicable abandoned property law, escheat law or similar Legal Requirement. Any amounts remaining unclaimed by holders of shares of Company Capital Stock or Company Options immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Body shall, to the extent permitted by applicable Legal Requirements, become the property of Parent free and clear of any Encumbrance.
          (h) Withholding. Each of the Payment Agent, Parent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable pursuant to this Agreement to any security holder or former security holder of the Company such amounts as Parent reasonably determines in good faith are required to be deducted or withheld therefrom or in connection therewith under the Code or any provision of state, local or foreign Tax law or under any other applicable Legal Requirement. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.
     1.11 Further Action. If, at any time after the Effective Time, any further action is reasonably determined by Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation or Parent with full right, title and possession of and to all rights and property of

CONFIDENTIAL
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.
2. Representations and Warranties of the Company
     The Company represents and warrants, to and for the benefit of the Indemnitees, as follows:
     2.1 Due Organization; Subsidiaries; Etc.
          (a) Organization. The Company has been duly organized, and is validly existing and in good standing, under the laws of the State of Delaware. The Company has full power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Contracts to which it is a party or by which it is bound.
          (b) Qualification. The Company is qualified, licensed or admitted to do business as a foreign corporation, and is in good standing (to the extent that the applicable jurisdiction recognizes the concept of good standing), under the laws of all jurisdictions where the property owned, leased or operated by it or the nature of its business requires such qualification, license or admission and where the failure to be so qualified, licensed or admitted would have a Material Adverse Effect. Part 2.1(b) of the Disclosure Schedule accurately sets forth each jurisdiction where the Company is qualified, licensed or admitted to do business.
          (c) Directors and Officers. Part 2.1(c) of the Disclosure Schedule accurately sets forth: (i) the names of the members of the board of directors (or similar body) of the Company; (ii) the names of the members of each committee of the board of directors (or similar body) of the Company; and (iii) the names and titles of the officers of the Company.
          (d) No Subsidiaries. The Company does not own any shares or other securities of any other Entity. There are no Entities that the Company is required or permitted to consolidate for financial reporting purposes under GAAP. There are no Entities that have been merged into or that otherwise are predecessors to the Company. The Company has not agreed nor is obligated to make any future investment in or capital contribution to any Entity.
     2.2 Charter Documents; Records. The Company has made available to Parent accurate and complete copies of: (a) the Charter Documents; and (b) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the stockholders, the board of directors and all committees of the board of directors of the Company since January 1, 2004. All actions taken and all transactions entered into by the Company have been duly approved by all necessary action of the board of directors and stockholders of the Company. There has been no violation of any of the provisions of the Charter Documents, and the Company has not taken any action that is inconsistent in any material respect with any resolution adopted by the Company’s stockholders, board of directors or any committee of the board of directors. The stock records and minute books of the Company are accurate, up-to-date and complete in all material respects, and have been maintained in accordance with prudent business practices and all applicable Legal Requirements.

CONFIDENTIAL
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
     2.3 Capitalization.
          (a) Outstanding Securities. The authorized capital stock of the Company consists of: (i) 170,945,000 shares of Company Common Stock, of which 4,503,569 shares are issued and outstanding as of the date of this Agreement; and (ii) 149,890,000 shares of Company Preferred Stock, of which: (A) 18,345,000 shares are designated as Series A Preferred Stock, 17,800,000 shares of which are issued and outstanding as of the date of this Agreement; (B) 18,345,000 shares are designated as Series A-1 Preferred Stock, 500,000 of which are issued and outstanding as of the date of this Agreement (however, at no time is the Company authorized to issue and have outstanding more than a total of 18,345,000 shares of Series A Preferred Stock and Series A-1 Preferred Stock together); (C) 26,600,000 shares are designated as Series B Preferred Stock, 20,425,364 of which are issued and outstanding as of the date of this Agreement; (D) 26,600,000 shares are designated as Series B-1 Preferred Stock, none of which are issued and outstanding as of the date of this Agreement (however, at no time is the Company authorized to issue and have outstanding more than a total of 26,600,000 shares of Series B Preferred Stock and Series B-1 Preferred Stock together); (E) 30,000,000 shares are designated as Series C Preferred Stock, 29,614,654 of which are issued and outstanding as of the date of this Agreement; and (F) 30,000,000 shares are designated as Series C-1 Preferred Stock, none of which are issued and outstanding as of the date of this Agreement (however, at no time is the Company authorized to issue and have outstanding more than a total of 30,000,000 shares of Series C Preferred Stock and Series C-1 Preferred Stock together). There are 94,905 shares of Common Stock and no shares of Preferred Stock held in the Company’s treasury as of the date of this Agreement. Part 2.3(a) of the Disclosure Schedule sets forth the names of the Company’s stockholders and the class, series and number of shares of Company Capital Stock owned of record by each of such stockholders as of the date of this Agreement.
          (b) Dividends, Authorization, Etc. The Company has not declared or paid any dividends on any shares of Company Capital Stock. All of the outstanding shares of Company Capital Stock have been duly authorized and validly issued, and are fully paid and nonassessable. Except as set forth in Part 2.3(b) of the Disclosure Schedule, no shares of Company Capital Stock are subject to forfeiture, restriction on transfer (other than restrictions on transfer imposed by virtue of applicable federal and state securities laws) or a right of repurchase by the Company (“Restricted Company Shares”). Each share of Company Preferred Stock is convertible into shares of Company Common Stock on a one-for-one basis.
          (c) Stock Options. The Company has reserved 17,712,287 shares of Company Common Stock for issuance under the Company Option Plan, of which options with respect to 13,896,080 shares are outstanding as of the date of this Agreement. Part 2.3(c) of the Disclosure Schedule accurately sets forth, with respect to each Company Option that is outstanding as of the date of this Agreement: (i) the name of the holder of such Company Option; (ii) the total number of shares of Company Common Stock that are subject to such Company Option; (iii) the exercise price per share of Company Common Stock purchasable under such Company Option; and (iv) the expiration date of such Company Option. Each grant of a Company Option was duly authorized no later than the date on which the grant of such Company Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, each such grant was made in accordance with the terms of the applicable compensation plan or arrangement of the Company and all other applicable Legal Requirements, the per share exercise price of each Company Option was equal to or greater than the fair

CONFIDENTIAL
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
market value of a share of Company Common Stock on the applicable Grant Date and each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company. The cancellation of Company Options at the Effective Time and payment of cash in exchange therefor in accordance with Section 1.6 will comply with the terms of the Company Option Plan, all Contracts applicable to such Company Options and all Legal Requirements and, as of the Closing, no former holder of a Company Option will have any rights with respect to such Company Option other than the right to receive cash in respect thereof as contemplated by this Agreement.
          (d) Warrants. Part 2.3(d) of the Disclosure Schedule accurately sets forth, with respect to each Company Warrant that is outstanding as of the date of this Agreement: (i) the name of the holder of such Company Warrant; (ii) the class, series and total number of shares of Company Capital Stock that are subject to such Company Warrant and the class, series and number of shares of Company Capital Stock with respect to which such Company Warrant is immediately exercisable; (iii) the date on which such Company Warrant was issued and the term of such Company Warrant; and (iv) the exercise price per share of Company Capital Stock purchasable under such Company Warrant. The Company has made available to Parent accurate and complete copies of each Contract pursuant to which any Company Warrant is outstanding.
          (e) No Other Securities. Except for the Company Preferred Stock and except as set forth in Part 2.3(c) or 2.3(d) of the Disclosure Schedule, there is no: (i) outstanding subscription, option, call, convertible note, warrant or right (whether or not currently exercisable) granted or issued by the Company to acquire any shares of Company Capital Stock or other securities of the Company; (ii) outstanding security, instrument or obligation granted or issued by the Company that is or may become convertible into or exchangeable for any shares of Company Capital Stock (or cash based on the value of such shares) or other securities of the Company; (iii) Contract under which the Company is or may become obligated to sell or otherwise issue any shares of Company Capital Stock or any other securities, including any promise or commitment to grant Company Options or other securities of the Company to an employee of or other service provider to the Company; or (iv) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of Company Capital Stock or other securities of the Company from the Company. As of immediately following the Effective Time, there will be no outstanding options, warrants or other rights to purchase shares of Company Capital Stock.
          (f) Legal Issuance. All outstanding shares of Company Capital Stock, all outstanding Company Options and Company Warrants and all other securities that have ever been issued or granted by the Company have been issued and granted in compliance with: (i) all applicable securities laws and other applicable Legal Requirements; and (ii) all requirements set forth in all applicable Contracts. None of the outstanding shares of Company Capital Stock were issued in violation of any preemptive rights or other rights to subscribe for or purchase securities of the Company. Part 2.3(f) of the Disclosure Schedule accurately identifies each Company Contract relating to any securities of the Company that contains any information rights, registration rights, financial statement requirements or other terms that would survive the Closing unless terminated or amended prior to the Closing.
          (g) Repurchased Shares. All shares of capital stock of the Company ever repurchased or redeemed by the Company were repurchased or redeemed in compliance with: (A) all applicable securities laws and other applicable Legal Requirements; and (B) all requirements set forth in all applicable Contracts.

CONFIDENTIAL
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
     2.4 Financial Statements and Related Information.
          (a) Delivery of Financial Statements. The Company has made available to Parent the following financial statements and notes thereto (collectively, the “Company Financial Statements”): (i) the audited balance sheets of the Company as of December 31, 2006, December 31, 2007 and December 31, 2008, and the related audited statements of income, statements of stockholders’ equity and statements of cash flows for the years ended December 31, 2006, December 31, 2007 and December 31, 2008, together with the notes thereto and the unqualified report and opinion of Ernst & Young relating thereto; (ii) the unaudited balance sheet of the Company as of March 31, 2009, and the related unaudited statement of income, statement of stockholders’ equity and statement of cash flows for the three months ended March 31, 2009; and (iii) the unaudited balance sheet of the Company as of June 30, 2009 (the “Unaudited Interim Balance Sheet”), and the related unaudited statement of income, statement of stockholders’ equity and statement of cash flows for the six months ended June 30, 2009.
          (b) Fair Presentation. The Company Financial Statements present fairly the financial position of the Company as of the respective dates thereof and the results of operations and cash flows of the Company for the periods covered thereby. The Company Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered, except that the financial statements referred to in Sections 2.4(a)(ii) and 2.4(a)(iii) do not contain footnotes. The financial statements delivered to Parent pursuant to Section 4.10: (i) will present fairly the financial position of the Company as of September 30, 2009 and the balance sheet, results of operations and cash flows of the Company for the nine months ended September 30, 2009; and (ii) will be prepared in accordance with GAAP applied on a basis consistent with the basis on which the Company Financial Statements were prepared, except that the September 30th Financial Statements (as defined in Section 4.10) will not contain footnotes.
          (c) Internal Controls. The books, records and accounts of the Company accurately and fairly reflect, in reasonable detail, the transactions in and dispositions of the assets of the Company. The systems of internal accounting controls maintained by the Company are sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Part 2.4(c) of the Disclosure Schedule lists, and the Company has made available to Parent copies of, all written descriptions of, and all policies, manuals and other documents promulgating, such internal accounting controls.
          (d) Insider Receivables. Part 2.4(d) of the Disclosure Schedule provides an accurate and complete breakdown of all amounts (including any Indebtedness) owed to the Company by any Company Employee or stockholder of the Company (“Insider Receivables”) as of the date of this Agreement. There will be no outstanding Insider Receivables as of the Effective Time.
     2.5 Liabilities.
          (a) No Liabilities. The Company has no accrued, contingent or other Liabilities of any nature, either matured or unmatured (whether or not required to be reflected in financial statements in accordance with GAAP, and whether due or to become due), except for: (i) Liabilities identified as such

CONFIDENTIAL
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
in the “liabilities” column of the Unaudited Interim Balance Sheet; (ii) Liabilities that have been incurred by the Company since the date of the Unaudited Interim Balance Sheet in the ordinary course of business consistent with the Company’s past practices; (iii) Liabilities incurred in connection with this Agreement and the transactions contemplated by this Agreement; and (iv) the Liabilities identified in Part 2.5(a) of the Disclosure Schedule.
          (b) Accounts Payable. Part 2.5(b) of the Disclosure Schedule provides an accurate and complete breakdown and aging of: (i) all accounts payable of the Company as of the date of this Agreement; and (ii) all notes payable of the Company and all other indebtedness of the Company for borrowed money as of the date of this Agreement.
          (c) No “Off-Balance Sheet” Arrangements. The Company has not effected or otherwise been involved in any “off-balance sheet arrangements” (as defined in Item 303(a)(4)(ii) of Regulation S-K under the Securities Exchange Act of 1934, as amended). Without limiting the generality of the foregoing, the Company has not guaranteed any Indebtedness or other obligation of any other Person.
          (d) Director and Officer Indemnification. No event has occurred, and no circumstance or condition exists, that has resulted in, or that will or would reasonably be expected to result in, any claim for indemnification, reimbursement, contribution or the advancement of expenses by any Company Employee (other than a claim for reimbursement by the Company, in the ordinary course of business, of travel expenses or other out-of-pocket expenses of a routine nature incurred by such Company Employee in the course of performing such Company Employee’s duties for the Company) pursuant to: (i) the terms of the Charter Documents; (ii) any indemnification agreement or other Contract between the Company and any such Company Employee; or (iii) any applicable Legal Requirement.
          (e) Claims by Securityholders. No event has occurred, and no circumstance or condition exists, that has resulted in, or that will or would reasonably be expected to result in, any Liability of the Company to any current, former or alleged holder of Company Capital Stock, Company Options or Company Warrants in such holder’s capacity (or alleged capacity) as a securityholder of the Company.
     2.6 Absence of Changes. Except as set forth in Part 2.6 of the Disclosure Schedule, between June 30, 2009 and the date of this Agreement:
          (a) there has not been any Material Adverse Effect, and no event has occurred or circumstance has arisen that, in combination with any other events or circumstances, will or would reasonably be expected to have or result in a Material Adverse Effect;
          (b) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the Company’s material assets (whether or not covered by insurance);
          (c) the Company has not declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of its capital stock or other securities, and the Company has not repurchased, redeemed or otherwise reacquired any of its shares of capital stock or other securities, other than from former employees, directors and consultants pursuant to restricted stock purchase agreements or stock option agreements providing for the repurchase of such securities in connection with their termination of service to the Company;

CONFIDENTIAL
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
          (d) the Company has not sold, issued, granted or authorized the sale, issuance or grant of: (i) any capital stock or other security (except for Company Common Stock issued upon the exercise of outstanding Company Options); (ii) any option, call, warrant or right to acquire any capital stock or other security (except for Company Options described in Part 2.3(c) of the Disclosure Schedule); or (iii) any instrument convertible into or exchangeable for any capital stock (or cash based on the value of such capital stock) or other security;
          (e) the Company has not amended or waived any of its rights under, or permitted the acceleration of vesting under: (i) any provision of the Company Option Plan; (ii) any provision of any agreement evidencing any outstanding Company Option; or (iii) any restricted stock agreement;
          (f) there has been no amendment to any of the Charter Documents (other than the Certificate Amendment), and the Company has not effected or been a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;
          (g) the Company has not made any individual capital expenditure that exceeds $100,000;
          (h) the Company has not amended or prematurely terminated, or waived any material right or remedy under, any Contract that is or would constitute a Material Contract (as defined in Section 2.11(a));
          (i) the Company has not: (i) acquired, leased or licensed any material right or other material asset from any other Person; (ii) sold or otherwise disposed of, or leased or licensed, any material right or other material asset to any other Person; or (iii) waived or relinquished any material right;
          (j) the Company has not written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness in excess of $10,000 with respect to a single matter;
          (k) the Company has not made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for pledges of immaterial assets made in the ordinary course of business and consistent with past practices;
          (l) the Company has not: (i) lent money to any Person (other than pursuant to routine and reasonable travel advances made to current employees of the Company in the ordinary course of business); or (ii) incurred or guaranteed any indebtedness for borrowed money;
          (m) the Company has not: (i) established, adopted or amended any Company Employee Plan; (ii) made any bonus, profit-sharing or similar payment to, or increased the amount of wages, salary, commissions, fringe benefits or other compensation (including equity-based compensation, whether payable in cash or otherwise) or remuneration payable to, any of its directors, officers or employees; (iii) funded any compensation obligation (whether by grantor trust or otherwise); or (iv) other than with respect to non-officer employees and in the ordinary course of business and consistent with past practices, hired any new employee;

CONFIDENTIAL
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
          (n) the Company has not changed any of its methods of accounting or accounting practices in any respect;
          (o) the Company has not made or changed any Tax election, adopted or changed a material accounting method in respect of Taxes, entered into a Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement or closing agreement, settled or comprised a claim, notice, audit report or assessment in respect of Taxes, or consented to an extension or waiver of the statutory limitation period applicable to a claim or assessment in respect of Taxes;
          (p) the Company has not commenced or settled any Legal Proceeding;
          (q) the Company has not entered into any material transaction or taken any other material action outside the ordinary course of business; and
          (r) the Company has not agreed or legally committed to take any of the actions referred to in clauses “(c)” through “(q)” above.
     2.7 Title to Assets.
          (a) Good Title. The Company owns, and has good and valid title to, all assets purported to be owned by it, including: (i) all assets reflected on the Unaudited Interim Balance Sheet; and (ii) all other assets reflected in the books and records of the Company as being owned by the Company. All of said assets are owned by the Company free and clear of any liens or other Encumbrances, except for: (A) any lien for current Taxes not yet due and payable; and (B) minor liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of the Company. Notwithstanding the foregoing, title with respect to Intellectual Property is covered by Section 2.10.
          (b) Leased Assets. Part 2.7(b) of the Disclosure Schedule identifies all assets that are material to the business of the Company and that are being leased to the Company for which the annual rental payment for each such asset exceeds $50,000.
     2.8 Bank Accounts. Part 2.8 of the Disclosure Schedule provides the following information with respect to each account maintained by or for the benefit of the Company at any bank or other financial institution: (a) the name of the bank or other financial institution at which such account is maintained; (b) the account number; (c) the type of account; and (d) the names of all Persons who are authorized to sign checks or other documents with respect to such account.
     2.9 Equipment; Real Property.
          (a) Equipment. All material items of equipment, fixtures and other tangible assets owned by or leased to the Company are reasonably adequate for the uses to which they are being put, are in good condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of the Company’s business in the manner in which such business is currently being conducted.

CONFIDENTIAL
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
          (b) Real Property. The Company does not own any real property or any interest in real property, except for the leasehold created under the real property leases or subleases identified in Part 2.9(b) of the Disclosure Schedule.
     2.10 Intellectual Property.
          (a) Registered IP. Part 2.10(a) of the Disclosure Schedule accurately identifies each item of Registered IP in which the Company has or believes or has indicated to Parent it has an ownership interest of any nature (whether exclusively, jointly with another Person or otherwise) including:
          (i) all Patents included in such Registered IP, and used in the business or operations of the Company, including a listing of the country of filing, owner, filing number, date of issue or filing, expiration date and title of such Patent;
          (ii) all registered trademarks and applications for registration of trademarks included in such Registered IP and used by the Company, including a listing of the country of filing, description of goods or services, registration or application number and date of issue; and
          (iii) all registered copyrights and applications for registration of copyrights included in such Registered IP used by the Company, including a listing of the country of filing, owner, filing number, date of issue and expiration date.
Part 2.10(a) of the Disclosure Schedule also identifies any other Person that has an ownership interest in any item of Registered IP listed on Part 2.10(a) of the Disclosure Schedule and the nature of such ownership interest. The Company has made available to Parent complete and accurate copies of all applications, prosecution file histories that are not publicly available and other material documents related to each item of Registered IP within the scope of subclauses (i) through (iii) above.
          (b) Inbound Licenses. Part 2.10(b) of the Disclosure Schedule accurately identifies: (i) each Contract pursuant to which any Intellectual Property is or has been licensed, sold, assigned or otherwise conveyed or provided to the Company or pursuant to which the Company has otherwise received or acquired any right in Intellectual Property being used in the current business of the Company or related to Company Pharmaceutical Products, whether or not currently exercisable and including a right to receive a license (other than: (A) agreements between the Company and its employees in the Company’s standard form thereof; and (B) non-exclusive “off the shelf” licenses to third party Computer Software); and (ii) whether the licenses or rights granted to the Company in each such Contract are exclusive or non-exclusive.
          (c) Outbound Licenses. Part 2.10(c) of the Disclosure Schedule accurately identifies each Contract pursuant to which any Person has been granted any license under, or otherwise has received or acquired any right (whether or not currently exercisable and including a right to receive a license) or interest in, any Company IP. The Company is not bound by, and no Company IP is subject to, any Contract containing any covenant or other provision that in any way limits or restricts the ability of the Company to use, exploit, assert or enforce any Company IP anywhere in the world, other than as expressly provided in the provisions of a Contract listed in Part 2.10(b) or Part 2.10(c) of the Disclosure Schedule

CONFIDENTIAL
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
          (d) Royalty Obligations. The Company is not obligated to pay to any Person any royalties (including Reach-Through Royalties (as defined below)), fees, commissions or other amounts for the use by Company of any Company IP, other than as provided in a Contract listed in Part 2.10(b) of the Disclosure Schedule, and provided that no such Contract provides for Reach-Through Royalties. “Reach-Through Royalties” shall mean a royalty payable with respect to a Patent or other Intellectual Property right, which is based on a percentage of sales of products by or through the licensee of Company, where the licensed item(s) of Intellectual Property, including research and development tools and processes, is or are not incorporated into and/or do not cover the product with respect to the sales of which the royalty is payable.
          (e) Standard Form Company IP Contracts. The Company has made available to Parent a complete and accurate copy of each standard form of Company IP Contract used by the Company, including each standard form of: (i) development agreement; (ii) employee agreement containing any assignment or license of Intellectual Property or any confidentiality provision; (iii) consulting or independent contractor agreement containing any assignment or license of Intellectual Property or any confidentiality provision; (iv) confidentiality or nondisclosure agreement; (v) employee agreement or consulting or independent contractor agreement; (vi) clinical trial agreement; (vii) material transfer agreement; (viii) master service agreement; or (ix) research agreement. Part 2.10(e) of the Disclosure Schedule accurately identifies all Company IP Contracts (including all development agreements, employee agreements, consulting or independent contractor agreements, clinical trial agreements, material transfer agreements, master service agreements and research agreements), whether or not based on the foregoing forms. The Company has made available to Parent copies of all agreements listed in Part 2.10(e) of the Disclosure Schedule.
          (f) Ownership. The Company is the sole and exclusive owner of all right, title and interest to and in the Company IP (other than Intellectual Property exclusively licensed to the Company, pursuant to Contracts identified in Part 2.10(b) of the Disclosure Schedule and other than Registered IP listed in Part 2.10(a) of the Disclosure Schedule which is co-owned by any other Person, provided that such ownership has been described in Part 2.10(a)) of the Disclosure Schedule, free and clear of any Encumbrances (other than nonexclusive licenses granted pursuant to the Contracts listed in Part 2.10(c) of the Disclosure Schedule). Without limiting the generality of the foregoing:
          (i) all documents and instruments necessary to establish, perfect and maintain the rights of the Company in any Registered IP included in the Company IP have been validly executed, delivered, filed and/or recorded in a timely manner with the appropriate Governmental Body;
          (ii) each Company Employee who is or was involved in the creation or development of any Company IP has signed a valid and enforceable agreement containing an irrevocable assignment of Intellectual Property pertaining to such Company IP to the Company and confidentiality provisions protecting the Company IP, and no such Company Employee has any obligation to any university or other Person with respect to such Company IP;
          (iii) without limiting subsection 2.10(f)(v) below, the Company has taken all reasonable steps to maintain the confidentiality of and otherwise protect and enforce its rights in all Trade Secrets pertaining to the Company, the Company IP or the business of the Company;

CONFIDENTIAL
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
          (iv) the Company owns or otherwise has, and after the Closing the Surviving Corporation and its Subsidiaries will continue to have, sufficient rights in all Intellectual Property necessary to conduct the business of the Company as currently conducted and currently planned by the Company to be conducted;
          (v) the Company has not divulged, furnished to or made accessible any of its Trade Secrets that (A) relate to the Compound or to other Company Pharmaceutical Products, and (B) are used in or necessary for the conduct of its business as it is currently conducted or is currently planned by the Company to be conducted, to any Person who is not subject to a written agreement to maintain the confidentiality of such Trade Secrets;
          (vi) to the Knowledge of the Company, no officer or employee of the Company is subject to any Contract with any other Person which requires such officer or employee to assign any interest in inventions or other Intellectual Property to such other Person or keep confidential any Trade Secrets, proprietary data, customer lists or other business or technical information; and
          (vii) the Company has taken all actions which are necessary in order to fully protect the Trade Secrets of the Company from misappropriation in a manner consistent with prudent commercial practice in the pharmaceutical and biotechnology industries.
          (g) Valid and Enforceable. All Company IP owned or which the Company believes or has indicated to Parent is owned by the Company is valid, subsisting and enforceable, and to the Knowledge of the Company, all other Company IP is valid, subsisting and enforceable. Without limiting the generality of the foregoing:
          (i) no trademark or trade name owned, used or applied for by the Company conflicts or interferes with any trademark or trade name owned, used or applied for by any other Person, and the Company has taken reasonable steps to police the use of its trademarks;
          (ii) Part 2.10(g)(ii) of the Disclosure Schedule accurately identifies and describes each action, filing, and payment that must be taken or made on or before the date that is 120 days after the date of this Agreement in order to maintain such item of Company IP in full force and effect (but excluding any such action, filing or payment the requirement for which first comes into being after the date of this Agreement and was unknown prior to the date of this Agreement);
          (iii) Part 2.10(g)(iii) of the Disclosure Schedule accurately identifies and describes every interference, opposition, reissue, reexamination or other Legal Proceeding that is or has been pending or, to the Knowledge of the Company, overtly threatened, in which the scope, validity or enforceability of any Company IP is being, or has been, or would reasonably be expected to be contested or challenged. To the Knowledge of the Company, there is no legally supportable basis for a claim that any Company IP is invalid or unenforceable, or, in the case of any claim(s) of Patent applications included in the Company IP, unpatentable;
          (iv) all necessary registration, maintenance and renewal fees in respect of the Company IP owned by the Company that is Registered IP have been paid and all necessary

CONFIDENTIAL
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
documents and certificates have been filed with the relevant Governmental Body for the purpose of maintaining the Company IP;
          (v) no act has been done or omitted to be done by the Company, which has had or would be reasonably expected to have the effect of (A) rendering any Patent included in the Company IP unenforceable; (B) impairing or dedicating to the public, or entitling any Person to cancel, forfeit, modify or consider abandoned, any Company IP; or (C) in the case of any claim(s) of pending Patent applications included in the Company IP, rendering such claim(s) unpatentable; and
          (vi) the Company has diligently prepared and is diligently preparing to file Patent applications for all inventions owned by the Company and included within the Company IP that relates to a Company Pharmaceutical Product and that the Company has deemed in its reasonable business judgment to be best protected through application for a Patent, in a manner and within a sufficient time period to avoid statutory disqualification of any potential Patent application. All prior art material to the patentability of the claims in any issued Patent or Patent applications of the Company of which the Company has Knowledge is cited in the respective issued Patents, applications or associated file histories thereof, and there is no other material prior art with respect to such Patents of which the Company has Knowledge. The Company has complied with all Legal Requirements regarding the duty of disclosure, candor and good faith in connection with each Patent and Patent application filed by the Company.
          (h) No Third Party Infringement of Company IP. To the Knowledge of the Company, no Person has infringed, misappropriated or otherwise violated, and no Person is currently infringing, misappropriating or otherwise violating, any Company IP. Part 2.10(h) of the Disclosure Schedule accurately identifies (and the Company has made available to Parent a complete and accurate copy of) each letter or other written or electronic communication or correspondence that has been sent by or to the Company or any representative of the Company regarding any actual, alleged or suspected infringement or misappropriation of any Company IP, and provides a brief description of the current status of the matter referred to in such letter, communication or correspondence.
          (i) Effects of This Transaction. Neither the execution, delivery or performance of this Agreement or any other agreements executed in connection with the transaction contemplated by this Agreement nor the consummation of any of the transactions contemplated by this Agreement or any such other agreement entered into in connection herewith or therewith will, with or without notice or lapse of time, result in, or give any other Person the right or option to cause or declare: (i) a loss of, or Encumbrance on, any Company IP; (ii) a breach of or default under any Company IP Contract; (iii) the release, disclosure or delivery of any Company IP by or to any escrow agent or other Person; (iv) the grant, assignment or transfer to any other Person of any license or other right or interest under, to or in any of the Company IP; or (v) by the terms of any Company Contract, a reduction of any royalties or other payments the Company would otherwise be entitled to with respect to any Company IP.
          (j) No Infringement of Third Party IP. The Company is not infringing, misappropriating or otherwise violating or making unlawful use of any Intellectual Property of any other Person, nor has it ever done so (including in conducting the research and development activities of the Company). To the Knowledge of the Company, the commercialization of the Company Pharmaceutical Products intended as of the date of this Agreement to be commercialized by the Company would not reasonably be expected to infringe, misappropriate or otherwise violate or make unlawful use of, any

CONFIDENTIAL
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
Intellectual Property of any other Person. For purposes of the foregoing, “infringe” includes infringement directly, contributorily, by inducement or otherwise. Without limiting the generality of the foregoing:
          (i) no infringement, misappropriation or similar Intellectual Property claim or Legal Proceeding is pending or, to the Knowledge of the Company, threatened against the Company or against any other Person who is or may be entitled to be indemnified, defended, held harmless or reimbursed by the Company with respect to such claim or Legal Proceeding;
          (ii) the Company has not received any written notice or other formal communication (in writing or otherwise) from any Person asserting any actual, alleged or suspected infringement, misappropriation or violation by the Company, any Company Employee or agents of the Company of any Intellectual Property of another Person, including any letter or other communication suggesting or offering that the Company obtain a license to any Intellectual Property of another Person; and
          (iii) other than as provided in indemnification provisions of the Contracts identified in Part 2.10(b) and Part 2.10(c) of the Disclosure Schedule, the Company is not bound by any Contract to indemnify, defend, hold harmless or reimburse any other Person with respect to, and the Company has not otherwise assumed or agreed to discharge or otherwise take responsibility for, any existing or potential intellectual property infringement, misappropriation or similar claim (other than indemnification provisions in the Company’s standard forms of Company IP Contracts).
          (k) Information Technology. All Company IT Systems have been properly maintained by technically competent personnel, in accordance with standards set by the manufacturers or otherwise in accordance with standards prudent in the industry, to ensure proper operation, monitoring and use. The Company IT Systems are in good working condition to effectively perform all information technology operations necessary to conduct the business of the Company as it is currently being conducted or is currently planned by the Company to be conducted. The Company has not experienced within the past three years any material disruption to, or material interruption in, the conduct of business attributable to a defect, bug, breakdown or other failure or deficiency of the Company IT Systems. The Company has taken commercially reasonable measures to provide for the back-up and recovery of the data and information necessary to the conduct of the business of the Company (including such data and information that is stored on magnetic or optical media in the ordinary course) without material disruption to, or material interruption in, the conduct of the business of the Company. Part 2.10(k) of the Disclosure Schedule lists all Contracts relating to such back-up and recovery, and identifies the locations of relevant servers. The Company is not in breach of any Contract related to any Company IT System, nor is the Company aware of any event that, with the passage of time or the giving of notice, or both, would constitute a breach of any Company Contract related to any Company IT System. All Company IT Systems housing data relevant for current or anticipated regulatory filings with Regulatory Authorities have been and are in compliance with the requirements outlined in 21 CFR Part 11, or similar Legal Requirements set by Regulatory Authorities outside the United States.
          (l) Ownership of Data. All Company Data is owned by the Company, free and clear of all Encumbrances, and is not subject to any Company Contract (other than agreements with contract research organizations entered into in connection with the preclinical or clinical development of the Company Pharmaceutical Products in the normal course and which have been made available to Parent).

CONFIDENTIAL
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
The Company has all necessary and required rights to license, use, sublicense and distribute the data contained in the Company Data, including in connection with the operation of the Company IT Systems.
          (m) Information Security. The Company has established and is in compliance with a written information security program that: (i) includes administrative, technical and physical safeguards designed to safeguard the security, confidentiality, and integrity of transactions and confidential or proprietary of Company Data; and (ii) is designed to protect against unauthorized access to the Company IT Systems or Company Data and the systems of any third party service providers that have access to Company Data or Company IT Systems. The Company has not suffered a security breach with respect to the Company Data in the last five years. The Company has not notified any Person of any information security breach involving Personal Data. The Company is in compliance with all privacy policies of the Company and all applicable Legal Requirements related to information privacy and security. The Company is not prohibited by any applicable Legal Requirements, privacy policy of the Company or Company Contract from providing Parent with the Personal Data, including the clinical trials patients’ data, that has been, or will be, provided to Parent, on or after the Closing Date, in connection with the transactions contemplated by this Agreement.
     2.11 Contracts.
          (a) List of Contracts. Part 2.11(a) of the Disclosure Schedule accurately identifies, in each case as of the date of this Agreement:
          (i) (A) each Company Contract relating to the employment of, or the performance of services by, any Company Employee (other than offer letters, proprietary information and invention assignment agreements and stock option agreements entered into in the ordinary course of business); (B) any Company Contract pursuant to which the Company is or may become obligated to make any severance, termination, retention, gross-up or similar payment to any Company Employee; and (C) any Company Contract pursuant to which the Company is or may become obligated to make any bonus, incentive compensation or similar payment (other than payment in respect of salary) to any Company Employee;
          (ii) each Company Contract which provides for indemnification of any officer, director, employee or agent;
          (iii) each Company Contract relating to the voting and any other rights or obligations of a stockholder of the Company;
          (iv) each Company Contract relating to the merger, consolidation, reorganization or any similar transaction with respect to the Company;
          (v) each Company Contract (including each Company IP Contract) relating to the acquisition, transfer, development or sharing of any technology or Intellectual Property (including any joint development agreement, technical collaboration agreement or similar agreement entered into by the Company);
          (vi) any Company Contract with any clinical research organization providing clinical trial services for any clinical trial for any Company Pharmaceutical Product;

CONFIDENTIAL
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
          (vii) any Company Contract with any contract manufacturing organization providing manufacturing services for any Company Pharmaceutical Product, including clinical supplies.
          (viii) each Company Contract relating to the acquisition, sale, spin-off or outsourcing of any Subsidiary or business unit or operation of the Company;
          (ix) each Company Contract creating or relating to any partnership or joint venture or any sharing of revenues, profits, losses, costs or liabilities;
          (x) each Company Contract imposing any restriction on the Company: (A) to compete with any other Person; (B) to acquire any product or other asset or any services from any other Person, to sell any product or other asset to or perform any services for any other Person or to transact business or deal in any other manner with any other Person; (C) to develop or distribute any technology; (D) to use any Intellectual Property; or (E) to manufacture any products;
          (xi) each Company Contract: (A) granting exclusive rights to license, market, sell or deliver any of the products or services of the Company or of users of any marketplace, website or service of the Company; or (B) otherwise contemplating an exclusive relationship between the Company and any other Person;
          (xii) each Company Contract creating or involving any agency relationship, distribution arrangement or franchise relationship;
          (xiii) each Company Contract regarding the acquisition, issuance or transfer of any securities and each Company Contract affecting or dealing with any securities of the Company, including any restricted share agreements or escrow agreements but excluding Company Option agreements;
          (xiv) each Company Contract involving any loan, guaranty, pledge, performance or completion bond or indemnity or surety arrangement;
          (xv) each Company Contract relating to the purchase or sale of any asset by or to, or the performance of any services by or for, any Related Party;
          (xvi) each Company Contract relating to any liquidation or dissolution of the Company;
          (xvii) any Company Contract that contemplates or involves: (A) the payment or delivery of cash or other consideration by the Company in an amount or having a value in excess of $200,000 in the aggregate; or (B) the performance of services having a value in excess of $200,000 in the aggregate; and
          (xviii) any other Company Contract that was entered into outside the ordinary course of business of the Company.

CONFIDENTIAL
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
(Company Contracts in the respective categories described in clauses “(i) ” through “(xviii)” above, all Company Contracts identified, or required to be identified, in Part 2.11(a) of the Disclosure Schedule, and all Company Contracts identified, or required to be identified, in Parts 2.10(b), 2.10(c) and 2.10(d) of the Disclosure Schedule and all material Company Contracts identified or required to be identified in Part 2.10(e) of the Disclosure Schedule are referred to in this Agreement as “Material Contracts.”)
          (b) Delivery of Contracts. The Company has made available to Parent accurate and complete copies of all written Material Contracts identified in Part 2.11(a) of the Disclosure Schedule, including all amendments thereto. Part 2.11(b) of the Disclosure Schedule provides an accurate and complete description of the material terms of each Material Contract that is not in written form. Each Contract identified in Part 2.11(a) of the Disclosure Schedule is valid and in full force and effect, and is enforceable by the Company in accordance with its terms, subject to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.
          (c) No Breach. Except as set forth in Part 2.11(c) of the Disclosure Schedule: (i) the Company has not violated or breached, or committed any default under, any Company Contract that remains uncured, and, to the Knowledge of the Company, no other Person has violated or breached, or committed any default under, any Company Contract which remains uncured; (ii) to the Knowledge of the Company, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or would reasonably be expected to: (A) result in a violation or breach of any of the provisions of any Company Contract; (B) give any Person the right to declare a default or exercise any remedy under any Company Contract; (C) give any Person the right to accelerate the maturity or performance of any Company Contract; or (D) give any Person the right to cancel, terminate or modify any Company Contract; (iii) since January 1, 2006, the Company has not received any notice or other communication regarding any actual or possible violation or breach of, or default under, any Company Contract; and (iv) the Company has not waived any of its material rights under any Company Contract.
          (d) No Renegotiation. No Person has a contractual right pursuant to the terms of any Material Contract to renegotiate any amount paid or payable to Company under any Material Contract or any other material term or provision of any Material Contract.
          (e) Proposed Contracts. Part 2.11(e) of the Disclosure Schedule identifies and provides a brief description of each proposed Contract as to which any offer, award, written proposal, term sheet or similar document, in each case that would contain binding obligations of the Company if accepted by the recipient, has been submitted by the Company.
     2.12 Compliance with Legal Requirements.
          (a) Compliance. The Company is, and has at all times been, in compliance in all material respects with each Legal Requirement that is applicable to it or to the conduct of its business or the ownership of its assets. No event has occurred, and no condition or circumstance exists, that will (with or without notice or lapse of time) constitute or result in a material violation by the Company of, or a material failure on the part of the Company to comply with, any Legal Requirement that is applicable to it, to the conduct of its business as currently conducted or to a Company Pharmaceutical Product. Except as set forth in Part 2.12 of the Disclosure Schedule, since January 1, 2006, the Company has not received any written notice or other written communication from any Person regarding any actual or possible

CONFIDENTIAL
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
violation of, or failure to comply with, any Legal Requirement that is applicable to it, to the conduct of its business as currently conducted or to a Company Pharmaceutical Product.
          (b) Certain Business Practices. Neither the Company, nor (to the Knowledge of the Company) any Representative of the Company with respect to any matter relating to the Company, has: (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iii) made any other unlawful payment.
     2.13 Regulatory Matters.
          (a) All Necessary Approvals. The Company has obtained all required exemptions, approvals, certifications, registrations and authorizations from all applicable Regulatory Authorities relating to its activities conducted with respect to all Company Pharmaceutical Products as of the date of this Agreement.
          (b) Compliance. All submissions made to Regulatory Authorities by the Company with respect to the Company Pharmaceutical Products have complied in all material respects with all applicable Legal Requirements. All preclinical studies and clinical trials conducted by the Company have been, and are being, conducted in compliance in all material respects with applicable Legal Requirements, and the Company is reasonably monitoring clinical sites for their compliance. The Company is not subject to an FDA consent decree or any similar order of a Regulatory Authority or Governmental Body. The Company has not received any notice or any other form of communication from any Person regarding any actual or possible violation of, or failure to comply with, any Legal Requirement applicable to the manufacture, use, sale or investigation of any Company Pharmaceutical Products, including any FDA Form 483, Warning Letter or any other adverse action or notice from the FDA or other applicable Regulatory Authorities.
          (c) Company Pharmaceutical Products. All Company Pharmaceutical Products are being manufactured, developed, labeled, stored, tested and shipped by the Company in compliance with all applicable requirements under the United States Federal Food, Drug, and Cosmetic Act, as amended, and the rules and regulations promulgated thereunder (the “FD&C Act”), the Public Health Service Act of 1944 and all applicable similar state and non-U.S. Legal Requirements, including those relating to investigational use and applications to market a new Pharmaceutical Product.
          (d) Clinical Trials.
               (i) There has not been, and, to the Knowledge of the Company, there are no facts, circumstances or conditions that could result in, any material and adverse effect upon the use, integrity or validity of any clinical trial conducted by the Company.
               (ii) Without limiting the generality of Section 2.13(b), all preclinical studies and clinical trials conducted by the Company have been, and are being, to the extent applicable, conducted in compliance with all requirements of Good Laboratory Practice (within the meaning of 21 CFR 58) and Good Clinical Practice (within the meaning of 21 CFR 56) and all requirements relating to protection of human subjects contained in Title 21, Parts 50, 54, 56 and 58 of the United States Code of Federal Regulations.

CONFIDENTIAL
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
               (iii) No clinical trial of any Company Pharmaceutical Product has been suspended, put on hold or terminated prior to completion, and no Investigational New Drug Application (as defined in the FD&C Act) that is required to be submitted with the FDA before beginning clinical testing in human subjects, or an equivalent non-U.S. filing or application (an “IND”) for any Company Pharmaceutical Product has been suspended, withdrawn, rejected or refused, in each case, as a result of any action by a Regulatory Authority or voluntarily by the Company. The Company has not received any notice or other communication indicating that a Regulatory Authority has commenced or threatened to initiate any action to withdraw approval or terminate clinical development of any Company Pharmaceutical Product, or to enjoin or place any restriction on the testing of or any other activity with respect to any Company Pharmaceutical Product.
          (e) Access to Correspondence, Filings and Audits.
               (i) The Company has made available to Parent each annual report filed by the Company with the FDA or any similar state or non-U.S. Regulatory Authority with respect to the Product. The Company has made available to Parent in an accurate and complete manner all clinical data from completed clinical trials (including all adverse events) known to the Company regarding the Product. None of the individuals identified on Annex I to Exhibit A has any actual knowledge of any clinical data regarding the Product that is materially inconsistent with the Specified Clinical Data. The Company has made available to Parent all reports of monitoring visits of clinical studies, all internal, third party and FDA audits of clinical studies and all internal, third party and FDA audits related to compliance with applicable FDA requirements. “Specified Clinical Data” refers to clinical data (including adverse events) regarding the Product that have been provided to Parent, or to which Parent has been given access, during the due diligence process prior to the date of this Agreement.
               (ii) The Company has made available to Parent accurate and complete copies of: (A) each IND and each similar state or non-U.S. regulatory filing made on behalf of the Company, including all related supplements, amendments and annual reports; and (B) all correspondence and minutes of meetings or memoranda of meetings or regulatory contacts with a Regulatory Authority that concerns any Company Pharmaceutical Product.
          (f) No False Statements. Neither the Company, nor any officer, employee, or agent of the Company, has made any false statement or failed to disclose a material fact in, the applications, approvals, reports or other submissions to the FDA or other Regulatory Authority or in or from any other records and documentation prepared or maintained to comply with the requirements of the FDA or other Regulatory Authorities relating to any Company Pharmaceutical Product, or committed an act, made a statement or failed to make a statement, that (in any such case) establishes a basis for the FDA to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities,” set forth in 56 Fed. Reg. 46191 (September 10, 1991) or for the EMEA or any similar state or non-U.S. Regulatory Authority to invoke any similar policy. The Company has not, and no officer, employee or agent of the Company or principal investigator or sub-investigator of any clinical investigation sponsored by the Company has, on account of actions taken for or on behalf of the Company, been convicted of any crime under 21 U.S.C. Section 335a(a) or any similar state or non-U.S. Legal Requirement or under 21 U.S.C. Section 335a(b) or any similar state or non-U.S. Legal Requirement.

CONFIDENTIAL
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
          (g) Debarment. The Company has not used in any capacity associated with the manufacture or investigation of any new drug the services of any Person who has been, or to the Knowledge of the Company, is in the process of being, debarred under the Generic Drug Enforcement Act of 1992, 21 U.S. C. §§335a-335c.
          (h) Clinical Research Organizations. The Company uses commercially reasonable efforts to maintain its business relationships with clinical research organizations with which there are Company Contracts. To the Knowledge of the Company, there is no basis for such clinical research organizations to terminate a Company Contract or otherwise not to maintain a business relationship with the Surviving Corporation after the Effective Time.
     2.14 Governmental Authorizations; No Subsidies.
          (a) Governmental Authorizations. Part 2.14(a) of the Disclosure Schedule identifies each Governmental Authorization held by the Company, and the Company has made available to Parent accurate and complete copies of all Governmental Authorizations identified in Part 2.14(a) of the Disclosure Schedule. The Governmental Authorizations identified in Part 2.14(a) of the Disclosure Schedule are valid and in full force and effect, and collectively constitute all Governmental Authorizations necessary to enable the Company to conduct its business in the manner in which its business is currently being conducted. The Company is, and has at all times been, in compliance with the terms and requirements of the Governmental Authorizations identified in Part 2.14(a) of the Disclosure Schedule. Since January 1, 2006, the Company has not received any notice or other communication from any Governmental Body regarding: (i) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization; or (ii) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.
          (b) No Subsidies. The Company does not possesses and has never possessed, and the Company has no rights or interests with respect to and has never had any rights or interests with respect to, any grants, incentives or subsidies from any Governmental Body.
     2.15 Tax Matters.
          (a) Tax Returns and Payments. All Tax Returns required to be filed by or on behalf of the Company have been timely and properly filed and are true, accurate and complete in all material respects. All Taxes of the Company that are due and payable have been timely and properly paid, other than any Taxes for which proper and adequate accruals or reserves in accordance with GAAP are included in the Financial Statements as provided in the last sentence of this Section 2.15. All Taxes required to be withheld by the Company have been properly and timely withheld and remitted. The Company has made available to Parent accurate and complete copies of all Tax Returns filed by the Company, other than immaterial Tax Returns (e.g., Forms W-2 and 1099) unless specifically requested by Parent. There are no jurisdictions in which the Company is required to file a Tax Return other than the jurisdictions in which the Company has filed Tax Returns. No claim has ever been made by an authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. The Company Financial Statements properly and adequately accrue or reserve for Tax liabilities in accordance with GAAP.
          (b) Audits; Claims. No Company Tax Return has ever been examined or audited by any Governmental Body. The Company has not received from any Governmental Body any: (i) notice

CONFIDENTIAL
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
indicating an intent to open an audit or other review; (ii) request for information related to Tax matters; or (iii) notice of deficiency or proposed Tax adjustment. No extension or waiver of the limitation period applicable to any Tax Returns has been granted by or requested from the Company that is still in effect. No claim or Legal Proceeding is pending or, to the Knowledge of the Company, threatened against the Company in respect of any Tax. There are no liens for Taxes upon any of the assets of the Company except liens for current Taxes not yet due and payable (and for which there are adequate accruals, in accordance with GAAP).
          (c) Tax Sharing Agreements; Etc. The Company will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion there) ending after the Closing Date that would give rise to a Tax liability for such post-Closing Tax period as a result of any change in method of accounting, closing agreement, intercompany transaction, installment sale or prepaid amount received for a taxable period ending on or prior to the Closing Date. The Company is not a party to or bound by any Tax allocation or sharing agreement. The Company has never been a member of an Affiliated Group, other than an Affiliated Group of which the Company is the common parent. The Company has no Liability for the Taxes of any other Person.
          (d) Closing Agreements; Etc. The Company will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion there) ending after the Closing Date as a result of any change in method of accounting, closing agreement, intercompany transaction, installment sale or prepaid amount received for a taxable period ending on or prior to the Closing Date. The Company is not a party to or bound by any Tax allocation or sharing agreement. The Company has never been a member of an Affiliated Group. The Company has no Liability for the Taxes of any other Person.
          (e) Distributed Stock. The Company has not distributed stock of another Person, nor has the Company had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.
          (f) Tax Holidays. Part 2.15(f) of the Disclosure Schedule sets forth all Tax exemptions, Tax holidays or other Tax reduction agreements or arrangements applicable to the Company. The Company has provided to the Parent all documentation relating to any applicable Tax holidays or incentives. The Company is in compliance with the requirements for any applicable Tax holidays or incentives and none of the Tax holidays or incentives will be jeopardized by the transaction contemplated in this Agreement.
          (g) Section 481 or 263A. The Company is not currently, nor for any period for which a Tax Return has not been filed will the Company be, required to include any adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 or 263A of the Code (or any comparable provision under state, local or foreign Tax laws) as a result of transactions, events or accounting methods employed prior to the Merger.
          (h) Section 6662. The Company has disclosed on its Tax Returns any Tax reporting position taken in any Tax Return which could result in the imposition of penalties under Section 6662 of the Code (or any comparable provisions of state, local or foreign law).
          (i) Tax Shelters. The Company has not consummated or participated in, nor is the Company currently participating in, any transaction which was or is a “Tax shelter” transaction as defined

CONFIDENTIAL
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
in Sections 6662 or 6111 of the Code or the Treasury Regulations promulgated thereunder. The Company has not participated in, and is not currently participating in, a “Listed Transaction” or a “Reportable Transaction” within the meaning of Section 6707A(c) of the Code or Treasury Regulation Section 1.6011-4(b), or any transaction requiring disclosure under a corresponding or similar provision of state, local, or foreign law.
          (j) Section 1.1502-6. The Company has no Liability for the Taxes of any Person (other than the Company and any members of an Affiliated Group of which the Company is the common parent) under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or foreign law) as a transferee or successor, by Contract or otherwise.
          (k) Section 1503. The Company has not incurred a dual consolidated loss within the meaning of Section 1503 of the Code.
          (l) Foreign Taxes. The Company has in its possession official foreign government receipts for any Taxes paid by it to any foreign Tax Authorities.
          (m) FIRPTA. The Company is not, nor has the Company ever been, a “United States real property holding corporation” within the meaning of Section 897 of the Code, and the Company has filed with the Internal Revenue Service all statements, if any, which are required under Section 1.897-2(h) of the Treasury Regulations.
          (n) Withholding Taxes. The Company has complied with all applicable Legal Requirements relating to the payment, reporting and withholding of Taxes (including withholding of Taxes pursuant to Sections 1441, 1442, 1445 and 1446 of the Code or similar provisions under any foreign law), has, within the time and in the manner prescribed by law, withheld from employee wages or consulting compensation and timely paid over to the proper governmental authorities (or is properly holding for such timely payment) all amounts required to be so withheld and paid over under all applicable Legal Requirements, including federal and state income Taxes, Federal Insurance Contribution Act, Medicare, Federal Unemployment Tax Act, relevant state income and employment Tax withholding laws, and has timely filed all withholding Tax Returns, for all periods.
          (o) 409A. No Company Employee Plan and no grants, awards or benefits thereunder are subject to Section 409A(a) or 409A(b) of the Code or, if subject to Section 409A(a) of the Code, have failed, in form or operation, to meet the requirements of Section 409A(a)(2), 409A(a)(3) or 409A(a)(4) of the Code.
     2.16 Employee and Labor Matters; Benefit Plans.
          (a) Employee List. Part 2.15(a) of the Disclosure Schedule contains a list of all current Company Employees as of the date of this Agreement, and correctly reflects: (i) their dates of employment; (ii) their positions; (iii) their salaries; (iv) any other compensation payable to them (including housing allowances, compensation payable pursuant to bonus, deferred compensation or commission arrangements or other compensation); and (v) any promises made to them with respect to changes or additions to their compensation or benefits. The Company is not, nor has the Company ever been, bound by or a party to, or has a duty to bargain for, any collective bargaining agreement or other Contract with a labor organization representing any Company Employees and there are no labor organizations representing, purporting to represent or, to the Knowledge of the Company, seeking to

CONFIDENTIAL
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
represent any current Company Employees. The Company is not engaged, and the Company has never been engaged, in any unfair labor practice of any nature. There are no unfair labor practice complaints pending or, to the Knowledge of the Company, threatened against the Company before the National Labor Relations Board. The Company has not had any strike, slowdown, work stoppage, lockout, job action or threat thereof, or question concerning representation, by or with respect to any of the Company Employees. No event has occurred, and no condition or circumstance exists, that might directly or indirectly give rise to or provide a basis for the commencement of any such strike, slowdown, work stoppage, lockout, job action, labor dispute or union organizing activity or any similar activity or dispute.
          (b) Leave of Absence. There is no current Company Employee who is not fully available to perform work because of disability or other leave.
          (c) At Will Employment. Except as set forth in Part 2.16(c) of the Disclosure Schedule, the employment of each of the current Company Employees is terminable by the Company at will. The Company has made available to Parent accurate and complete copies of all employee manuals and handbooks, disclosure materials and policy statements.
          (d) Employee Departures/Restrictions. To the Knowledge of the Company, no employee of the Company at the level of senior manager or above: (i) intends to terminate his employment with the Company; (ii) has received an offer to join a business that may be competitive with the Company’s business; or (iii) is a party to or is bound by any confidentiality agreement, noncompetition agreement or other Contract (with any Person) that may have an adverse effect on: (A) the performance by such employee of any of his duties or responsibilities as an employee of the Company; or (B) any Company’s business or operations.
          (e) Employee Plans and Agreements. Part 2.16(e) of the Disclosure Schedule contains an accurate and complete list of each Company Employee Plan. The Company does not intend, nor has the Company committed, to establish or enter into any new Company Employee Plan, or to modify any Company Employee Plan (except to conform any such Company Employee Plan to the requirements of any applicable Legal Requirements, in each case as previously disclosed to Parent in writing or as required by this Agreement).
          (f) Delivery of Documents. As applicable with respect to each Company Employee Plan, the Company has delivered or made available to Parent: (i) correct and complete copies of all documents setting forth the terms of each Company Employee Plan, including all amendments thereto and all related trust documents; (ii) the most recent summary plan description together with the summaries of material modifications thereto, if any, with respect to each Company Employee Plan; (iii) all material written Contracts relating to each Company Employee Plan, including administrative service agreements and group insurance contracts; (iv) the annual reports (Form 5500 series) for the last three complete plan years; (v) the most recent letter of determination from the U.S. Internal Revenue Service relating to the tax-qualified status of each Company Employee Plan intended to be qualified under Section 401(a) of the Code; (vi) all written materials provided to any Company Employee relating to any Company Employee Plan and any proposed Company Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events that would result in any liability to the Company; (vii) all correspondence to or from any Governmental Body relating to any Company Employee Plan; and (viii) all insurance policies in the possession of the Company pertaining to fiduciary liability insurance covering the fiduciaries for each Company Employee Plan.

CONFIDENTIAL
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
          (g) No Foreign Plans. The Company has not established or maintained: (i) any plan, program, policy, practice, Contract or other arrangement mandated by a Governmental Body other than the United States; (ii) any Company Employee Plan that is subject to any of the Legal Requirements of any jurisdiction outside of the United States; or (iii) any Company Employee Plan that covers or has covered Company Employees whose services are or have been performed primarily outside of the United States.
          (h) Absence of Certain Retiree Liabilities. No Company Employee Plan provides (except at no cost to the Company), or reflects or represents any liability of the Company to provide, retiree life insurance, retiree health benefits or other retiree employee welfare benefits to any Person for any reason, except as may be required by applicable Legal Requirements. Other than commitments made that involve no future costs to the Company, the Company has never represented, promised or contracted (whether in oral or written form) to any Company Employee (either individually or to Company Employees as a group) or any other Person that such Company Employee(s) or other person would be provided with retiree life insurance, retiree health benefit or other retiree employee welfare benefits, except to the extent required by applicable Legal Requirements.
          (i) No Defaults. The Company has performed all obligations required to be performed by it under each Company Employee Plan and is not in default or violation of, and, to the Knowledge of the Company, there is no default or violation by any other party to, the terms of any Company Employee Plan. Each of the Company Employee Plans has been operated and administered in all material respects in accordance with applicable Legal Requirements, including the applicable tax qualification requirements under the Code. All contributions to, and material payments from, any Company Employee Plan which may have been required to be made in accordance with the terms of such Company Employee Plan or applicable Legal Requirements have been timely made, and all contributions for any period ending on or before the Closing Date which are not yet due, but will be paid on or prior to the Closing Date, are reflected as an accrued liability on the Unaudited Interim Balance Sheet. Each Company Employee Plan can be amended, terminated or otherwise discontinued after the date of this Agreement, without liability to the Company or Parent (other than ordinary administration expenses). There are no audits, inquiries or Legal Proceedings pending or, to the Knowledge of the Company, threatened, by any Person with respect to any Company Employee Plan.
          (j) No Conflict. Except as set forth in Part 2.16(j) of the Disclosure Schedule, neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will or may (either alone or upon the occurrence of any additional or subsequent events): (i) constitute an event under any Company Employee Plan, trust or loan that will or may result (either alone or in connection with any other circumstance or event) in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits (through a grantor trust or otherwise) with respect to any Company Employee; or (ii) create or otherwise result in any Liability with respect to any Company Employee Plan. Without limiting the generality of the foregoing, no amount paid or payable by the Company in connection with the transactions contemplated hereby (either solely as a result thereof or as a result of such transactions in conjunction with any other event) could be an “excess parachute payment” within the meaning of Section 280G of the Code (or any corresponding provisions of state, local or foreign Legal Requirements).
          (k) Compliance. The Company: (i) is in compliance in all material respects with all applicable Legal Requirements, Contracts and orders, rulings, decrees, judgments or arbitration awards of

CONFIDENTIAL
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
any arbitrator or any court or other Governmental Body respecting employment, employment practices, terms and conditions of employment, wages, hours or other labor-related matters, including Legal Requirements, orders, rulings, decrees, judgments and awards relating to discrimination, wages and hours, labor relations, leave of absence requirements, occupational health and safety, privacy, harassment, retaliation, immigration, wrongful discharge or violation of the personal rights of Company Employees (or prospective employees or other service providers), including, but not limited to, the Workers’ Adjustment and Retraining Notification Act (and any similar foreign, provincial, state or local statute or regulation, including the provisions of California Labor Code Sections 1400-1408); (ii) has withheld and reported all amounts required by any Legal Requirement or Contract to be withheld and reported with respect to wages, salaries and other payments to any Company Employee; (iii) has no Liability for any arrears of wages or any Taxes or any penalty for failure to comply with any of the foregoing; and (iv) has no Liability for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Body with respect to unemployment compensation benefits, social security or other benefits or obligations for any Company Employee (other than routine payments to be made in the normal course of business and consistent with past practice). Each Company Employee Plan intended to be “qualified” within the meaning of Section 401(a) of the Code has received a favorable IRS determination letter with respect to such qualification and the Tax-exempt status of its related trust, and no circumstances exist which could result in liability to the Company in respect of such qualified status. No Company Employee Plan is intended to meet the requirements of Section 501(c)(9) of the Code.
          (l) Title IV of ERISA. Neither the Company, nor any ERISA Affiliate of the Company, has ever maintained, been a participating employer, contributed to, or has had any liability with respect to (i) any multiemployer plan as defined in Section-3(37) or Section 4001(a)(3) of ERISA or 414(f) of the Code; (ii) any multiple employer plan within the meaning of Section 4063 or 4064 of ERISA or Section 413(c) of the Code; or (iii) any other employee benefit plan, fund, program, contract or arrangement that is subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA.
          (m) Labor Relations. The Company has good labor relations, and, except as set forth in Part 2.16(m) of the Disclosure Schedule, the Company has no Knowledge of any facts indicating that the consummation of the Merger or any of the other transactions contemplated by this Agreement will have a material adverse effect on the labor relations of the Company. Except as set forth in Part 2.16(m) of the Disclosure Schedule, there are no pending or, to the Knowledge of the Company, threatened or reasonably anticipated claims or Legal Proceedings against the Company under any workers’ compensation policy or long-term disability policy.
          (n) Claims Against Plans. There are no pending or, to the Knowledge of the Company, threatened or reasonably anticipated claims or Legal Proceedings against any of the Company Employee Plans, the assets of any of the Company Employee Plans or the Company, or the Company Employee Plan administrator or any fiduciary of the Company Employee Plans with respect to the operation of such Company Employee Plans (other than routine, uncontested benefit claims) or asserting any rights or claims to benefits under such Company Employee Plan, and there are no facts or circumstances which could form the basis for any such claims or Legal Proceedings.
          (o) Independent Contractors. Part 2.16(o) of the Disclosure Schedule accurately sets forth, with respect to each Person who is an independent contractor of the Company and has provided services as an independent contractor since January 1, 2008:

CONFIDENTIAL
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
               (i) the name of such independent contractor and the date as of which such independent contractor was originally engaged by the Company;
               (ii) a description of such independent contractor’s performance objectives, services, duties and responsibilities;
               (iii) the aggregate dollar amount of the compensation (including all payments or benefits of any type) received by such independent contractor from the Company with respect to services performed in the fiscal year ended December 31, 2008;
              (iv) the terms of compensation of such independent contractor; and
               (v) any Governmental Authorization that is held by such independent contractor and that relates to or is useful in connection with the business of the Company.
               (p) No Misclassified Employees. No current or former independent contractor of the Company could be deemed to be a misclassified employee. No independent contractor is eligible to participate in any Company Employee Plan. The Company has never had any temporary or leased employees that were not treated and accounted for in all respects as employees of the Company.
               (q) Labor-Related Claims. Except as set forth in Part 2.16(q) of the Disclosure Schedule, there is no Legal Proceeding, claim, labor dispute or grievance pending or, to the Knowledge of the Company, threatened or reasonably anticipated relating to any employment Contract, compensation, wages and hours, leave of absence, plant closing notification, employment statute or regulation, privacy right, labor dispute, workers’ compensation policy, long-term disability policy, safety, retaliation, immigration or discrimination matter involving any Company Employee, including charges of unfair labor practices or harassment complaints.
               (r) Change in Control Severance Plan. Part 2.16(r) of the Disclosure Schedule sets forth an accurate and complete description of the terms of the severance plan adopted by the Company’s board of directors on October 9, 2009 in connection with the transactions contemplated by this Agreement (the “Change in Control Severance Plan”).
     2.17 Environmental Matters. The Company is and has always been in compliance with all applicable Environmental Laws, which compliance includes the possession by the Company of all Environmental Licenses and other Governmental Authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. The Company has not received any written notice or other written communication, whether from a Governmental Body, citizens group, Company Employee or otherwise, that alleges that the Company is not in compliance with any Environmental Law. To the Knowledge of the Company: (a) no current or prior owner of any property leased or controlled by the Company has received any notice or other communication, whether from a Government Body, citizens group, Company Employee or otherwise, that alleges that such current or prior owner or the Company is not in compliance with any Environmental Law; (b) the Company has not caused or contributed to any Environmental Release and there are no circumstances which may give rise to any Environmental Release by the Company; and (c) no Contaminants are stored or contained on or under any of the Properties whether in storage tanks, land fills, pits, ponds, lagoons or otherwise. All Governmental Authorizations currently held by the Company pursuant to Environmental Laws are identified in Part 2.17 of the Disclosure Schedule.

CONFIDENTIAL
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
     2.18 Insurance. Part 2.18 of the Disclosure Schedule identifies each insurance policy currently maintained by, at the expense of or for the benefit of the Company as of the date of this Agreement and identifies any material claims or notices of circumstances submitted thereunder as of the date of this Agreement. The Company has made available to Parent accurate and complete copies of the insurance policies identified on Part 2.18 of the Disclosure Schedule. Each of the insurance policies identified in Part 2.18 of the Disclosure Schedule is in full force and effect. Since January 1, 2005, the Company has not received any written notice or other written communication regarding any actual or possible: (i) cancellation or invalidation of any insurance policy; (ii) refusal of any coverage or rejection of any claim under any insurance policy; or (iii) material adjustment in the amount of the premiums payable with respect to any insurance policy.
     2.19 Related Party Transactions. Except as set forth in Part 2.19 of the Disclosure Schedule: (a) no Related Party has, and no Related Party has had, any interest in any material asset used in or otherwise relating to the business of the Company; (b) no Related Party is, or has been, indebted to the Company (other than for ordinary travel advances); (c) no Related Party has entered into, or has had any financial interest in, any material Contract, transaction or business dealing or involving the Company; (d) to the Knowledge of the Company, no Related Party is competing, or has at any time competed, with the Company; and (e) no Related Party has any claim or right against the Company (other than rights under Company Options and rights to receive compensation for services performed as an employee of the Company or other rights arising in the ordinary course of employment). No member of the board of directors (or other similar body) of the Company has ever had a conflict of interest with respect to the Company, and each such member has provided confirmation of the foregoing to the Company in accordance with applicable Legal Requirements.
     2.20 Legal Proceedings; Orders.
          (a) Legal Proceedings. There is no pending Legal Proceeding and, to the Knowledge of the Company, no Person has threatened to commence any Legal Proceeding: (i) that involves the Company or any of the assets owned or used by the Company or any Person whose liability the Company has or may have retained or assumed, either contractually or by operation of law; (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement; or (iii) that relates to the ownership of Company Capital Stock, or any option or other right to Company Capital Stock, or right to receive consideration as a result of this Agreement. To the Knowledge of the Company, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will or would reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding. Except as set forth in Part 2.20(a) of the Disclosure Schedule, no Legal Proceeding has ever been commenced by, and no Legal Proceeding has ever been pending against, the Company.
          (b) Orders. There is no order, writ, injunction, judgment or decree to which the Company, or any of the assets owned or, to the Knowledge of the Company, that are used, by the Company, is subject. To the Knowledge of the Company, no officer or other employee of the Company is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the Company’s business.

CONFIDENTIAL
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
     2.21 Authority; Binding Nature of Agreement; Inapplicability of Anti-takeover Statutes.
          (a) Authority; Binding Nature. The Company has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement and under each other agreement, document or instrument referred to in or contemplated by this Agreement to which the Company is or will be a party; and the execution, delivery and, subject to the receipt of the Required Merger Stockholder Votes, performance by the Company of this Agreement and of each such other agreement, document and instrument have been duly authorized by all necessary action on the part of the Company and its board of directors. This Agreement and each other agreement, document and instrument referred to in or contemplated by this Agreement to which the Company is a party constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.
          (b) Board Approval. The Company’s board of directors has: (i) unanimously determined that the Merger is advisable and fair and in the best interests of the Company and its stockholders; (ii) unanimously recommended the adoption of this Agreement and the approval of the Certificate Amendment by the holders of Company Capital Stock and directed that this Agreement, the Merger and the Certificate Amendment be submitted for consideration by the Company’s stockholders in accordance with Section 5.2; and (iii) to the extent necessary, adopted a resolution having the effect of causing the Company not to be subject to any state takeover law or similar Legal Requirement that might otherwise apply to the Merger or any of the other transactions contemplated by this Agreement.
          (c) No Takeover Statute. No state or foreign takeover statute or similar Legal Requirement applies or purports to apply to the Merger, this Agreement or any of the transactions contemplated hereby.
     2.22 Non-Contravention; Consents. Except as set forth in Part 2.22 of the Disclosure Schedule, neither: (1) the execution, delivery or performance by the Company of this Agreement or any of the other agreements, documents or instruments referred to in this Agreement to which the Company is or will be a party; nor (2) the consummation of the Merger or any of the other transactions contemplated by this Agreement, will (with or without notice or lapse of time):
          (a) subject to the receipt of the Required Merger Stockholder Votes and the Required Amendment Stockholder Votes, contravene, conflict with or result in a violation of: (i) any of the provisions of any Charter Documents; or (ii) any resolution adopted by the stockholders, board of directors or any committee of the board of directors of the Company;
          (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which the Company or any of the assets owned or used by the Company, is subject;
          (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Company or that otherwise relates to the Company’s business or to any of the assets owned or used by the Company;

CONFIDENTIAL
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
          (d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Material Contract, or give any Person the right to: (i) declare a default or exercise any remedy under any such Material Contract; (ii) accelerate the maturity or performance of any such Material Contract; or (iii) cancel, terminate or modify any such Material Contract; or
          (e) result in the imposition or creation of any lien or other Encumbrance upon or with respect to any asset owned or used by the Company (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of the Company).
Except for the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and any notifications required under any applicable antitrust or competition laws or regulations in connection with the Merger, and as set forth in Part 2.22 of the Disclosure Schedule, the Company is not and the Company will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with: (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement; or (y) the consummation of the Merger or any of the other transactions contemplated by this Agreement.
     2.23 Vote Required.
          (a) Merger Vote. The affirmative vote of: (i) the holders of a majority of the outstanding shares of Company Capital Stock (voting together as a single class on an as-converted basis); (ii) the holders of a majority of the outstanding shares of Company Common Stock (voting as a separate class); and (iii) the holders of 60% of the outstanding shares of Company Preferred Stock (voting as a separate class), are the only votes of the holders of any class or series of Company Capital Stock necessary to adopt this Agreement and approve the other transactions contemplated by this Agreement (other than the Certificate Amendment) (the votes referred to in clauses “(i),” “(ii)” and “(iii)” of this sentence being referred to collectively as the “Required Merger Stockholder Votes”).
          (b) Certificate Amendment Vote. The affirmative vote of: (i) the holders of a majority of the outstanding shares of Company Capital Stock (voting together as a single class on an as-converted basis); and (ii) the holders of 60% of the outstanding shares of Company Preferred Stock (voting as a separate class), are the only votes of the holders of any class or series of Company Capital Stock necessary to approve the Certificate Amendment (the votes referred to in clauses “(i)” and “(ii)” of this sentence being referred to collectively as the “Required Amendment Stockholder Votes”).
     2.24 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. Except as set forth in Part 2.24 of the Disclosure Schedule, no Person is or may become entitled to receive any fee or other amount from the Company for professional services performed or to be performed in connection with the Merger or any of the other transactions contemplated by this Agreement.
     2.25 Information Statement. The information supplied by the Company for inclusion in the Information Statement will not, as of the date of the Information Statement: (i) contain any statement that is inaccurate or misleading with respect to any material fact; or (ii) omit to state any material fact necessary in order to make such information (in the light of circumstances under which it is provided) not false or misleading.

CONFIDENTIAL
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
3. Representations and Warranties of Parent and Merger Sub
     Parent and Merger Sub represent and warrant to the Company as follows:
     3.1 Due Organization. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power and authority to conduct its business in the manner in which its business is currently being conducted and to own and use its assets in the manner in which its assets are currently owned and used. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.
     3.2 Non-Contravention; Consents.
          (a) Non-Contravention. Neither: (i) the execution, delivery or performance by Parent of this Agreement or any of the other agreements, documents or instruments referred to in this Agreement to which Parent is or will be a party; nor (ii) the consummation of the Merger or any of the other transactions contemplated by this Agreement or any of such other agreements, documents or instruments, will (with or without notice or lapse of time) contravene, conflict with or result in a violation of: (A) any of the provisions of the certificate of incorporation or bylaws of Parent or Merger Sub; (B) any resolution adopted by the stockholders, the board of directors or any committee of the board of directors of Parent or Merger Sub; or (C) any provision of any material contract by which Parent is bound.
          (b) Consents. Except for the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and any applicable filings required to be made by Parent or Merger Sub, notices required to be given by Parent or Merger Sub or Consents required to be obtained by Parent or Merger Sub, in each case from any Governmental Body in connection with the Merger, neither Parent nor Merger Sub will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with: (i) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement; or (ii) the consummation of the Merger or any of the other transactions contemplated by this Agreement, other than any such filing, notice or Consent that will have been made, given or obtained by Parent or Merger Sub prior to the Closing.
     3.3 Authority; Binding Nature of Agreement. Parent and Merger Sub have the absolute and unrestricted right, power and authority to enter into and perform their obligations under this Agreement and under each other agreement, document and instrument referred to in this Agreement to which Parent or Merger Sub is a party; and the execution, delivery and performance by Parent and Merger Sub of this Agreement any of each such other agreement, document and instrument have been duly authorized by all necessary action on the part of Parent and Merger Sub and their respective boards of directors. No vote of Parent’s stockholders is needed to approve the Merger. This Agreement and each other agreement, document or instrument referred to in this Agreement to which Parent or Merger Sub is a party constitutes the legal, valid and binding obligation of Parent and Merger Sub, as the case may be, enforceable against them in accordance with its terms, subject to: (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.
     3.4 Legal Proceedings. There is no pending Legal Proceeding and, to the knowledge of Parent and Merger Sub, no Person has threatened to commence any Legal Proceeding, that challenges, or

CONFIDENTIAL
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement.
     3.5 Available Funds. The resources of Parent and cash on hand of Parent as of the date of this Agreement and at the Closing are and will be at the Closing, in the aggregate, sufficient and available for Parent to fund the Payment Fund at the Closing.
4. Certain Covenants of the Company
     4.1 Access and Investigation. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to Section 8 or the Effective Time (the “Pre-Closing Period”), the Company shall, and shall cause its Representatives to: (a) provide Parent and Parent’s Representatives with reasonable access during normal business hours to the Company’s Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Company; and (b) provide Parent and Parent’s Representatives with copies of such existing books, records, Tax Returns, work papers and other documents and information relating to the Company, and with such additional financial, operating and other data and information regarding the Company, as Parent may reasonably request. During the Pre-Closing Period, Parent may make inquiries of Persons having business relationships with the Company (including suppliers, licensors and customers) and the Company shall help facilitate (and shall cooperate fully with Parent in connection with) such inquiries. Without limiting the generality of the foregoing, during the Pre-Closing Period, the Company shall promptly provide to Parent reasonable access to any material notice, report, correspondence, action, document or other communication received by the Company from, or sent on behalf of the Company to, a Regulatory Authority or any other Person, including patients, physicians, clinical research organizations or others involved in clinical trials, relating to the clinical or regulatory status of any Company Pharmaceutical Product. On or prior to the Closing, the Company shall deliver to the Stockholders’ Agent a copy of the protocol for the 003-A1 Study as of the date of this Agreement. At the Closing, the Company shall deliver to the Stockholders’ Agent a copy of the Merger Consideration Certificate and the documentation referred to in Section 6.7(g).
     4.2 Operation of the Business of the Company. During the Pre-Closing Period:
          (a) the Company shall conduct its business and operations in the ordinary course and in substantially the same manner as such business and operations have been conducted prior to the date of this Agreement;
          (b) the Company shall use commercially reasonable efforts to preserve intact its current business organization, to keep available the services of its current officers and employees and to maintain its relations and good will with all suppliers, customers, landlords, clinical research organizations, creditors, employees and other Persons having business relationships with the Company;
          (c) the Company shall not cancel any of its insurance policies identified in Part 2.18 of the Disclosure Schedule;
          (d) the Company shall (i) consult with Parent in connection with any proposed meeting with a Regulatory Authority relating to any Company Pharmaceutical Product and promptly provide Parent with a summary report of any such meeting that occurs; (ii) provide Parent and its Representatives with a reasonable opportunity to review any filing proposed to be made and any

CONFIDENTIAL
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
correspondence or other material communication proposed to be submitted or otherwise transmitted to a Regulatory Authority on behalf of the Company relating to any Company Pharmaceutical Product; (iii) consult with Parent prior to making any change to a study protocol or a development timeline or adding new trials or taking any action with respect to ongoing trials; (iv) report to Parent concerning operational, financial, regulatory, Intellectual Property, manufacturing and clinical matters and the status of the business of the Company, as Parent may reasonably request; and (v) promptly notify Parent in writing upon the receipt of any notice or other communication, whether written or verbal, from any patent office that requires the Company to take any action within 180 days after the date of this Agreement (it being understood that all reports and notifications required pursuant to this clause “(d)” may be given by way of electronic mail or telephonically);
          (e) the Company shall not declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock or other securities, or repurchase, redeem or otherwise reacquire any shares of capital stock or other securities;
          (f) the Company shall not sell, issue or authorize the issuance of: (i) any capital stock or other security; (ii) any option, call, warrant or right to acquire any capital stock (or cash based on the value of capital stock) or other security; or (iii) any instrument convertible into or exchangeable for any capital stock (or cash based on the value of capital stock) or other security (except that the Company shall be permitted to issue Company Capital Stock upon the exercise of Company Options or Company Warrants, or upon the conversion of Company Preferred Stock, in each case outstanding as of the date of this Agreement and in accordance with their terms as in effect on the date of this Agreement); provided, however, that the Company shall timely grant Company Options or other securities of the Company pursuant to and in accordance with any promise, commitment or other Contract to grant such Company Options or other securities of the Company which is outstanding as of the date of this Agreement and is set forth on Part 4.2(f) of the Disclosure Schedule;
          (g) except as set forth in Section 1.6, the Company shall not amend or waive any of its rights under, or permit the acceleration of vesting under (i) any provision of any restricted stock agreement or (ii) any other compensation obligation;
          (h) the Company shall not amend or permit the adoption of any amendment to the Charter Documents (other than the Certificate Amendment), or effect or permit the Company to become a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;
          (i) the Company shall not form any Subsidiary or acquire any equity interest or other interest in any other Entity;
          (j) the Company shall not make any capital expenditure, except for individual capital expenditures that do not exceed $100,000 and that, when added to all other capital expenditures made on behalf of the Company during the Pre-Closing Period, do not exceed $250,000;
          (k) the Company shall not: (i) enter into, or permit any of the assets owned or used by it to become bound by, any Contract that is or would constitute a Material Contract; or (ii) amend or prematurely terminate, or waive any material right or remedy under, any Contract that is or would constitute a Material Contract;

CONFIDENTIAL
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
          (l) the Company shall not: (i) acquire, lease or license any right or other asset from any other Person; (ii) sell or otherwise dispose of, or lease or license, any right or other asset to any other Person or amend or modify any Company IP Contract; or (iii) waive or relinquish any right, except, in the case of clauses “(i)” through “(iii)”, in the ordinary course of business consistent with past practices;
          (m) the Company shall not: (i) lend money to any Person (except that the Company may make routine travel advances to current employees and consultants of the Company in the ordinary course of business consistent with past practices); (ii) incur or guarantee any Indebtedness; or (iii) make any pledge of any of its assets or otherwise permit any of its assets to become subject to any Encumbrance, except for pledges of immaterial assets made in the ordinary course of business and consistent with past practices;
          (n) the Company shall not: (i) establish, adopt, amend or terminate any Company Employee Plan or any plan, program or Contract that would constitute a Company Employee Plan; (ii) pay, or make any new commitment to pay, any bonus or make any profit-sharing payment, cash incentive payment or similar payment, other than commissions paid in the ordinary course of business and consistent with past practices; (iii) increase, or make any new commitment to increase, the amount of the wages, salary, commissions, fringe benefits, employee benefits or other compensation (including equity-based compensation, whether payable in cash or otherwise) or remuneration payable to any of its directors, officers or employees; (iv) fund, or make any commitment to fund, any compensation obligation (whether by grantor trust or otherwise); (v) promote or change the title of any of its employees (retroactively or otherwise); or (vi) hire or make an offer to hire any new employee at the level of vice president or above;
          (o) the Company shall not change any of its methods of accounting or accounting practices in any material respect other than as required by GAAP;
          (p) the Company shall not make or change any Tax election, adopt or change a material accounting method in respect of Taxes, enter into a Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement or closing agreement, settle or comprise a claim, notice, audit report or assessment in respect of Taxes, or consent to an extension or waiver of the statutory limitation period applicable to a claim or assessment in respect of Taxes;
          (q) the Company shall not commence or settle any Legal Proceeding;
          (r) the Company shall not accelerate the collection of any accounts receivable or delay the payment of any accounts payable or take any action intended to have the effect of eliminating or minimizing the Net Cash Shortfall Amount; provided, however, that, nothing in this clause “(r)” shall prevent the Company from collecting accounts receivable, paying accounts payable and taking other actions in the ordinary course business consistent with past practice;
          (s) the Company shall not commence, sponsor, participate in or provide funding for any clinical trial except those trials being conducted as of the date of this Agreement or for which the Company has a written protocol proposal as of the date of this Agreement;
          (t) the Company shall not perform any acts with respect to Patent applications or take any actions involving the United States Patent and Trademark Office; and

CONFIDENTIAL
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
          (u) the Company shall not agree or commit to take any of the actions described in clauses “(e)” through “(t)” above.
Notwithstanding the foregoing, the Company may take any action described in: (i) clauses “(e)” through “(t)” above if: (A) Parent gives its prior written consent to the taking of such action by the Company (which consent, in the case of clauses (j), (k) (other than with respect to Contracts relating to Company IP), (o), (p), (q) and (t) of this Section 4.2, shall not be unreasonably withheld, conditioned or delayed); or (B) such action is expressly required to be taken by this Agreement; and (ii) Part 4.2 of the Disclosure Schedule after consultation with Parent.
     4.3 Notification. During the Pre-Closing Period, the Company shall promptly notify Parent and the Stockholders’ Agent in writing of: (i) the discovery by the Company of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a material breach of or a material inaccuracy in any representation or warranty made by the Company in this Agreement; (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a material breach of or a material inaccuracy in any representation or warranty made by the Company in this Agreement if: (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance; or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (iii) any material breach of any covenant or obligation of the Company; and (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 6 or Section 7 impossible or unlikely. No notice delivered pursuant to this Section 4.3 shall be deemed to supplement or amend the Disclosure Schedule for the purpose of: (1) determining the accuracy of any of the representations and warranties made by the Company in this Agreement; or (2) determining whether any of the conditions set forth in Section 6 has been satisfied.
     4.4 No Negotiation. During the Pre-Closing Period, the Company shall not, and the Company shall not authorize or permit any Representative of the Company to: (a) solicit or encourage the initiation or submission of any expression of interest, inquiry, proposal or offer from any Person (other than Parent) relating to a possible Acquisition Transaction; (b) participate in any discussions or negotiations or enter into any agreement, understanding or arrangement with, or provide any non-public information to, any Person (other than Parent or its Representatives) relating to or in connection with a possible Acquisition Transaction; or (c) entertain or accept any proposal or offer from any Person (other than Parent) relating to a possible Acquisition Transaction. The Company shall promptly (and in any event within 48 hours of receipt thereof) notify Parent in writing of: (i) the receipt of any inquiry, indication of interest, proposal or offer relating to a possible Acquisition Transaction that is received by the Company during the Pre-Closing Period; and (ii) the identity of the Person making or submitting such inquiry, indication of interest, proposal or offer, and the terms thereof; provided, however, that with respect to clause “(ii)” of this sentence only, if the Company has, prior to August 31, 2009, entered into a confidentiality agreement with the Person making or submitting such inquiry, indication of interest, proposal or offer and such confidentiality agreement (as such confidentiality agreement existed as of August 31, 2009) prohibits the Company from disclosing such Person’s identity or the terms of such inquiry, indication of interest, proposal or offer to Parent, then the Company shall not be obligated to disclose such Person’s identity or the terms of such inquiry, indication of interest, proposal or offer to Parent pursuant to this clause “(ii).”

CONFIDENTIAL
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
     4.5 Termination of Certain Employee Benefit Plans.
          (a) Termination of 401(k) Plan. The Company shall take (or cause to be taken) all actions necessary or appropriate to terminate, effective no later than the day immediately preceding the Closing Date, any Plan that contains a cash or deferred arrangement intended to qualify under Section 401(k) of the Code (the “401(k) Plans”), unless Parent, in its sole and absolute discretion, agrees to sponsor and maintain such 401(k) Plans by providing the Company with written notice of such election at least three days before the Effective Time. Unless Parent provides such notice to the Company, Parent shall receive from the Company, prior to the Effective Time, evidence that the Company’s board of directors has adopted resolutions to terminate the 401(k) Plans (the form and substance of which resolutions shall be subject to review and approval of Parent), effective no later than the date immediately preceding the Closing Date. In the event that the distributions of assets from the trust of a 401(k) Plan which is terminated are reasonably anticipated to trigger liquidation charges, surrender charges or other fees to be imposed upon the account of any participant or beneficiary of such terminated plan or upon any Company or plan sponsor, then the Company shall take such actions as are necessary to reasonably estimate the amount of such charges and/or fees and provide such estimate in writing to Parent prior to the Effective Time.
          (b) Termination of Severance Plans and Company Option Plan. The Company shall take (or cause to be taken) all actions necessary or appropriate to terminate, effective no later than the day immediately preceding the Closing Date, any group severance, separation or salary continuation Company Employee Plans, programs or arrangements, other than the Change in Control Severance Plan and the Change in Control Agreements (the “Terminated Severance Plans”), unless Parent, in its sole and absolute discretion, agrees to sponsor and maintain such Terminated Severance Plans by providing the Company with written notice of such election at least three days before the Effective Time. The Company shall take (or cause to be taken) all actions necessary or appropriate to terminate the Company Option Plan, effective as of the Effective Time. Unless Parent provides such notice to the Company, the Company shall deliver to Parent, prior to the Effective Time, evidence that the Company’s board of directors has validly adopted resolutions to terminate the Terminated Severance Plans and the Company Option Plan (the form and substance of which resolutions shall be subject to review and approval of Parent), effective as of the Effective Time.
     4.6 Termination/Amendment of Agreements. The Company shall use its commercially reasonable efforts to cause the agreements identified in Schedule 4.6 to be terminated effective as of the Effective Time.
     4.7 FIRPTA Matters. At the Closing: (a) the Company shall deliver to Parent a statement (in such form as may be reasonably requested by counsel to Parent) conforming to the requirements of Section 1.897 — 2(h)(1)(i) of the United States Treasury Regulations (the “FIRPTA Statement”); and (b) the Company shall deliver to the Internal Revenue Service the notification required under Section 1.897 — 2(h)(2) of the United States Treasury Regulations (the “FIRPTA Notification”).
     4.8 Insider Receivables. Prior to the Closing, the Company shall cause all outstanding Insider Receivables to be repaid in full.
     4.9 Net Cash Shortfall Amount. The Company shall prepare and deliver to Parent and the Stockholders’ Agent at least three business days prior to the Closing Date an estimated calculation of the

CONFIDENTIAL
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
Net Cash Shortfall Amount, together with documentation, reasonably satisfactory to Parent, in support of the calculation of the amounts included in the Net Cash Shortfall Amount.
     4.10 Third Quarter Financial Statements. The Company shall prepare and deliver to Parent and the Stockholders’ Agent, at or prior to the Closing, the unaudited balance sheet of the Company as of September 30, 2009, and the related unaudited statement of income, statement of stockholders’ equity and statement of cash flows for the nine months ended September 30, 2009 (collectively, the “September 30th Financial Statements”). The Company shall use commercially reasonable efforts to deliver to Parent and the Stockholders’ Agent, at or prior to the Closing, the unaudited reviewed balance sheet of the Company as of September 30, 2009, and the related unaudited reviewed statement of income, statement of stockholders’ equity and statement of cash flows for the nine months ended September 30, 2009, together with notes thereto.
5. Certain Covenants of the Parties
     5.1 Filings and Consents.
          (a) Filings. Each party shall use commercially reasonable efforts to file, as soon as practicable after the date of this Agreement, all notices, reports and other documents required to be filed by such party with any Governmental Body with respect to the Merger and the other transactions contemplated by this Agreement, and to submit promptly any additional information requested by any such Governmental Body. Without limiting the generality of the foregoing, the Company and Parent shall, promptly after the date of this Agreement, prepare and file any notifications required under any applicable antitrust or competition laws or regulations in connection with the Merger. The Company and Parent shall respond as promptly as practicable to any inquiries or requests received from any state attorney general, antitrust authority or other Governmental Body in connection with antitrust or related matters. Subject to the confidentiality provisions of the Confidentiality Agreement, Parent and the Company each shall promptly supply the other with any information which may be required in order to effectuate any filings (including applications) pursuant to (and to otherwise comply with its obligations set forth in) this Section 5.1(a). Except where prohibited by applicable Legal Requirements or any Governmental Body, and subject to the confidentiality provisions of the Confidentiality Agreement: (i) Parent and the Company shall cooperate with each other with respect to any filings made by either or both of them in connection with the Merger; and (ii) the Company shall: (A) permit Parent to review (and consider in good faith the views of Parent in connection with) any documents before submitting such documents to any Governmental Body in connection with the Merger; and (B) promptly provide Parent with copies of all filings, notices and other documents (and a summary of any oral presentations) made or submitted by the Company with or to any Governmental Body in connection with the Merger.
          (b) Efforts. Subject to Section 5.1(c), Parent and the Company shall use commercially reasonable efforts to take, or cause to be taken, all actions necessary to consummate the Merger and make effective the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing, but subject to Section 5.1(c), each party to this Agreement: (i) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the other transactions contemplated by this Agreement; and (ii) shall use commercially reasonable efforts to obtain each Consent (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Merger or any of the other transactions contemplated by this Agreement.

CONFIDENTIAL
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
          (c) Limitations. Notwithstanding anything to the contrary contained in Section 5.1(b) or elsewhere in this Agreement, neither Parent nor Merger Sub shall have any obligation under this Agreement: (i) to divest or agree to divest (or cause any of its Subsidiaries or the Company to divest or agree to divest) any of its respective businesses, product lines or assets, or to take or agree to take (or cause any of its Subsidiaries or the Company to take or agree to take) any other action or to agree (or cause any of its Subsidiaries or the Company to agree) to any limitation or restriction on any of its respective businesses, product lines or assets; or (ii) to contest any Legal Proceeding relating to the Merger or any of the other transactions contemplated by this Agreement.
     5.2 Stockholder Consent.
          (a) Information Statement. As promptly as practicable (and in any event within 10 days) after the execution of this Agreement, the Company shall, in accordance with its Charter Documents and applicable Legal Requirements, provide to its stockholders an Information Statement and other appropriate documents in connection with the obtaining of written consents of the stockholders of the Company in favor of the adoption of this Agreement and approval of the Certificate Amendment and the other transactions contemplated by this Agreement. The Information Statement shall include the unanimous recommendation of the board of directors of the Company in favor of the adoption of this Agreement and the approval of the Certificate Amendment and the other transactions contemplated by this Agreement. Notwithstanding anything to the contrary contained in this Agreement, the Information Statement and any other materials submitted to the Company’s stockholders in connection with the transactions contemplated by this Agreement shall be subject to prior review and reasonable approval by Parent. The Company shall use commercially reasonable efforts to obtain such written consents from holders of not less than 95% of the outstanding shares of Company Capital Stock. The Company shall deliver a copy of the Information Statement to the Stockholders’ Agent.
          (b) Parachute Payments. As promptly as practicable after the execution of this Agreement, the Company shall submit to the stockholders of the Company (in a manner reasonably satisfactory to Parent) for approval by such number of stockholders of the Company as is required by the terms of Section 280G(b)(5)(B) of the Code a written consent in favor of a single proposal to render the parachute payment provisions of Section 280G of the Code and the Treasury Regulations thereunder (collectively, “Section 280G”) inapplicable to any and all payments and/or benefits provided pursuant to Company Employee Plans or other Contracts that might result, separately or in the aggregate, in the payment of any amount and/or the provision of any benefit that would not be deductible by reason of Section 280G or that would be subject to an excise tax under Section 4999 of the Code (together, the “Section 280G Payments”). Any such stockholder approval shall be sought by the Company in a manner which satisfies all applicable requirements of Section 280G(b)(5)(B) of the Code and the Treasury Regulations thereunder, including Q-7 of Section 1.280G-1 of such Treasury Regulations. The Company agrees that: (i) in the absence of such stockholder approval, no Section 280G Payments shall be made; and (ii) prior to submitting the Section 280G Payments for stockholder approval as described above, the Company shall deliver to Parent waivers of such 280G Payments duly executed by each Person who might receive any Section 280G Payment. The form and substance of all stockholder approval documents contemplated by this Section 5.2(b), including the waivers, shall be subject to the prior review and reasonable approval of Parent.
     5.3 Public Announcements. During the Pre-Closing Period: (a) except as expressly contemplated by this Agreement (including the filings, notices and Consents referred to Sections 5.1 and 5.2), the Company shall not (and the Company shall ensure that its Representatives do not) issue any

CONFIDENTIAL
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
press release or make any public statement regarding (or otherwise disclose to any Person the existence or terms of) this Agreement or the Merger or any of the other transactions contemplated by this Agreement, without Parent’s prior written consent; and (b) the Company shall consult with Parent prior to issuing or making, and shall consider in good faith the views of Parent with respect to, any other press release or public statement. During the Pre-Closing Period, except as expressly contemplated by this Agreement, Parent will use all reasonable efforts to consult with the Company prior to issuing or making, and shall consider in good faith the views of the Company with respect to, any press release or public statement regarding this Agreement or the Merger, or regarding any of the other transactions contemplated by this Agreement. Notwithstanding anything herein to the contrary, following the Closing, the Stockholders’ Agent shall be permitted to publicly announce that it has been engaged to serve as the Stockholders’ Agent in connection with the Merger as long as such announcement does not disclose any of the other terms of the Merger or the other transactions contemplated by this Agreement.
     5.4 Reasonable Efforts. Prior to the Closing: (a) the Company shall use commercially reasonable efforts to cause the conditions set forth in Section 6 to be satisfied on a timely basis; and (b) Parent and Merger Sub shall use commercially reasonable efforts to cause the conditions set forth in Section 7 to be satisfied on a timely basis.
     5.5 Employee Benefits. Parent shall use commercially reasonable efforts to: (a) credit the employees of the Company who become employees of Parent as of the Closing (“Continuing Employees”) for their past service with the Company for purposes of eligibility and vesting under Parent’s 401(k), medical, vision and dental plans (except to the extent such service credit will result in benefit accruals or the duplication of benefits); (b) subject to any applicable plan provisions, contractual requirements or Legal Requirements, waive all limitations as to preexisting condition exclusions (or actively at work or similar limitations), evidence of insurability requirements and waiting periods with respect to participation and coverage requirements applicable to the Continuing Employees and their eligible dependents under any health and welfare plan that such employees may be eligible to participate in after the Closing; (c) subject to any applicable plan provisions, contractual requirements or Legal Requirements, give the Continuing Employees credit for the plan year in which the Effective Time occurs toward applicable deductibles and annual out-of-pocket limits for medical expenses incurred by such employees prior to the Effective Time for which claims have been submitted; and (d) grant the Continuing Employees service credit for purposes of Parent’s vacation leave policy. Until December 31, 2009 or such later date determined by Parent, Parent shall continue in effect without amendment or reduction in benefits the existing Company Employee Plans (other than the 401(k) Plan, the Terminated Severance Plans and the Company Option Plan); provided, however, that if Parent decides to enroll a Continuing Employee in a Parent plan providing same or similar benefits prior to December 31, 2009, then such Continuing Employee shall only be covered under such Parent plan. The Surviving Corporation shall continue in effect without amendment or reduction in benefits the Change in Control Severance Plan until at least March 31, 2010. Notwithstanding anything in this Agreement to the contrary, no Continuing Employee, and no other Company Employee, shall be deemed to be a third party beneficiary of this Agreement.
     5.6 Communications with Employees. Prior to the Closing Date, the Company shall not communicate (and the Company shall ensure that none of its Representatives communicates) with Company Employees regarding post-Closing employment matters with Parent or any Subsidiary or affiliate of Parent, including post-Closing employee benefit plans and compensation, without the prior written approval of Parent.

CONFIDENTIAL
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
     5.7 Resignation of Officers and Directors. The Company shall use commercially reasonable efforts to obtain and deliver to Parent at or prior to the Closing the resignation of each officer and director of the Company from their corporate offices effective as of the Effective Time (it being understood that such resignations shall not constitute a termination of any such person’s employment with the Company and shall not prejudice or trigger any such person’s rights under the terms of any Change in Control Agreement).
     5.8 Amendment to Certificate of Incorporation. The Company shall: (a) use commercially reasonable efforts to cause to be adopted the Certificate Amendment; and (b) file the Certificate Amendment with the Secretary of State of the State of Delaware promptly after being requested to do so by Parent and cause the Certificate Amendment to take effect upon filing.

CONFIDENTIAL
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
     5.9 Directors and Officers. If the Closing occurs, Parent shall, for a period of not less than six years from the Effective Time, cause the Surviving Corporation (including by funding the obligations of the Surviving Corporation): (a) to (i) maintain to the fullest extent permitted by law all rights to indemnification (including rights to the advancement of funds for expenses) and all limitations on liability existing as of the date of this Agreement in favor of each person who is now, or has been at any time prior to the date of this Agreement been, an officer or director of the Company (the “Company Indemnified Parties”) with respect to acts taken by such person prior to the Closing in his or her capacity as a director or officer of the Company, as provided in the Charter Documents or any Contract in effect between the Company and any such Company Indemnified Party identified in Part 2.11(a)(ii) of the Disclosure Schedule, in each case as in effect as of the date of this Agreement and (ii) maintain the directors’ and officers’ tail insurance policy existing as of the Effective Time, and (b) to not terminate or modify such rights or limitations in such a manner as to adversely affect any right thereunder of any Company Indemnified Party to whom this Section 5.9 applies. In the event Parent, the Surviving Corporation or any of their respective successors or assigns, consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, then and in each such case, proper provision shall be made so that the successors and assigns of Parent (or their respective successors and assigns) shall assume the obligations set forth in this Section 5.9. In the event Parent, the Surviving Corporation or any of their respective successors or assigns, transfers all or substantially all of its properties and assets to any Person and such transferee does not assume the obligations set forth in this Section 5.9, then proper provision shall be made by Parent with respect to the continued performance by Parent and the Surviving Corporation (or their respective successors and assigns) of the obligations set forth in this Section 5.9. The obligations of Parent under this Section 5.9 shall survive the Closing and shall not be terminated or modified in such a manner as to affect adversely any Company Indemnified Party to whom this Section 5.9 applies without the consent of such affected Company Indemnified Party, unless such termination or modification is required by applicable Legal Requirements (it being expressly understood that the Company Indemnified Parties to whom this Section 5.9 applies shall be third party beneficiaries of this Section 5.9, each of whom may enforce the provisions of this Section 5.9).
     5.10 Investor Representation Letters. The Company shall, as promptly as practicable after the date of this Agreement, distribute investor representation letters, in form and substance reasonably acceptable to Parent, to each Participating Preferred Securityholder that is not a Major Stockholder and shall use commercially reasonable efforts to obtain a completed investor representation letter from each such Participating Preferred Stockholder as promptly as practicable.
6. Conditions Precedent to Obligations of Parent and Merger Sub
     The obligations of Parent and Merger Sub to cause the Merger to be effected and otherwise cause the transactions contemplated by this Agreement to be consummated are subject to the satisfaction (or waiver by Parent), at or prior to the Closing, of each of the following conditions:
     6.1 Accuracy of Representations.
          (a) Accuracy of Certain Representations. Each of the Specified Representations and each of the representations and warranties made by the Company in Section 2.10 shall be accurate in all material respects as of the Closing Date as if made on and as of the Closing Date, other than any such representations or warranties which by their terms are made as of a specific earlier date, which shall have been accurate in all material respects as of such earlier date; provided, however, that for purposes of determining the accuracy of such representations and warranties: (i) all materiality qualifications limiting

CONFIDENTIAL
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
the scope of such representations and warranties shall be disregarded; and (ii) any update of or modification to the Disclosure Schedule made or purported to have been made on or after the date of this Agreement shall be disregarded.
          (b) Accuracy of Other Representations. Each of the other representations and warranties made by the Company in this Agreement shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date, other than representations and warranties which by their terms are made as of a specific earlier date, which shall have been accurate in all respects as of such earlier date, in each case except for inaccuracies in such representations and warranties where the circumstances giving rise to such inaccuracies (considered collectively) do not constitute and would not reasonably be expected to have or result in a Material Adverse Effect on the Company; provided, however, that for purposes of determining the accuracy of the foregoing representations and warranties: (i) all materiality qualifications limiting the scope of such representations and warranties shall be disregarded; and (ii) any update of or modification to the Disclosure Schedule made or purported to have been made on or after the date of this Agreement shall be disregarded.
     6.2 Performance of Covenants. Each of the covenants and obligations that the Company is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.
     6.3 Governmental Consents. All filings with and Consents of any Governmental Body required to be made or obtained in connection with the Merger and the other transactions contemplated by this Agreement shall have been made or obtained and shall be in full force and effect and any waiting period under any applicable antitrust or competition law, regulation or other Legal Requirement shall have expired or been terminated.
     6.4 No Material Adverse Effect. Since the date of this Agreement, there shall not have occurred and be continuing any Material Adverse Effect, and no Effect shall have occurred or shall exist that, in combination with any other Effects, would reasonably be expected to have or result in a Material Adverse Effect.
     6.5 Stockholder Approval. The Certificate Amendment shall have been duly approved by the Required Amendment Stockholder Votes. The adoption of this Agreement shall have been duly approved by the Required Merger Stockholder Votes. The number of shares of Company Capital Stock that constitute (or that are or may be eligible to become) Dissenting Shares shall be less than 5% of each class and series of Company Capital Stock outstanding immediately prior to the Closing.
     6.6 Certificate Amendment. The Company shall have provided Parent with evidence satisfactory to Parent that the Company has filed the Certificate Amendment with the Secretary of State of the State of Delaware.
     6.7 Agreements and Documents. Parent shall have received the following agreements and documents, each of which shall be in full force and effect:
          (a) the Escrow Agreement, duly executed by the Stockholders’ Agent;
          (b) a Support Agreement, duly executed by each Major Stockholder;

CONFIDENTIAL
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
          (c) Release Agreements, substantially in the form of Exhibit C, duly executed by the Persons identified on Schedule 6.7(c);
          (d) agreements, in form and substance reasonably satisfactory to Parent, terminating the agreements identified on Schedule 4.6 in accordance with Section 4.6;
          (e) a certificate duly executed on behalf of the Company by the chief executive officer of the Company and containing the representation and warranty of the Company that the conditions set forth in Sections 6.1, 6.2, 6.4, 6.5, 6.8, 6.10 and 6.13 have been duly satisfied (the “Company Closing Certificate”);
          (f) a certificate (the “Merger Consideration Certificate”), in form and substance reasonably satisfactory to Parent, duly executed on behalf of the Company by the chief financial officer of the Company, containing the following information and the representation and warranty of the Company that all of such information is accurate and complete as of the Closing:
          (i) the aggregate amount of any unpaid Company Transaction Expenses (including the maximum amount of any Company Transaction Expenses that will become payable after the Effective Time with respect to services performed or actions taken prior to and promptly following the Effective Time);
          (ii) the aggregate amounts of each of: (A) the cash and cash equivalents of the Company as of immediately after the Closing, determined in accordance with GAAP; and (B) the Indebtedness of the Company as of immediately after the Closing;
          (iii) with respect to each Person who is a stockholder of the Company immediately prior to the Effective Time:
          (1) the name and address of record of each such stockholder;
          (2) the number of shares of Company Capital Stock of each class and series held by each such stockholder immediately prior to the Effective Time;
          (3) the consideration that each such stockholder is entitled to receive pursuant to Section 1.5;
          (4) the cash amount to be contributed to the Indemnification Escrow Fund and to the Expenses Escrow Fund with respect to the shares of Company Capital Stock held by each such stockholder pursuant to Section 1.5(c);
          (5) the total amount of Taxes to be withheld in accordance with Section 1.10(h) from the portion of the consideration that each such stockholder is entitled to receive pursuant to Sections 1.5(a)(ii)(A), 1.5(a)(iii)(A), 1.5(a)(v)(A) and 1.5(a)(vi)(A) (other than any Taxes that would be required to be withheld from the consideration to be paid to a stockholder under this Agreement due to the failure by such stockholder to deliver a valid Form W-8 or Form W-9 to the Payment Agent or Parent (“W-9 Withholding”)); and

CONFIDENTIAL
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
          (6) the net cash amount to be paid to each such stockholder by the Payment Agent pursuant to Sections 1.5(a)(ii)(A), 1.5(a)(iii)(A), 1.5(a)(v)(A) and 1.5(a)(vi)(A) upon surrender of such stockholder’s Company Stock Certificates in accordance with Section 1.10 (after deduction of any Taxes (other than any W-9 Withholding) to be withheld in accordance with Section 1.10(h));
          (iv) with respect to each Company Option that is outstanding as of immediately prior to the Effective Time (after giving effect to any exercises of Company Options prior to the Effective Time):
          (1) the name and address of record of the holder thereof;
          (2) the exercise price per share thereof;
          (3) the number of shares of Company Common Stock subject thereto;
          (4) the consideration that the holder of such Company Option is entitled to receive pursuant to Section 1.6;
          (5) the cash amount to be contributed to the Indemnification Escrow Fund and to the Expenses Escrow Fund with respect to the shares of Company Capital Stock subject to such Company Option pursuant to Section 1.5(c);
          (6) the total amount of Taxes to be withheld in accordance with Section 1.10(h) from the consideration that such holder is entitled to receive pursuant to Section 1.6(a) (other than any W-9 Withholding); and
          (7) the net cash amount to be paid to such holder pursuant to Section 1.6(a) (after deduction of any Taxes (other than any W-9 Withholding) to be withheld in accordance with Section 1.10(h)).
          (g) documentation, reasonably satisfactory to Parent, in support of the calculation of the amounts set forth in the Merger Consideration Certificate;
          (h) written resignations of all officers and directors of the Company from their corporate offices, effective as of the Effective Time (it being understood that such resignations shall not constitute a termination of such persons’ employment with the Company and shall not prejudice or trigger such persons’ rights under the terms of any Change in Control Agreement);
          (i) the Certificate of Merger, duly executed by the Company;
          (j) written statements from the Company’s outside legal counsel and any financial advisor, accountant or other Person who provided services to the Company (other than Company Employees who provided such services only in their capacities as such), or who is otherwise entitled to any compensation from the Company, in connection with services provided with respect to this Agreement or any of the transactions contemplated by this Agreement, setting forth the total amount of

CONFIDENTIAL
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
unpaid Company Transaction Expenses that remain payable to such Person with respect to services rendered through the date that is two business days prior to the Closing Date;
          (k) the FIRPTA Statement executed by the Company; and
          (l) the September 30th Financial Statements.
     6.8 FIRPTA Compliance. The Company shall have filed with the Internal Revenue Service the FIRPTA Notification.
     6.9 No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction or other Governmental Body and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.
     6.10 No Legal Proceedings. No Governmental Body shall have commenced or threatened to commence any Legal Proceeding: (a) challenging the Merger or any of the other transactions contemplated by this Agreement or seeking the recovery of damages in connection with the Merger or any of the other transactions contemplated by this Agreement; (b) seeking to prohibit or limit the exercise by Parent of any material right pertaining to its ownership of stock of Merger Sub or the Company; (c) that may have the effect of preventing, delaying, making illegal or otherwise interfering with the Merger or any of the other transactions contemplated by this Agreement; or (d) seeking to compel the Company, Parent or any affiliate of Parent to dispose of or hold separate any material assets as a result of the Merger or any of the other transactions contemplated by this Agreement.
     6.11 No Company Options/Warrants. The Company shall have provided Parent with evidence reasonably satisfactory to Parent as to the termination of the Company Option Plan and as to the exercise or termination of all Company Warrants.
     6.12 Termination of Employee Plans. The Company shall have provided Parent with evidence reasonably satisfactory to Parent as to the termination of the benefit plans referred to in Section 4.5.
     6.13 Section 280G Stockholder Approval. Any agreements, contracts or arrangements that may result, separately or in the aggregate, in a Section 280G Payment shall have been approved by such number of stockholders of the Company as is required by the terms of Section 280G in order for such payments and benefits not to be deemed parachute payments under Section 280G of the Code, with such approval to be obtained in a manner which satisfies all applicable requirements of Section 280G(b)(5)(B) of the Code and all applicable regulations (whether proposed or final) relating to Section 280G of the Code, or, in the absence of such stockholder approval, each Person who would otherwise have been entitled to any such payments or benefits shall have duly executed and delivered to Parent the waiver referred to in Section 5.2(b).
     6.14 Pay-Off Letters; Insider Receivables. The Company shall have provided Parent with pay-off letters duly executed on behalf of TriplePoint Capital LLC and Silicon Valley Bank setting forth the total amount due for the repayment and discharge in full of all Indebtedness of the Company under the TriplePoint Capital Agreement and the Silicon Valley Bank Agreement. The Company also shall have

CONFIDENTIAL
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
provided Parent with evidence reasonably satisfactory to Parent of the payment in full of all outstanding Insider Receivables.
     6.15 Securities Exemption. Either:
     (a) the Company shall have provided Parent with evidence reasonably satisfactory to Parent that: (i) it is reasonable for Parent to believe that all Participating Preferred Securityholders are accredited investors (as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act (“Regulation D”)), and (ii) the delivery of the Information Statement to the Participating Preferred Securityholders satisfied all applicable information and disclosure requirements set forth in Rule 502 of Regulation D; or
     (b) the Company shall have provided Parent with evidence reasonably satisfactory to Parent that: (i) it is reasonable for Parent to believe that there are no more than 35 Participating Preferred Securityholders that are not accredited investors; (ii) the information contained in, and the delivery to the Participating Preferred Securityholders of, the Information Statement satisfied all applicable information and disclosure requirements set forth in Rule 502 of Regulation D; and (iii) it is reasonable for Parent to believe that each Participating Preferred Securityholder comes within the description set forth in Rule 506(b)(2)(ii) of Regulation D.
7. Conditions Precedent to Obligations of the Company
     The obligations of the Company to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction (or waiver by the Company), at or prior to the Closing, of each of the following conditions:
     7.1 Accuracy of Representations. Each of the representations and warranties made by Parent and Merger Sub in this Agreement shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date, other than representations and warranties which by their terms are made as of a specific date, which shall have been accurate in all respects as of such date, in each case except where the failure of the representations and warranties of Parent and Merger Sub to be accurate would not reasonably be expected to have a material adverse effect on the ability of Parent to consummate the Merger; provided, however, that for purposes of determining the accuracy of such representations and warranties, all materiality qualifications limiting the scope of such representations and warranties shall be disregarded.
     7.2 Performance of Covenants. All of the covenants and obligations that Parent and Merger Sub are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects, except where the failure to comply with or perform such covenants and obligations in all material respects would not reasonably be expected to have a material adverse effect on the ability of Parent to consummate the Merger or to make any Milestone Payment.
     7.3 Stockholder Approval. The Certificate Amendment shall have been duly approved by the Required Amendment Stockholder Votes. This Agreement shall have been duly adopted by the Required Merger Stockholder Votes.
     7.4 Documents. The Company shall have received the following documents: (a) the Escrow Agreement, duly executed by Parent and the Escrow Agent; and (b) a certificate duly executed on behalf

CONFIDENTIAL
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
of Parent by an officer of Parent and containing the representation and warranty of Parent that the conditions set forth in Sections 7.1 and 7.2 have been satisfied.
     7.5 No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction or other Governmental Body and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.
8. Termination
     8.1 Termination Events. This Agreement may be terminated prior to the Closing (whether before or after the adoption of this Agreement by the Company’s stockholders):
          (a) by the mutual written consent of Parent and the Company;
          (b) by Parent if the Closing has not taken place on or before 5:00 p.m. (Pacific time) on February 12, 2010 (the “End Date”) (other than as a result of any failure on the part of Parent to comply with or perform any covenant or obligation of Parent or Merger Sub set forth in this Agreement);
          (c) by the Company if the Closing has not taken place on or before 5:00 p.m. (Pacific time) on the End Date (other than as a result of any failure on the part of the Company or any of the stockholders of the Company to comply with or perform any covenant or obligation set forth in this Agreement or in the Support Agreement);
          (d) by Parent or the Company if: (i) a court of competent jurisdiction or other Governmental Body shall have issued a final and nonappealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger; or (ii) there shall be any Legal Requirement enacted, promulgated, issued or deemed applicable to the Merger by any Governmental Body that would make consummation of the Merger illegal;
          (e) by Parent if: (i) any of the representations and warranties of the Company contained in this Agreement shall be inaccurate as of the date of this Agreement, or shall have become inaccurate as of a date subsequent to the date of this Agreement, such that, if such inaccuracy occurred or was continuing as of the Closing Date, the condition set forth in Section 6.1 would not be satisfied; or (ii) any of the covenants of the Company contained in this Agreement shall have been breached such that, if such breach occurred or was continuing as of the Closing Date, the condition set forth in Section 6.2 would not be satisfied; provided, however, that if an inaccuracy in any of the representations and warranties of the Company or a breach of a covenant by the Company is curable by the Company through the use of reasonable efforts within 60 days after Parent notifies the Company in writing of the existence of such inaccuracy or breach (the “Company Cure Period”), then Parent may not terminate this Agreement under this Section 8.1(e) as a result of such inaccuracy or breach prior to the expiration of the Company Cure Period, provided the Company, during the Company Cure Period, continues to exercise reasonable efforts to cure such inaccuracy or breach (it being understood that Parent may not terminate this Agreement pursuant to this Section 8.1(e) with respect to such inaccuracy or breach if such inaccuracy or breach is cured prior to the expiration of the Company Cure Period);

CONFIDENTIAL
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange act of 1934, as amended.
          (f) by the Company if: (i) any of Parent’s representations and warranties contained in this Agreement shall be inaccurate as of the date of this Agreement, or shall have become inaccurate as of a date subsequent to the date of this Agreement, such that, if such inaccuracy occurred or was continuing as of the Closing Date, the condition set forth in Section 7.1 would not be satisfied; or (ii) if any of Parent’s covenants contained in this Agreement shall have been breached such that, if such breach occurred or was continuing as of the Closing Date, the condition set forth in Section 7.2 would not be satisfied; provided, however, that if an inaccuracy in any of Parent’s representations and warranties or a breach of a covenant by Parent is curable by Parent through the use of reasonable efforts within 60 days after the Company notifies Parent in writing of the existence of such inaccuracy or breach (the “Parent Cure Period”), then the Company may not terminate this Agreement under this Section 8.1(f) as a result of such inaccuracy or breach prior to the expiration of the Parent Cure Period, provided Parent, during the Parent Cure Period, continues to exercise reasonable efforts to cure such inaccuracy or breach (it being understood that the Company may not terminate this Agreement pursuant to this Section 8.1(f) with respect to such inaccuracy or breach if such inaccuracy or breach is cured prior to the expiration of the Parent Cure Period); or
          (g) by Parent if any of the Required Merger Stockholder Votes or the Required Amendment Stockholder Votes is not obtained within one day after the date of this Agreement.
     8.2 Termination Procedures. If Parent wishes to terminate this Agreement pursuant to Section 8.1, Parent shall deliver to the Company a written notice stating that Parent is terminating this Agreement and setting forth a brief description of the basis on which Parent is terminating this Agreement. If the Company wishes to terminate this Agreement pursuant to Section 8.1, the Company shall deliver to Parent a written notice stating that the Company is terminating this Agreement and setting forth a brief description of the basis on which the Company is terminating this Agreement.
     8.3 Effect of Termination. If this Agreement is terminated pursuant to Section 8.1, all further obligations of the parties under this Agreement shall terminate; provided, however, that: (a) none of the Company or Parent shall be relieved of any obligation or liability arising from any prior willful breach by such party of any representation and warranty, or any willful breach by such party of any covenant or obligation, contained in this Agreement; (b) the parties shall, in all events, remain bound by and continue to be subject to the provisions set forth in Section 10; and (c) the parties shall, in all events, remain bound by and continue to be subject to Section 5.3 and the Confidentiality Agreement. For purposes of this Agreement, a “willful breach” shall mean a breach that is a consequence of an act knowingly undertaken by the breaching party with the knowledge that such act constituted a breach of this Agreement.
9. Indemnification, Etc.
     9.1 Survival of Representations, Etc.
          (a) General Survival. If the Closing occurs, subject to Sections 9.1(b) and 9.1(e), the representations and warranties made by the Company in this Agreement and the representations and warranties set forth in the Company Closing Certificate and the Merger Consideration Certificate, in each case other than the Specified Representations and the IP Representations, shall survive the Effective Time and expire at 11:59 p.m. (California time) on December 31, 2010 (the “Termination Date”); provided, however, that if, at any time on or prior to the Termination Date, any Indemnitee delivers to the Stockholders’ Agent a written notice alleging the existence of an inaccuracy in or a breach of any of such

CONFIDENTIAL
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange act of 1934, as amended.
representations and warranties and asserting a claim for recovery under Section 9.2 based on such alleged inaccuracy or breach, then the claim asserted in such notice shall survive the Termination Date until such time as such claim is fully and finally resolved.
          (b) Specified Representations and IP Representations. Notwithstanding anything to the contrary contained in Section 9.1(a), but subject to Section 9.1(e): (i) the Specified Representations shall survive the Effective Time and expire at 11:59 p.m. (California time) on the Milestone End Date (as defined below); and (ii) the IP Representations shall survive the Effective Time and expire at 11:59 p.m. (California time) on the fourth anniversary of the Closing Date; provided, however, that if, at any time prior to the applicable expiration date referred to in this sentence, any Indemnitee delivers to the Stockholders’ Agent a written notice alleging the existence of an inaccuracy in or a breach of any of such Specified Representations or IP Representations and asserting a claim for recovery under Section 9.2 based on such alleged inaccuracy or breach, then the claim asserted in such notice shall survive the Termination Date until such time as such claim is fully and finally resolved. The “Milestone End Date” shall mean the earlier of: (A) the date on which the last to occur of the Milestone Events occurs; or (B) the date on which the Participating Securityholders no longer have any right to receive payments pursuant to Section 1.7 as a result of the occurrence of the last to occur of the Milestone Termination Dates and the absence of any right to receive Milestone Payments pursuant to Section 1.7(i).
          (c) Parent Representations. All representations and warranties made by Parent and Merger Sub shall terminate and expire as of the Effective Time, and any liability of Parent or Merger Sub with respect to such representations and warranties shall thereupon cease.
          (d) Survival of Pre-Closing Covenants. To the extent that any covenants or obligations of the Company contained in this Agreement contemplate performance at or prior to the Closing, the rights of the Indemnitees to assert claims for recovery under (x) Section 9.2(a)(iv) and (y) 9.2(a)(vi) (to the extent related to any of the matters referred to in clause “(x)” of this sentence) in connection with breaches of such covenants and obligations shall survive the Effective Time and: (i) with respect to any willful breach of such covenants or obligations, shall expire at 11:59 p.m. (California time) on the Milestone End Date; and (ii) with respect to any other breach of such covenants or obligations, shall expire at 11:59 p.m. (California time) on the Termination Date; provided, however, that if, at any time on or prior to the applicable expiration date referred to in this sentence, any Indemnitee delivers to the Stockholders’ Agent a written notice alleging the existence of a breach of any of such covenants or obligations and asserting a claim for recovery under Section 9.2 based on such alleged breach, then the claim asserted in such notice shall survive such expiration time until such time as such claim is fully and finally resolved.
          (e) Fraud. Notwithstanding anything to the contrary contained in Section 9.1(a) or Section 9.1(b), the limitations set forth in Sections 9.1(a) and 9.1(b) shall not apply in the event of any fraud.
          (f) Representations Not Limited. The representations, warranties, covenants and obligations of the Company, and the rights and remedies that may be exercised by the Indemnitees, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, any of the Indemnitees or any of their Representatives.

CONFIDENTIAL
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange act of 1934, as amended.
          (g) Disclosure Schedule. For purposes of this Agreement, each statement or other item of information set forth in the Disclosure Schedule or in any update to the Disclosure Schedule shall be deemed to be a representation and warranty made by the Company in this Agreement.
          (h) Survival Period. It is the express intent of the parties that, if the applicable survival period for an item as contemplated by this Section 9.1 is shorter than the statute of limitations that would otherwise have been applicable to such item, then, by contract, the applicable statute of limitations with respect to such item shall be reduced to the shortened survival period contemplated by this Agreement. The parties further acknowledge that the time periods set forth in this Section 9.1 for the assertion of claims under this Agreement are the result of arms’-length negotiation among the parties and that they intend for the time periods to be enforced as agreed by the parties.
     9.2 Indemnification.
          (a) Indemnification. From and after the Effective Time (but subject to Section 9.1), each Effective Time Holder, pro rata based upon the amount of Merger Consideration payable to such Effective Time Holder (as compared with the Merger Consideration payable to all Effective Time Holders), shall hold harmless and indemnify each of the Indemnitees from and against, and shall compensate and reimburse each of the Indemnitees for, any Damages which are directly or indirectly suffered or incurred by any of the Indemnitees or to which any of the Indemnitees may otherwise directly or indirectly become subject (regardless of whether or not such Damages relate to any third party claim) and which arise directly or indirectly from or as a result of, or are directly or indirectly connected with:
          (i) any inaccuracy in or breach of any representation or warranty made by the Company in this Agreement as of the date of this Agreement (without giving effect to: (i) any materiality or similar qualification limiting the scope of such representation or warranty; or (ii) any update of or modification to the Disclosure Schedule made or purported to have been made on or after the date of this Agreement);
          (ii) any inaccuracy in or breach of any representation or warranty made by the Company: (i) in this Agreement as if such representation or warranty was made on and as of the Closing; or (ii) in the Company Closing Certificate (in each case, without giving effect to: (A) any materiality or similar qualification limiting the scope of such representation or warranty; or (B) any update of or modification to the Disclosure Schedule made or purported to have been made on or after the date of this Agreement);
          (iii) any inaccuracy in, or breach of any representation or warranty set forth in, the Merger Consideration Certificate;
          (iv) any breach of any covenant or obligation of the Company in this Agreement to be performed at or prior to the Effective Time;
          (v) the exercise by any stockholder of the Company of such stockholder’s appraisal rights or dissenters’ rights under the DGCL or the CGCL (it being understood that if a final determination of the fair value of any Dissenting Shares is made by a court of competent jurisdiction in connection with any such exercise of appraisal rights or dissenters’ rights, then the only portion of such fair value to be included in calculation of the Damages incurred as a result of such exercise is the amount, if any, by which such fair value exceeds what otherwise would have

CONFIDENTIAL
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange act of 1934, as amended.
been payable by Parent with respect to such Dissenting Shares in accordance with Section 1.5 hereof); and
          (vi) any Legal Proceeding relating to any breach or alleged breach or any other matter of the type referred to in clause “(i),” “(ii),” “(iii),” “(iv)” or “(v)” above (including any Legal Proceeding commenced by any Indemnitee for the purpose of enforcing any of its rights under this Section 9).
          (b) Damage to Parent. The parties acknowledge and agree that, if the Surviving Corporation suffers, incurs or otherwise becomes subject to any Damages as a result of or in connection with any inaccuracy in or breach of any representation, warranty, covenant or obligation, then (without limiting any of the rights of the Surviving Corporation as an Indemnitee) Parent shall also be deemed, by virtue of its ownership of the stock of the Surviving Corporation, to have incurred Damages as a result of and in connection with such inaccuracy or breach.
     9.3 Limitations.
          (a) Deductible. Subject to Section 9.3(b), the Indemnitees shall not be entitled to any indemnification payment pursuant to Section 9.2(a) until such time as the total amount of all Damages that have been directly or indirectly suffered or incurred by any one or more of the Indemnitees, or to which any one or more of the Indemnitees has or have otherwise directly or indirectly become subject, exceeds $3,500,000 (the “Deductible Amount”) in the aggregate. If the total amount of such Damages exceeds the Deductible Amount, then the Indemnitees shall be entitled to be indemnified against and compensated and reimbursed for all Damages that exceed the Deductible Amount.
          (b) Applicability of Deductible. The limitation set forth in Section 9.3(a) shall not apply: (i) in the event of a willful breach of any covenant or obligation of the Company in this Agreement to be performed at or prior to the Effective Time or in the event of fraud; (ii) to inaccuracies in or breaches of any of the Specified Representations; (iii) to the matters referred to in Sections 9.2(a)(iii) or 9.2(a)(v); or (iv) to the matters referred to in Section 9.2(a)(vi) (to the extent related to any of the matters referred to in clauses “(i)” through “(iii)” of this sentence).
          (c) Exclusive Remedy. Subject to Section 9.3(d) and Section 9.3(e), should the Closing occur, recourse by the Indemnitees to (i) the Indemnification Escrow Amount and (ii) an offset against up to 15% of any unpaid Milestone Payments (other than the First Milestone Payment) in accordance with Section 9.6 shall be the Indemnitees’ sole and exclusive remedies against any Effective Time Holder for any Damages resulting from the matters referred to in Section 9.2 or resulting from any breach of this Agreement by the Company.
          (d) Other Liability Caps. Subject to Section 9.3(e), the limitations set forth in Section 9.3(c) shall not apply: (i) in the event of a willful breach of any covenant or obligation of the Company in this Agreement or in the event of fraud; (ii) to inaccuracies in or breaches of any of the Specified Representations or the IP Representations; (iii) to the matters referred to in Sections 9.2(a)(iii) and 9.2(a)(v); or (iv) to the matters referred to in Section 9.2(a)(vi) (to the extent related to any of the matters referred to in clauses “(i)” through “(iii)” of this sentence). Except in the event of fraud: (A) recourse by the Indemnitees to (1) the Indemnification Escrow Amount and (2) an offset against up to 30% of any unpaid Milestone Payments (other than the First Milestone Payment) in accordance with Section 9.6 shall be the Indemnitees’ sole and exclusive remedies against any Effective Time Holder, and

CONFIDENTIAL
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange act of 1934, as amended.
shall be the Effective Time Holders’ aggregate maximum liability, for Damages resulting from any inaccuracies in or breaches of the IP Representations (or resulting from the matters referred to in Section 9.2(a)(vi), to the extent related to any such inaccuracies or breaches); and (B) recourse by the Indemnitees to (1) the Indemnification Escrow Amount and (2) an offset against up to 100% of any unpaid Milestone Payments (other than the First Milestone Payment) in accordance with Section 9.6 shall be the Indemnitees’ sole and exclusive remedies against any Effective Time Holder, and shall be the Effective Time Holders’ aggregate maximum liability, for Damages resulting from: (x) any inaccuracies in or breaches of the Specified Representations or from any willful breaches of any covenants or obligation of the Company contained in this Agreement; (y) the matters referred to in Sections 9.2(a)(iii) and 9.2(a)(v); or (z) the matters referred to in Section 9.2(a)(vi), to the extent related to any of the matters referred to in clauses “(x)” or “(y)” of this sentence).
          (e) Limit on Direct Recovery from Effective Time Holders. Notwithstanding anything to the contrary set forth herein, except in the event of fraud, in no event will any Indemnitee have any recourse to recover directly from any Effective Time Holder any Damages resulting from the matters referred to in Section 9.2 or from any breach of this Agreement by the Company from any Merger Consideration that has been paid to such Effective Time Holder. In the event of fraud, there shall be no limits on the obligation of the Effective Time Holders pursuant to Section 9.2, and each Indemnitee shall have the right to proceed directly against, and recover Damages directly from, the Effective Time Holders; provided, however, that, unless a particular Effective Time Holder committed (or was actively involved in the commission of) such fraud, the Indemnitees’ right to recover Damages directly from such Effective Time Holder in connection with such fraud shall be limited to the aggregate amount of the Merger Consideration actually received by such Effective Time Holder.
     9.4 No Contribution. Each Effective Time Holder waives, and acknowledges and agrees that such Effective Time Holder shall not have and shall not exercise or assert (or attempt to exercise or assert), any right of contribution, right of indemnity or other right or remedy against Merger Sub or the Surviving Corporation in connection with any indemnification obligation or any other liability to which such Effective Time Holder may become subject under or in connection with this Agreement or any other agreement or document delivered to Parent in connection with this Agreement.
     9.5 Defense of Third Party Claims. In the event of the assertion or commencement by any Person of any claim or Legal Proceeding (whether against the Surviving Corporation, Parent or any other Person) with respect to which any Effective Time Holder may become obligated to hold harmless, indemnify, compensate or reimburse any Indemnitee pursuant to Section 9, Parent shall have the right, at its election, to proceed with the defense of such claim or Legal Proceeding on its own with counsel reasonably satisfactory to the Stockholders’ Agent. If Parent so proceeds with the defense of any such claim or Legal Proceeding:
          (a) subject to the other provisions of Section 9, all reasonable expenses relating to the defense of such claim or Legal Proceeding shall be Damages for purposes of this Section 9;
          (b) each Effective Time Holder shall make available to Parent any documents and materials in such Effective Time Holder’s possession or control that may be reasonably necessary to the defense of such claim or Legal Proceeding;
          (c) Parent shall keep the Stockholders’ Agent reasonably apprised of the material developments in such claim or Legal Proceeding as they occur;

CONFIDENTIAL
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          (d) Parent shall have the right to settle, adjust or compromise a claim or Legal Proceeding related to Company IP; provided, however, that if Parent settles, adjusts or compromises any such claim or Legal Proceeding without the consent of the Stockholders’ Agent, such settlement, adjustment or compromise shall not be evidence of, or be relevant to the determination of: (A) whether any Damages suffered or incurred by an Indemnitee in connection with such claim or Legal Proceeding are the valid subject of a claim for recovery under Section 9.2; or (B) the amount of any Damages that would have been suffered or incurred by the Indemnitee in connection with such claim or Legal Proceeding in the absence of such settlement, adjustment or compromise of such claim or Legal Proceeding; and
          (e) Parent shall have the right to settle, adjust or compromise any claim or Legal Proceeding that is not subject to clause “(d)” of this sentence (including, for greater clarity, any claim or Legal Proceeding related to the Company’s infringement, misappropriation or other violation or unlawful use of any Intellectual Property of any other Person, unless such claim or Legal Proceeding also involves claims that are related to Company IP); provided, however, that Parent shall not settle, adjust or compromise any such claim or Legal Proceeding without the consent of the Stockholders’ Agent (which consent may not be unreasonably withheld, delayed or conditioned).
Parent shall give the Stockholders’ Agent prompt notice of the commencement of any such Legal Proceeding against Parent or the Surviving Corporation; provided, however, that any failure on the part of Parent to so notify the Stockholders’ Agent shall not limit any of the obligations of the Effective Time Holders under Section 9 (except to the extent such failure materially prejudices the Stockholders’ Agent’s rights hereunder). If Parent does not elect to proceed with the defense, settlement, adjustment or compromise of any such claim or Legal Proceeding, the Stockholders’ Agent may proceed with the defense of such claim or Legal Proceeding with counsel reasonably satisfactory to Parent; provided, however, that the Stockholders’ Agent may not settle, adjust or compromise any such claim or Legal Proceeding without the prior written consent of Parent (which consent may not be unreasonably withheld or delayed).
     9.6 Setoff. To the extent not fully satisfied out of the Indemnification Escrow Amount, and subject to any applicable limitations contained in Section 9.3, Parent shall have the right to withhold and deduct any sum that is owed to any Indemnitee under this Section 9 from any unpaid Milestone Payment (other than the First Milestone Payment). In addition, notwithstanding anything to the contrary contained in this Agreement, if: (a) prior to the Milestone End Date, any Indemnitee has delivered to the Stockholders’ Agent a Claim Notice (as defined in Exhibit D) asserting a claim for recovery under Section 9.2, and (b) the claim for recovery by such Indemnitee referred to in such Claim Notice has not been resolved prior to the date of payment of a particular Milestone Payment (other than the First Milestone Payment), then, Parent shall have the right to withhold and deduct the Contested Amount (as defined in Exhibit D) with respect to such unresolved claim (or the Claimed Amount (as defined in Exhibit D) if the Stockholders’ Agent has not delivered a Response Notice (as defined in Exhibit D) with respect to such claim for recovery by such Indemnitee) from such Milestone Payment until such claim has been finally resolved in accordance with Exhibit D (an amount withheld from any Milestone Payment in accordance with this sentence, a “Milestone Holdback Amount”).
     9.7 Exercise of Remedies Other Than by Parent. No Indemnitee (other than Parent or any successor thereto or assign thereof) shall be permitted to assert any indemnification claim or exercise any other remedy under this Agreement unless Parent (or any successor thereto or assign thereof) shall have consented to the assertion of such indemnification claim or the exercise of such other remedy.

CONFIDENTIAL
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10. Miscellaneous Provisions
     10.1 Stockholders’ Agent.
          (a) Appointment. By virtue of the adoption of this Agreement and/or the cancellation by an Effective Time Holder of Company Options in exchange for Merger Consideration pursuant to this Agreement, the Effective Time Holders irrevocably nominate, constitute and appoint Shareholder Representative Services as the agent and true and lawful attorney in fact of the Effective Time Holders (the “Stockholders’ Agent”), with full power of substitution, to act in the name, place and stead of the Effective Time Holders for purposes of executing any documents and taking any actions that the Stockholders’ Agent may, in its sole discretion, determine to be necessary, desirable or appropriate in connection with the matters set forth in Section 1 or in connection with any claim for compensation or reimbursement under Section 9 or under the Escrow Agreement. Shareholder Representative Services hereby accepts its appointment as the Stockholders’ Agent.
          (b) Authority. For purposes of enabling the Stockholders’ Agent to perform its duties under this Agreement and the Escrow Agreement, the Effective Time Holders grant to the Stockholders’ Agent full authority to: (i) execute, deliver, acknowledge, certify and file on behalf of such Effective Time Holders (in the name of any or all of the Effective Time Holders or otherwise) the Escrow Agreement and any and all other documents that the Stockholders’ Agent may, in its sole discretion, determine to be necessary, desirable or appropriate, in such forms and containing such provisions as the Stockholders’ Agent may, in its sole discretion, determine to be appropriate; (ii) give and receive notices and other communications relating to this Agreement and the Escrow Agreement and the transactions contemplated hereby and thereby (except to the extent that this Agreement or the Escrow Agreement contemplates that any such notice or communication shall be given or received by the Effective Time Holder individually); (iii) take or refrain from taking any actions (whether by negotiation, settlement, litigation or otherwise) to resolve or settle all matters and disputes arising out of or related to this Agreement or the Escrow Agreement and the transactions contemplated hereby and thereby, including any disputes related to the performance or non-performance of Parent’s obligations under, or the satisfaction of any Milestone Event in accordance with, Sections 1.7 and/or 1.8; (iv) engage attorneys, accountants, financial and other advisors, paying agents and other persons necessary or appropriate, in the sole discretion of the Stockholders’ Agent in the performance of its duties under this Agreement and the Escrow Agreement; and (v) take all actions necessary or appropriate in the judgment of the Stockholders’ Agent for the accomplishment of the foregoing. Notwithstanding anything to the contrary contained in this Agreement or in any other agreement executed in connection with the transactions contemplated hereby: (i) each Indemnitee shall be entitled to deal exclusively with the Stockholders’ Agent on all matters relating to Section 1 (including disputes related to the performance or non-performance of Parent’s obligations under, or the satisfaction of any Milestone Event in accordance with, Sections 1.7 and/or 1.8) or any claim for indemnification, compensation or reimbursement under Section 9 or under the Escrow Agreement; and (ii) each Indemnitee shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of any Effective Time Holder by the Stockholders’ Agent, and on any other action taken or purported to be taken on behalf of any Effective Time Holder by the Stockholders’ Agent, as fully binding upon such Effective Time Holder. Each Effective Time Holder hereby agrees to receive correspondence, in electronic form or otherwise, from the Stockholders’ Agent.
     (c) Power of Attorney. The Effective Time Holders recognize and intend that the power of attorney granted in Section 10.1(a): (i) is coupled with an interest and is irrevocable; (ii) may be

CONFIDENTIAL
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange act of 1934, as amended.
delegated by the Stockholders’ Agent; and (iii) shall survive the death, incapacity, dissolution, liquidation or winding up of each of the Effective Time Holders. Notwithstanding that the Stockholders’ Agent is authorized and empowered to act on behalf of the Effective Time Holders, there shall be no implication that anything in this Section 10.1 confers any rights on any Effective Time Holder.
          (d) Indemnification; Reimbursement. The Effective Time Holders shall, jointly and severally, indemnify, defend and hold harmless the Stockholders’ Agent and its successors and assigns from and against any and all claims, demands, suits, actions, causes of action, losses, damages, obligations, liabilities, costs and expenses (including attorneys’ fees and court costs) arising as a result of or incurred in connection with any actions taken or omitted to be taken by the Stockholders’ Agent pursuant to the terms of this Agreement, except to the extent it is demonstrated that the Stockholders’ Agent was grossly negligent or engaged in willful misconduct, provided, that no Effective Time Holders shall be liable to the Stockholders’ Agent pursuant to this 10.1(d) for any amount in excess of the portion of the Merger Consideration to which such Effective Time Holder is entitled pursuant to Section 1.5 or 1.6 hereof. In addition, by virtue of the adoption of this Agreement and/or the cancellation by an Effective Time Holder of Company Options in exchange for Merger Consideration pursuant to this Agreement, each Effective Time Holder forever voluntarily releases and discharges the Stockholders’ Agent and its successors and assigns from any and all claims, demands, suits, actions, causes of action, losses, damages, obligations, liabilities, costs and expenses (including attorneys’ fees and court costs), whether known or unknown, anticipated or unanticipated, arising as a result of or incurred in connection with any actions taken or omitted to be taken by the Stockholders’ Agent pursuant to the terms of this Agreement or the Escrow Agreement, except to the extent it can be demonstrated that the Stockholders’ Agent was grossly negligent or engaged in willful misconduct. Expenses (including attorneys’ fees and court costs) incurred by the Stockholders’ Agent in defending any claim, demand, suit, action or cause of action or otherwise performing their respective obligations under this Agreement or the Escrow Agreement may be paid, at the election of the Stockholders’ Agent, at any time (i) from the Expenses Escrow Amount to the extent any funds remain with the Escrow Agent; (ii) from any Milestone Payment actually paid; or (iii) otherwise from the Effective Time Holders in accordance with their respective Pro Rata Shares.
     (e) Replacement. If the Stockholders’ Agent shall die, be removed, become disabled, resign or otherwise be unable to fulfill its responsibilities hereunder, the Effective Time Holders shall (by consent of those Persons entitled to at least a majority of the Merger Consideration), within 10 days after such death, removal, disability or inability, appoint a successor to the Stockholders’ Agent (who shall be reasonably satisfactory to Parent) and immediately thereafter notify Parent of the identity of such successor. Any such successor shall succeed the former Stockholders’ Agent as the Stockholders’ Agent hereunder. If for any reason there is no Stockholders’ Agent at any time, all references herein to the Stockholders’ Agent shall be deemed to refer to the Effective Time Holders.
     10.2 Further Assurances. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.
     10.3 Fees and Expenses. Subject to Sections 1.5 and 9, the Escrow Agreement and Exhibit D, each party to this Agreement shall bear and pay all fees, costs and expenses that have been incurred or that are incurred in the future by such party in connection with the transactions contemplated by this Agreement, including all fees, costs and expenses incurred by such party in connection with or by virtue

CONFIDENTIAL
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange act of 1934, as amended.
of: (a) the negotiation, preparation and review of this Agreement (including the Disclosure Schedule) and all agreements, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the transactions contemplated by this Agreement; (b) the preparation and submission of any filing or notice required to be made or given in connection with any of the transactions contemplated by this Agreement, and the obtaining of any Consent required to be obtained in connection with any of such transactions; and (c) the consummation of the Merger.
     10.4 Attorneys’ Fees. If any action, suit or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).
     10.5 Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received: (a) if delivered by hand, when delivered; (b) if sent on a business day by facsimile transmission before 5:00 p.m., California time, on the day sent by facsimile and receipt is confirmed, when transmitted; (c) if sent by facsimile transmission on a day other than a business day and receipt is confirmed, or if sent by facsimile transmission after 5:00 p.m., California time, on the day sent by facsimile and receipt is confirmed, on the business day following the date on which receipt is confirmed; (d) if sent by registered, certified or first class mail, the third business day after being sent; and (e) if sent by overnight delivery via a national courier service, two business days after being delivered to such courier, in each case to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):
          If to Parent or Merger Sub:
Onyx Pharmaceuticals, Inc.
2100 Powell Street
Emeryville, CA 94608
Attention: General Counsel
Facsimile: (510) 597-6693
          with a copy (which shall not constitute notice) to:
Dewey & LeBoeuf LLP
1950 University Circle, Suite 500
East Palo Alto, CA 94303
Attention: Jane Ross
Facsimile: (650) 462-4173

CONFIDENTIAL
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          If to the Company:
Proteolix, Inc.
333 Allerton Avenue
South San Francisco, CA 94080
Attn: Stephen Brady, Legal Department
Tel: (650) 266-2600
Fax: (650) 266-2601
          with a copy (which shall not constitute notice) to:
Cooley Godward Kronish LLP
Five Palo Alto Square
3000 El Camino Real
Palo Alto, CA 94306
Attention: Suzanne Sawochka Hooper
                   Barbara A. Kosacz
Facsimile: (650) 849-7400
          If to the Stockholders’ Agent:
Shareholder Representative Services LLC
601 Montgomery Street, Suite 2020
San Francisco, CA 94111
Attention: Managing Director
Facsimile No.: (415) 962-4147
Telephone No.: (415) 367-9400
     10.6 Headings. The bold-faced headings and the underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.
     10.7 Counterparts and Exchanges by Electronic Transmission or Facsimile. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement. The exchange of fully executed signature pages to this Agreement (in counterparts or otherwise) by electronic transmission in .PDF format or by facsimile shall be sufficient to bind the parties to the terms and conditions of this Agreement.
     10.8 Governing Law; Dispute Resolution.
          (a) Governing Law. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Delaware (without giving effect to principles of conflicts of laws).
          (b) Venue. Except as otherwise provided in the Escrow Agreement or in Section 10.8(c), any action, suit or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement (including an action, suit or other legal proceeding based upon intentional misrepresentation, willful misconduct or fraud) may be brought or otherwise commenced in

CONFIDENTIAL
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange act of 1934, as amended.
any state or federal court located in the State of Delaware. Each party to this Agreement: (i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the State of Delaware (and each appellate court located in the State of Delaware) in connection with any such action, suit or other legal proceeding; (ii) agrees that each state and federal court located in the State of Delaware shall be deemed to be a convenient forum; and (iii) agrees not to assert (by way of motion, as a defense or otherwise), in any such action, suit or other legal proceeding commenced in any state or federal court located in the State of Delaware, any claim that such party is not subject personally to the jurisdiction of such court, that such action, suit or other legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.
          (c) Indemnification Claims; Disputes Related to Milestones. Any claim for indemnification, compensation or reimbursement pursuant to Section 9 (and, at the option of any Indemnitee, any other claim for a monetary remedy, such as in the case of a claim based upon fraud, relating to this Agreement or the Merger after the Closing) shall be brought and resolved exclusively in accordance with Exhibit D (it being understood that, for the avoidance of doubt and without limiting any portion of Section 10.8(b): (i) at the option of any Indemnitee, any claim based upon fraud may be brought and resolved in accordance with Section 10.8(b) rather than in accordance with Exhibit D; and (ii) nothing in this Section 10.8(c) shall prevent any party from seeking preliminary injunctive relief from any court of competent jurisdiction). Any disputes related to the performance or non-performance of Parent’s obligations under, or the satisfaction of any Milestone Event in accordance with, Sections 1.7 and/or 1.8 shall be brought by the Stockholders’ Agent and resolved exclusively in accordance with the procedures set forth in paragraphs “(f)” and “(g)” of Exhibit D
     10.9 Assignment; Successors and Assigns. Neither this Agreement, nor any right, interest or obligation hereunder, may be assigned by any party hereto without the prior written consent of the other parties hereto and any attempt to do so will be void, except that, after the Closing Date, without obtaining the consent or approval of any other party hereto or of any other Person, Parent may freely assign any or all of its rights under this Agreement (including its indemnification rights under Section 9), in whole or in part, to any affiliate of Parent or any post-Closing purchaser of all of the issued and outstanding shares of capital stock or all or substantially all of the assets of Parent or the Surviving Corporation (provided, that, such affiliate or post-Closing purchaser shall agree, in writing, to assume all the obligations of Parent under this Agreement, including Section 1.7), but no such assignment shall relieve Parent of its obligations hereunder. Subject to the preceding sentence, (a) this Agreement, including the obligations set forth in Section 1.7, shall be binding upon: (i) the Company and its successors and assigns (if any); (ii) Parent and its successors and assigns (if any); and (iii) Merger Sub and its successors and assigns (if any) and (b) this Agreement shall inure to the benefit of: (i) the Company; (ii) Parent; (iii) Merger Sub; (iv) the other Indemnitees; (v) the Company Indemnified Parties; and (vi) the respective successors and assigns (if any) of the foregoing.
          10.10 Remedies Cumulative; Specific Performance. The rights and remedies of the parties hereto shall be cumulative (and not alternative). The parties to this Agreement agree that, in the event of any breach or threatened breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement, for the benefit of any other party to this Agreement: (a) such other party shall be entitled (in addition to any other remedy that may be available to it) to: (i) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision; and (ii) an injunction restraining such breach or threatened breach; and (b)

CONFIDENTIAL
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such other party shall not be required to provide any bond or other security in connection with any such decree, order or injunction or in connection with any related action or Legal Proceeding.
     10.11 Waiver. No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.
     10.12 Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any action, suit or other legal proceeding arising out of or related to this Agreement or the transactions contemplated hereby.
     10.13 Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered: (a) prior to the Closing Date, on behalf of all parties hereto; and (b) after the Closing Date, on behalf of Parent and the Stockholders’ Agent (acting exclusively for and on behalf of all of the Effective Time Holders).
     10.14 Severability. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.
     10.15 Parties in Interest. Except for (a) the provisions of Section 9, and (b) the right of the Company Indemnified Parties to enforce Parent’s obligations solely with respect to Section 5.9, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns (if any). Nothing in this Section 10.15 shall limit the right of the Stockholders’ Agent to enforce the rights of the Effective Time Holders under Sections 1.7 and 1.8.
     10.16 Entire Agreement. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof; provided, however, that the Confidentiality Agreement shall not be superseded by this Agreement and shall remain in effect in accordance with its terms until the earlier of: (a) the Effective Time; or (b) the date on which such Confidentiality Agreement is terminated or expires in accordance with its terms.
     10.17 Disclosure Schedule. The Disclosure Schedule shall be arranged in separate parts corresponding to the numbered and lettered sections contained herein permitting such disclosure, and the information disclosed in any numbered or lettered part shall be deemed to relate to and to qualify only: (a) the particular representation or warranty set forth in the corresponding numbered or lettered section herein

CONFIDENTIAL
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permitting such disclosure; and (b) any other representation or warranty that is readily apparent from the face of the disclosure that such disclosure would qualify such other representation or warranty.
     10.18 Construction.
          (a) Gender; Etc. For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.
          (b) Ambiguities. The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.
          (c) Including. As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”
          (d) References. Except as otherwise indicated, all references in this Agreement to “Sections,” “Schedules” and “Exhibits” are intended to refer to Sections of this Agreement and Schedules and Exhibits to this Agreement.
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CONFIDENTIAL
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange act of 1934, as amended.
     The parties hereto have caused this Agreement to be executed and delivered as of the date first written above.

Onyx Pharmaceuticals, Inc.,
a Delaware corporation

By:	/s/ N. Anthony Coles
Name:	N. Anthony Coles
Title:	President and Chief Executive Officer

Profiterole Acquisition Corp.,
a Delaware corporation

By:	/s/ Laura A. Brege
Name:	Laura A. Brege
Title:	President

Proteolix, Inc.,
a Delaware corporation

By:	/s/ John A. Scarlett
Name:	John A. Scarlett
Title:	President and Chief Executive Officer

Stockholders’ Agent:

Shareholder Representative Services LLC,
a Colorado limited liability company

By:	/s/ W. Paul Koenig
Name:	W. Paul Koenig
Title:	Manager

MERGER AGREEMENT SIGNATURE PAGE

CONFIDENTIAL
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange act of 1934, as amended.
EXHIBIT A
CERTAIN DEFINITIONS
     For purposes of the Agreement (including this Exhibit A):
     Acquisition Transaction. “Acquisition Transaction” shall mean any transaction or series of transactions involving:
     (a) the sale, license, sublicense or disposition of (i) all or any material rights relating to the Compound or (ii) all or a material portion of the Company’s business or assets, including Company IP;
     (b) the issuance by the Company, disposition or acquisition of: (i) any capital stock or other equity security of the Company (other than Company Capital Stock issued upon the exercise of Company Options or Company Warrants or the conversion of Company Preferred Stock); (ii) any option, call, warrant or right (whether or not immediately exercisable) to acquire any capital stock, unit or other equity security of the Company (other than stock options granted to employees of the Company in routine transactions in accordance with Section 4.2 of the Agreement); or (iii) any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock, unit or other equity security of the Company; or
     (c) any merger, consolidation, business combination, reorganization or similar transaction involving the Company.
     Agreement. “Agreement” shall mean the Agreement and Plan of Merger to which this Exhibit A is attached (including the Disclosure Schedule), as it may be amended from time to time.
     Certificate Amendment. “Certificate Amendment” shall mean the amendment to the Company’s Certificate of Incorporation in the form of Exhibit E to the Agreement.
     Change in Control Agreement. “Change in Control Agreement” shall have the meaning set forth in Part 2.11(a)(i) of the Disclosure Schedule.
     Charter Documents. “Charter Documents” shall mean the certificate of incorporation and bylaws of the Company, including all amendments thereto.
     Code. “Code” shall mean the Internal Revenue Code of 1986, as amended.
     Company Capital Stock. “Company Capital Stock” shall mean Company Common Stock and Company Preferred Stock.
     Company Common Stock. “Company Common Stock” shall mean the shares of common stock of the Company, par value $0.001 per share, including any Restricted Company Shares.
     Company Contract. “Company Contract” shall mean any Contract: (a) to which the Company is a party; (b) by which the Company or any of its assets is or may become bound or under which the

CONFIDENTIAL
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange act of 1934, as amended.
Company has, or may become subject to, any obligation; or (c) under which any the Company has or may acquire any right or interest.
     Company Data. “Company Data” shall mean all right, title and interest in and to the data contained in any databases of the Company (including any Trade Secrets and Personal Data) and all other information and data compilations used by, or necessary to the business of, the Company.
     Company Employee. “Company Employee” shall mean any current or former employee, independent contractor or director of the Company.
     Company Employee Plan. “Company Employee Plan” shall mean any plan, program, policy, practice or Contract, whether written or unwritten, providing benefits or compensation to any Company Employee or any beneficiary or dependent thereof that is sponsored or maintained by the Company or to which the Company contributes or is obligated to contribute, or with respect to which the Company otherwise has any potential liability, including any employee welfare benefit plan within the meaning of Section 3(1) of ERISA, any employee pension benefit plan within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA) or any bonus, incentive, deferred compensation, vacation, insurance, supplemental unemployment, retention, stock purchase, stock option, severance, employment, consulting, change of control or fringe benefit plan, program, policy, practice or Contract.
     Company IP. “Company IP” shall mean all Intellectual Property in which the Company has (or purports to have) an ownership interest or an exclusive license or similar exclusive right in any field or territory.
     Company IP Contract. “Company IP Contract” shall mean any Contract to which the Company is a party or by which the Company is bound, that contains any assignment or license of, or any covenant not to assert or enforce, any Intellectual Property or that otherwise relates to the acquisition, license or use of any Company IP or any Intellectual Property developed by, with or for the Company.
     Company IT Systems. “Company IT Systems” shall mean all information technology and computer systems (including Computer Software, information technology and telecommunication hardware and other equipment) relating to the transmission, storage, maintenance, organization, presentation, generation, processing or analysis of data and information whether or not in electronic format, used in or necessary to the conduct of the business of the Company.
     Company Option. “Company Option” shall mean each option to purchase shares of Company Capital Stock (or exercisable for cash) outstanding under the Company Option Plan or otherwise (it being understood that, for purposes of the Agreement, any Company Option (or any portion of any Company Option) that has been terminated prior to a particular time in accordance with the terms of the Company Option Plan shall not be considered to be outstanding under the Company Option Plan as of such time).
     Company Option Plan. “Company Option Plan” shall mean the Company’s 2003 Equity Incentive Plan, as amended.
     Company Pharmaceutical Products. “Company Pharmaceutical Products” shall mean all biological and drug candidates, compounds or products researched, tested, developed or manufactured by or on behalf of the Company.

CONFIDENTIAL
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange act of 1934, as amended.
     Company Preferred Stock. “Company Preferred Stock” shall mean the shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock and Series C-1 Preferred Stock, each having a par value of $0.001 per share.
     Company Transaction Expenses. “Company Transaction Expenses” shall mean all fees, costs, expenses, payments, expenditures or Liabilities, whether incurred prior to the date of the Agreement, during the Pre-Closing Period or at or after the Effective Time, and whether or not invoiced prior to the Effective Time, (a) of or to the Company’s outside legal counsel and any financial advisor, accountant or other Person (other than Company Employees in their capacities as such) who performed services for or provided advice to the Company (or for any securityholder of the Company or Company Employee in connection with the transactions contemplated by the Agreement that the Company was, is or will be obligated to pay after the Closing), or who is otherwise entitled to any compensation or payment from the Company, in connection with services or advice provided with respect to the Agreement or any of the transactions contemplated by the Agreement; (b) of or to the Company’s outside legal counsel and any financial advisor, accountant or other Person who performed services for or on behalf of the Company, or who is otherwise entitled to any compensation or payment from the Company, in connection with services provided with respect to any discussions, negotiations or any other communications with any Person regarding licensing the Compound or any rights relating thereto outside of the United States; or (c) of or to any insurance provider or other Person for any premiums or other related payments owed by the Company for D&O liability insurance (including the purchase of any tail policy).
     Company Warrant. “Company Warrant” shall mean each warrant to purchase shares of Company Capital Stock (or exercisable for cash).
     Compound. “Compound” shall mean Carfilzomib [ * ] and its pharmacologically acceptable salts, together with their solvates, hydrates, hemihydrates, metabolites, pro-drugs, esters and, if applicable, any isomers or racemates thereof.
     Computer Software. “Computer Software” shall mean computer software, data files, source and object codes, tools, user interfaces, manuals and other specifications and documentation and all know-how relating thereto.
     Confidentiality Agreement. “Confidentiality Agreement” shall mean that certain Mutual Nondisclosure Agreement dated June 15, 2009 between Parent and the Company.
     Consent. “Consent” shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).
     Contaminant. “Contaminant” includes any material, substance, chemical, gas, liquid, waste, effluent, pollutant or contaminant which, whether on its own or admixed with another, is identified or defined in or regulated by or pursuant to any Environmental Laws or which upon release into the Environment presents a danger to the Environment or to the health or safety or welfare of any Person.
     Contract. “Contract” shall mean any written, oral or other agreement, contract, license, sublicense, subcontract, lease, arrangement, instrument, note, warranty, insurance policy, benefit plan or legally binding commitment, understanding or undertaking of any nature.

CONFIDENTIAL
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
     Damages. “Damages” shall include any loss, damage, injury, decline in value, Liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including reasonable attorneys’ fees), charge, cost (including costs of investigation) or out-of-pocket expense of any nature, but shall exclude any exemplary and punitive damages (except to the extent awarded in connection with any third party claim).
     Disclosure Schedule. “Disclosure Schedule” shall mean the schedule (dated as of the date of the Agreement) delivered to Parent on behalf of the Company and prepared in accordance with Section 10.17 of the Agreement.
     Effective Time Holders. “Effective Time Holders” shall mean the Non-Dissenting Stockholders and the holders of Company Options that are outstanding immediately prior to the Effective Time.
     EMEA. “EMEA” shall mean the European Medicines Agency or any successor agency thereto.
     Encumbrance. “Encumbrance” shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, intangible property right, claim, infringement, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security or restriction on the transfer, use or ownership of any security or other asset).
     Entity. “Entity” shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.
     Environment. “Environment” includes: (a) any and all buildings, structures, fixtures, fittings, appurtenances, pipes, conduits, valves, tanks, vessels and containers whether above or below ground level; and (b) ambient air, land surface, sub-surface strata, soil, surface water, ground water, river sediment, marshes, wet lands, flora and fauna.
     Environmental Law. “Environmental Law” shall mean: (a) the common law; and (b) all Legal Requirements, by-laws, orders, instruments, directives, decisions, injunctions and judgments of any Governmental Body and all approved codes of practice (whether voluntary or compulsory) relating to the protection of the Environment or of human health or safety or welfare or to the manufacture, formulation, processing, treatment, storage, containment, labeling, handling, transportation, distribution, recycling, reuse, release, disposal, removal, remediation, abatement or clean-up of any Contaminant and any amendment thereto and any and all regulations, orders and notices made or served thereunder or pursuant thereto).
     Environmental License. “Environmental License” shall mean any Consent or Governmental Approval required by or pursuant to any applicable Environmental Laws.
     Environmental Release. “Environmental Release” shall mean the spilling, leaking, pumping, pouring, emitting, releasing, emptying, discharging, injecting, escaping, leaching, dumping, leaving, discarding or disposing of any Contaminant into or upon the Environment.
     ERISA. “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

CONFIDENTIAL
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
     ERISA Affiliate. “ERISA Affiliate” shall mean any trade or business, whether or not incorporated, that together with the Company would be deemed a “single employer” within the meaning of Section 414 of the Code.
     Escrow Agent. “Escrow Agent” shall mean US Bank National Association.
     Escrow Agreement. “Escrow Agreement” shall mean the escrow agreement to be entered into among Parent, the Stockholders’ Agent and the Escrow Agent on the Closing Date, substantially in the form of Exhibit B to the Agreement.
     Expenses Escrow Fund. “Expenses Escrow Fund” shall mean the expenses escrow fund established pursuant to the Escrow Agreement.
     FDA. “FDA” shall mean the United States Food and Drug Administration or any successor agency thereto.
     GAAP. “GAAP” shall mean generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, that are applicable to the circumstances of the date of determination, consistently applied.
     Governmental Authorization. “Governmental Authorization” shall mean any: (a) permit, license, approval, certificate, franchise, permission, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.
     Governmental Body. “Governmental Body” shall mean any: (a) nation, multi-national, supranational, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) multinational, supranational,, governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).
     Indebtedness. “Indebtedness” shall mean, without duplication: (a) any obligations of the Company for borrowed money (including all obligations for principal and interest, premiums, penalties, fees, expenses and breakage costs and any other fees, expenses and costs due on prepayment, change of control or in connection with any lender Consent); (b) any obligations of the Company evidenced by any note, bond, debenture or other debt security (whether or not convertible into any other security); (c) any obligations of the Company as lessee under leases that have been recorded as capital leases; (d) any obligations of the Company secured by an Encumbrance; (e) all obligations of the Company for the reimbursement of letters of credit, bankers’ acceptances or similar credit transactions; (f) any obligations of the Company under any currency or interest rate swap, hedge or similar protection device; and (g) all obligations of the types described in clauses “(a)” through “(f)” above the payment of which is guaranteed, directly or indirectly, by the Company.
     Indemnification Escrow Fund. “Indemnification Escrow Fund” shall mean the indemnification escrow fund established pursuant to the Escrow Agreement.

CONFIDENTIAL
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
     Indemnitees. “Indemnitees” shall mean the following Persons: (a) Parent; (b) Parent’s current and future affiliates (including Merger Sub and, following the Merger, the Surviving Corporation); (c) the respective Representatives of the Persons referred to in clauses “(a)” and “(b)” above; and (d) the respective successors and assigns of the Persons referred to in clauses “(a)”, “(b)” and “(c)” above; provided, however, that the Effective Time Holders shall not be deemed to be “Indemnitees.”
     Information Statement. “Information Statement” shall mean an information statement prepared by the Company and relating to the vote by the stockholders of the Company on the adoption of the Agreement and the approval of the Certificate Amendment and the other transactions contemplated by the Agreement.
     Intellectual Property. “Intellectual Property” shall mean, collectively: (a) all United States and non-United States registered, unregistered and pending: (i) trade names, trade dress, trademarks, service marks, assumed names, business names and logos, internet domain names and URLs and all registrations and applications therefor, and the goodwill symbolized thereby; (ii) copyrights (including those in Computer Software), and all registrations and applications therefor; and (iii) Patents; and (b) all: (i) Computer Software; (ii) Trade Secrets; (iii) websites and webpages and related items, and all intellectual property and proprietary rights incorporated therein; and (iv) other intellectual property and proprietary rights, including rights of publicity, privacy, moral rights and rights of attribution.
     IP Representations. “IP Representations” shall mean: (a) the representations and warranties set forth in Section 2.10 of the Agreement; and (b) the representations and warranties set forth in the Company Closing Certificate, to the extent such representations and warranties relate to any of the matters addressed in any of the representations and warranties specified in clause “(a)” of this sentence.
     Knowledge. An individual shall be deemed to have “Knowledge” of a particular fact or other matter if such individual is actually aware of such fact or other matter or would be actually aware of such fact or other matter after due inquiry of the employees of the Company who would reasonably be expected to have knowledge of such fact or other matter. The Company shall be deemed to have “Knowledge” of a particular fact or other matter if any officer of the Company or any other Person identified on Annex 1 to this Exhibit A has Knowledge of such fact or other matter.
     Legal Proceeding. “Legal Proceeding” shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.
     Legal Requirement. “Legal Requirement” shall mean any federal, state, local, municipal, foreign, supranational or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.
     Liability. “Liability” shall mean any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with GAAP and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

CONFIDENTIAL
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
     Made Available. Any statement or representation in Section 2 of the Agreement to the effect that any information, document or other material has been “made available” to Parent shall mean that such information, document or material was available for review by Parent and its Representatives in the online date room established by the Company in connection with the transactions contemplated by the Agreement as of October 6, 2009, as evidenced on one or more CD-ROMs or other digital media delivered to Parent by the Company.
     Major Stockholders. “Major Stockholders” shall mean Advanced Technology Ventures VI, L.P., Advanced Technology Ventures VII, L.P., Advanced Technology Ventures VII (B), L.P., Advanced Technology Ventures VII (C), L.P., Advanced Technology Ventures VIII, L.P., ATV Alliance 2003, L.P., ATV Entrepreneurs VI, L.P., ATV Entrepreneurs VII, L.P., Delphi BioInvestments VII, L.P., Delphi Ventures VII, L.P., Delphi Ventures VIII, L.P., Latterell Venture Partners, L.P., Latterell Venture Partners II, L.P., Latterell Venture Partners III, L.P., LVP III Associates, L.P., LVP III Partners, L.P., Nomura European Investment Limited, U.S. Venture Partners VIII, L.P., USVP Entrepreneur Partners VIII-A, L.P., USVP Entrepreneur Partners VIII-B, L.P., USVP VIII Affiliates Fund, L.P., Vertical Fund I, L.P., Vertical Fund II, L.P., Susan Molineaux, Craig Crews and Raymond Deshaies.
     Material Adverse Effect. “Material Adverse Effect” shall mean: (x) any change, event, effect, claim, circumstance or matter (each, an “Effect”) that (considered together with all other Effects) is, or would reasonably be expected to be or to become, materially adverse to: (i) the business, financial condition or results of operations of the Company; or (ii) the ability of the Company to consummate the Merger or the transactions contemplated by this Agreement; provided, however, that, for purposes of clause “(i)” only, no Effect resulting from any of the following, alone or in combination, shall be deemed to constitute, nor shall any of the following be taken into account in determining whether there has occurred, a Material Adverse Effect: (A) changes in the U.S. or global economy, to the extent they do not have a disproportionate effect on the Company compared to other companies in the industry in which the Company participates; (B) changes that affect generally the industry in which the Company participates, to the extent they do not have a disproportionate effect on the Company compared to other companies in the industry in which the Company participates; (C) changes in applicable law or in GAAP, to the extent they do not have a disproportionate effect on the Company compared to other companies in the industry in which the Company participates; (D) any resignations of any employees that are demonstrated by the Company to be directly attributable to the execution of this Agreement; (E) any failure by the Company to meet internal projections or forecasts on or after the date of this Agreement, in and of itself (it being understood, however, that any Event giving rise to or contributing to such failure may constitute or give rise to, and may be taken into account in determining whether there has occurred or would occur, a Material Adverse Effect to the extent such Event is not an excluded Event under any of clauses (A) through (D) or (F)); and (F) the outbreak or escalation of war, armed hostilities, acts of terrorism or political instability, to the extent such outbreak, escalation of war, armed hostilities, acts of terrorism or political instability does not have a disproportionate effect on the Company compared to other companies in the industry in which the Company participates; or (y) any of the following: (i) the withdrawal or termination of any IND for the Product, (ii) any action generally equivalent to the action referred to in clause “(y)(i)” under the Legal Requirements of the European Union with respect to the Product; (iii) the termination of the 003-A1 Study prior to the 003-A1 Study’s completion; or (iv) any serious and unexpected drug-related adverse event or events in patients who received the Product in a clinical trial or any other setting, if such adverse event or events would reasonably be expected to prevent the Company from obtaining approval from the FDA or EMEA to market the Product as a second or third line therapy for multiple myeloma in the United States or European Union.

CONFIDENTIAL
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
     Merger Consideration. “Merger Consideration” shall mean: (a) the consideration that a Non-Dissenting Stockholder is entitled to receive in exchange for such Non-Dissenting Stockholder’s shares of Company Capital Stock pursuant to Section 1.5; and (b) the consideration that a holder of Company Options is entitled to receive in exchange for such Company Options pursuant to Section 1.6.
     Non-Dissenting Stockholder. “Non-Dissenting Stockholder” shall mean each stockholder of the Company that does not perfect such stockholder’s appraisal rights under the DGCL (or, if the Company is subject to Section 2115 of the CGCL, the CGCL) and is otherwise entitled to receive consideration pursuant to Section 1.5.
     Participating Securityholder. “Participating Securityholder” shall mean each Non-Dissenting Stockholder and each holder of Company Options as of immediately prior to the Effective Time.
     Parent Common Stock. “Parent Common Stock” shall mean the common stock, par value $0.001 per share, of Parent.
     Patents. “Patents” shall mean patents (including utility, utility model, plant and design patents, and certificates of invention), patent applications (including additions, provisional, national, regional and international applications, as well as original, continuation, continuation-in-part, divisionals, continued prosecution applications, reissues, and re-examination applications), patent or invention disclosures, registrations, applications for registrations and any term extension or other action by a Governmental Body which provides rights beyond the original expiration date of any of the foregoing.
     Person. “Person” shall mean any individual, Entity or Governmental Body.
     Personal Data. “Personal Data” shall mean a natural person’s name, street address, telephone number, e-mail address, photograph, social security number, driver’s license number, passport number, or customer or account number, or any other piece of information that allows the identification of a natural person.
     Pharmaceutical Products. “Pharmaceutical Products” shall mean all biological and drug candidates, compounds or other pharmaceutical products.
     Pro Rata Share. “Pro Rata Share” of a particular Effective Time Holder shall mean the fraction having a numerator equal to the number of Contingent Payment Shares held by such Effective Time Holder, and having a denominator equal to the aggregate number of Contingent Payment Shares held by all Effective Time Holders.
     Product. “Product” shall mean a human Pharmaceutical Product containing, as an active ingredient, the Compound.
     Properties. “Properties” shall mean the leasehold properties held or occupied by the Company.
     Registered IP. “Registered IP” shall mean all Intellectual Property that is registered, filed, issued or granted under the authority of, with or by any Governmental Body, including all Patents, registered copyrights, registered trademarks, domain names and all applications for any of the foregoing.

CONFIDENTIAL
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
     Regulatory Approval. “Regulatory Approval” shall mean, with respect to a Pharmaceutical Product: (a) in the United States, the final approval of the FDA necessary for the lawful marketing and sale of such Pharmaceutical Product in the United States; (b) in the European Union, the final approval of the EMEA necessary for the lawful marketing and sale of such Pharmaceutical Product in the European Union; or (c) in any other jurisdiction, the final unconditional approval of the relevant Governmental Authority necessary for the lawful marketing and sale of such Pharmaceutical Product in such jurisdiction. For the sake of clarity, Regulatory Approval shall be deemed to have occurred (i) in the United States when the FDA sends an Approval Letter within the meaning of 21 CFR 314.105 or (ii) in the European Union, upon the issuance by the CHMP of a positive opinion for granting marketing authorization for the such Pharmaceutical Product (provided that where such letter or opinion is received following a Milestone Termination Date, but oral or other means of communicating such approval have been received by the Company prior to or on such Milestone Termination Date, such written receipt will nonetheless be deemed to have been received prior to such Milestone Termination Date).
     Regulatory Authority. “Regulatory Authority” shall mean any national (e.g., the FDA), supra-national (e.g., the European Commission, the Council of the European Union, or the European Agency for the Evaluation of Medicinal Products), regional, state or local regulatory agency, department, bureau, commission, council or other Governmental Body involved in the granting of a Regulatory Approval for such country or countries.
     Related Party. “Related Party” shall mean: (a) each individual who is, or who has at any time since inception of the Company been, an officer or director of the Company; (b) each member of the immediate family of each of the individuals referred to in clauses “(a)” above; and (c) any trust or other Entity (other than the Company) in which any one of the Persons referred to in clauses “(a),” and “(b)” above holds (or in which more than one of such Persons collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest.
     Representatives. “Representatives” shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.
     Series A Preferred Stock. “Series A Preferred Stock” shall mean the Series A Preferred Stock of the Company.
     Series A-1 Preferred Stock. “Series A-1 Preferred Stock” shall mean the Series A-1 Preferred Stock of the Company.
     Series B Preferred Stock. “Series B Preferred Stock” shall mean the Series B Preferred Stock of the Company.
     Series B-1 Preferred Stock. “Series B-1 Preferred Stock” shall mean the Series B-1 Preferred Stock of the Company.
     Series C Preferred Stock. “Series C Preferred Stock” shall mean the Series C Preferred Stock of the Company.
     Series C-1 Preferred Stock. “Series C-1 Preferred Stock” shall mean the Series C-1 Preferred Stock of the Company.

CONFIDENTIAL
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
     Silicon Valley Bank Agreement. “Silicon Valley Bank Agreement” shall mean the Loan and Security Agreement, dated July 21, 2004, between Silicon Valley Bank and the Company.
     Specified Bankruptcy Event. “Specified Bankruptcy Event” shall be deemed to occur only if Parent or the Surviving Corporation:
     (a) applies for, consents to or acquiesces in the appointment of a trustee, receiver, sequestrator or other custodian for such Person or a substantial portion of its property, or makes a general assignment for the benefit of creditors;
     (b) in the absence of such application, consent or acquiescence, permits or suffers to exist the appointment of a trustee, receiver, sequestrator or other custodian for such Person or for a substantial part of its property, and such trustee, receiver, sequestrator or other custodian is not discharged with 60 days; provided that nothing herein shall prohibit or restrict any right Parent or the Surviving Corporation may have under any applicable Legal Requirement to appear in any court conducting any relevant proceeding during such 60 day period to preserve, protect and defend its rights hereunder (and such Person shall not object to any such appearance);
     (c) permits or suffers to exist the commencement of any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up, or liquidation proceeding, in respect of such Person and, if any such case or proceeding is not commenced by such Person or results in the entry of an order for relief or remains for sixty (60) days undismissed; provided that nothing herein shall permit or restrict any right Parent or the Surviving Corporation may have under any applicable Legal Requirement to appear in any court conducting any such case or proceeding during such sixty (60) day period to preserve, protect, and defend its rights hereunder (and such Person shall not object to any such appearance); or
     (d) takes any formal action authorizing any of the foregoing.
     Specified Representations. “Specified Representations” shall mean: (a) the representations and warranties set forth in Section 2.1, Section 2.3(a), the first two sentences of Section 2.3(c), the first sentence of Section 2.3(d), Section 2.3(e), Section 2.5(d), Section 2.5(e) and Section 2.21 of the Agreement; and (b) the representations and warranties set forth in the Company Closing Certificate or the Merger Consideration Certificate, to the extent such representations and warranties relate to any of the matters addressed in any of the representations and warranties specified in clause “(a)” of this sentence.
     Subsidiary. An entity shall be deemed to be a “Subsidiary” of another Person if such Person directly or indirectly owns or purports to own, beneficially or of record: (a) an amount of voting securities of or other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity’s board of directors or other governing body; or (b) at least 50% of the outstanding equity, voting, beneficial or financial interests in such Entity.
     Tax. “Tax” includes all forms of taxes, taxation and statutory, governmental, supranational, multi-governmental, state, principal, local government or municipal impositions, duties, contributions, charges and levies similar to taxes, whenever imposed, and all penalties, charges, surcharges, costs, expenses and interest relating thereto, including all employment taxes and any deductions or withholdings of any sort regardless of whether any such taxes, impositions, duties, contributions, charges and levies are

CONFIDENTIAL
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
chargeable directly or primarily against or attributable directly or primarily to the Company, or any other Person and regardless of whether any amount in respect of any of them is recoverable from any other Person.
     Tax Return. “Tax Return” shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.
     Trade Secrets. “Trade Secrets” shall mean any trade secrets, or any confidential unpatented or unpatentable inventions, processes, formulae, developments, discoveries, technology, cell lines, biological materials, compounds, probes, sequences, technical information, methods, biological materials, bioassays, clones, molecules, protocols, reagents, experiments, lab results, test, know-how, concepts, ideas, research and development, business plans, strategies or other confidential information or materials which in the reasonable business judgment of the owner thereof have value or confer a competitive advantage to such owner due to being not generally known or not publicly disseminated.
     TriplePoint Capital Agreement. “TriplePoint Capital Agreement” shall mean the Plain English Growth Capital Loan and Security Agreement, dated February 11, 2008, between TriplePoint Capital, LLC and the Company.

CONFIDENTIAL
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
ANNEX 1 TO EXHIBIT A
PERSONS WHOSE KNOWLEDGE IS IMPUTED TO THE COMPANY
1. John Scarlett
2. Craig Parker
3. Susan Molineaux
4. Michael G. Kauffman
5. Christopher J. Molineaux
6. Albert Kraus
7. Mark K. Bennett
8. Gary Musso
9. Stephen Brady

CONFIDENTIAL
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
EXHIBIT B
FORM OF ESCROW AGREEMENT

CONFIDENTIAL
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
ESCROW AGREEMENT
     This Escrow Agreement (“Agreement”) is made and entered into as of •, 2009, by and among: Onyx Pharmaceuticals, Inc., a Delaware corporation (“Parent”); Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the Stockholders’ Agent (the “Stockholders’ Agent”) for the Escrow Holders (as defined in Section 1 below); and U.S. Bank National Association, a national banking association (the “Escrow Agent”).
Recitals
     A. Parent, Profiterole Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), Proteolix, Inc., a Delaware corporation (the “Company”) and the Stockholders’ Agent have entered into an Agreement and Plan of Merger, dated as of October 10, 2009 and attached as Exhibit A hereto (the “Merger Agreement”), pursuant to which: (i) Merger Sub is merging with and into the Company (the “Merger”); and (ii) the securities of the Company held by the Escrow Holders are being exchanged for the consideration set forth in the Merger Agreement.
     B. The Merger Agreement contemplates the establishment of (i) an escrow arrangement to secure rights to indemnification, compensation and reimbursement of Parent and the other Indemnitees under the Merger Agreement; and (ii) an escrow arrangement to provide funds for the Stockholders’ Agent to perform its duties under the Merger Agreement, this Escrow Agreement and otherwise. The Escrow Agent is not a party to the Merger Agreement and has no duty to review the Merger Agreement or to interpret in any manner the terms of the Merger Agreement.
     C. Pursuant to Section 10.1(a) of the Merger Agreement and Section 9 of this Agreement, the Stockholders’ Agent has been irrevocably appointed to serve as the Stockholders’ Agent for, among other things, administration of the provisions of Section 9 of the Merger Agreement.
Agreement
     The parties, intending to be legally bound, agree as follows:
     1. Certain Defined Terms; Related Matters. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings given to them in the Merger Agreement. For purposes of this Agreement:
          1.1 “Escrow Holders” shall initially refer to the Persons named on Exhibit B who constitute all Escrow Holders as of the date of this Agreement. In the event that, following the Effective Time, any Person who was not initially a Non-Dissenting Stockholder fails to perfect (or otherwise loses) such Person’s appraisal rights under Section 262 of the Delaware General Corporation Law (or, if the Company is subject to Section 2115 of the California General Corporation Law, under Chapter 13 thereof), such Person shall automatically and without the requirement of any action on the part of such Person or any party to this Agreement be deemed to be an Escrow Holder hereunder. Parent shall cause Exhibit B to be revised from time to time to reflect any such additional Escrow Holders. Unless and until the Escrow Agent receives a revised version of Exhibit B, it may assume without inquiry that the most recent version it has received remains the current one.

CONFIDENTIAL
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
          1.2 An Escrow Holder’s “Escrow Percentage” shall mean the percentage set forth opposite such Escrow Holder’s name on Exhibit B.
          1.3 “Expenses Escrow Property” shall mean the cash (including the Expenses Escrow Amount (as defined in Section 2.1)) deposited in the Expenses Escrow Account (as defined in Section 2.1) promptly after the Closing, plus all interest and other payments thereon (or interest, payments or property exchanged therefor) received by the Escrow Agent, less any such cash or interest, payments or other property distributed or paid in accordance with this Agreement.
          1.4 “Indemnification Escrow Property” shall mean the cash (including the Initial Indemnification Escrow Amount and the Additional Indemnification Escrow Amount (each as defined in Section 2.1)) deposited in the Indemnification Escrow Account (as defined in Section 2.1) promptly after the Closing, plus all interest and other payments thereon (or interest, payments or property exchanged therefor) received by the Escrow Agent, less any such cash or interest, payments or other property distributed or paid in accordance with this Agreement.
          1.5 “Escrow Property” shall mean the Indemnification Escrow Property and the Expenses Escrow Property.
          1.6 “Indemnification Distribution Amount” shall mean an amount of cash equal to the Indemnification Escrow Property as of the Release Date immediately prior to the distribution of such amount in accordance with Section 4 of this Agreement.
          1.7 “Release Date” shall mean 5:00 p.m., California time, on December 31, 2010.
     2. Deposit and Maintenance of Escrow Property.
          2.1 Cash Placed in Escrow. At or promptly following the date of this Agreement, in accordance with the Merger Agreement, Parent shall deposit with the Escrow Agent (a) $27,600,000 (the “Initial Indemnification Escrow Amount”) in immediately available funds and (b) $250,000 (the “Expenses Escrow Amount”) in immediately available funds, in each case to be held in escrow on behalf of the Escrow Holders in accordance with this Agreement. If the Milestone Event 1 occurs, then Parent shall deposit with the Escrow Agent an additional amount equal to $4,000,000 in immediately available funds (the “Additional Indemnification Escrow Amount”) to be held in escrow on behalf of the Escrow Holders in accordance with this Escrow Agreement. The Escrow Agent agrees to accept delivery of the Initial Indemnification Escrow Amount and the Additional Indemnification Escrow Amount and to hold such amounts in a separate escrow account (the “Indemnification Escrow Account”), subject to the terms and conditions of this Agreement. The Escrow Agent agrees to accept delivery of the Expenses Escrow Amount and to hold the Expenses Escrow Amount in a separate escrow account (the “Expenses Escrow Account”), subject to the terms and conditions of this Agreement.
          2.2 Security Interest. To the extent and so long as funds are held in the Indemnification Escrow Account, Parent and the other Indemnitees shall have, and the Escrow Holders (through the Stockholders’ Agent) hereby grant, as of and from the date of this Agreement, a perfected, first-priority security interest in the Indemnification Escrow Property to secure payment of amounts, if any, payable to the Indemnitees in respect of the Escrow Holders’ indemnification, compensation or reimbursement obligations under Section 9 of the Merger Agreement. In connection therewith, the

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CONFIDENTIAL
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
Escrow Holders (through the Stockholders’ Agent) expressly agree: (a) that the Escrow Agent is acting solely as the Indemnitees’ agent to the extent necessary to perfect the Indemnitees’ first-priority security interest in the Indemnification Escrow Property; and (b) at any time and from time to time, upon the written request of Parent, to promptly and duly execute and deliver any and all such further instruments and documents and take such further action as Parent may reasonably deem desirable for the purpose of evidencing and perfecting the security interest granted hereby.
          2.3 Investment of Escrow Property.
               (a) The Escrow Agent shall invest the Indemnification Escrow Property consisting of cash only in one of the investment vehicles described in Exhibit C upon the receipt of joint written instructions from Parent and the Stockholders’ Agent. In the absence of such joint written instructions from Parent and the Stockholders’ Agent, the Indemnification Escrow Property consisting of cash only shall be deposited in the Escrow Agent’s FDIC Insured Money Market Deposit Account. The Escrow Agent shall invest the Expenses Escrow Property consisting of cash only in one of the investment vehicles described in Exhibit C upon the receipt of written instructions from the Stockholders’ Agent. In the absence of such written instructions from the Stockholders’ Agent, the Expenses Escrow Property consisting of cash only shall be deposited in the Escrow Agent’s FDIC Insured Money Market Deposit Account.
               (b) All earnings received from any investment of the funds in the Indemnification Escrow Account or Expenses Escrow Account shall be included in, and shall become a part of, the Indemnification Escrow Property or the Expenses Escrow Property, as applicable (and any losses on such investments shall be deducted from the Indemnification Escrow Property or Expenses Escrow Property, as applicable). All entities entitled to receive interest from the Indemnification Escrow Account or Expenses Escrow Account will provide Escrow Agent with a W-9 or W-8 IRS tax form prior to the disbursement of interest. A statement of citizenship will be provided if requested by Escrow Agent. The Escrow Agent shall not be liable for losses, penalties or charges incurred upon any sale or purchase of any such investment. Monthly, or otherwise upon the written request of either Parent or the Stockholders’ Agent, the Escrow Agent shall provide a statement that describes any deposit, distribution or investment activity or deductions with respect to the Indemnification Escrow Property. Monthly, or otherwise upon the written request of the Stockholders’ Agent, the Escrow Agent shall provide a statement that describes any deposit, distribution or investment activity or deductions with respect to the Expenses Escrow Property.
               (c) The Escrow Agent or any of its affiliates may receive compensation with respect to any investment directed hereunder in an aggregate amount not to exceed what the Escrow Agent or any of its affiliates could reasonably have received under an agreement to direct investments negotiated at arms-length. The Escrow Agent will act upon investment instructions the day that such instructions are received, provided the requests are communicated within a sufficient amount of time to allow the Escrow Agent to make the specified investment. Instructions received after an applicable investment cutoff deadline will be treated as being received by the Escrow Agent on the next business day, and the Escrow Agent shall not be liable for any loss arising directly or indirectly, in whole or in part, from the inability to invest funds on the day the instructions are received.
          2.4 Transferability. The interests of the Escrow Holders in the Indemnification Escrow Account and Expenses Escrow Account and in the Escrow Property, as applicable, shall not be

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CONFIDENTIAL
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
assignable or transferable, other than by operation of law. No assignment or transfer of any of such interests by operation of law shall be recognized or given effect until Parent and the Escrow Agent shall have received written notice of such assignment or transfer.
          2.5 Trust Fund. The Indemnification Escrow Property shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any Escrow Holder or of any party hereto. The Escrow Agent shall hold and safeguard the Escrow Property until the Termination Date (as defined in Section 7).
     3. Administration of Indemnification Escrow Account and Expenses Escrow Account. Except as otherwise provided herein, the Escrow Agent shall administer the Indemnification Escrow Account and Expenses Escrow Account as follows:
          3.1 Claim Notice. If any Indemnitee has or claims in good faith to have incurred or suffered, or believes in good faith that it may incur or suffer, Damages for which it is or may be entitled to indemnification, compensation or reimbursement under Section 9 of the Merger Agreement or for which it is or may otherwise be entitled to a monetary remedy relating to the Merger Agreement or the Merger, such Indemnitee may deliver a claim notice (a “Claim Notice”) to the Stockholders’ Agent and to the Escrow Agent on or prior to the Release Date. Each Claim Notice shall: (a) state that the Indemnitee believes in good faith that the Indemnitee is or may be entitled to indemnification, compensation or reimbursement under Section 9 of the Merger Agreement or is or may otherwise be entitled to a monetary remedy relating to the Merger Agreement or the Merger; (b) contain a brief description of the facts and circumstances supporting the Indemnitee’s claim; (c) if practicable, contain a non-binding, preliminary, good faith estimate of the amount to which the Indemnitee might be entitled (the aggregate amount of such estimate, as it may be modified by the Indemnitee in good faith from time to time, being referred to as the “Claimed Amount”); and (d) state that it is a Claim Notice under this Agreement.
          3.2 Response Notice. During the 20-business day period commencing upon receipt by the Stockholders’ Agent of a Claim Notice from an Indemnitee (the “Dispute Period”), the Stockholders’ Agent may deliver to the Indemnitee and to the Escrow Agent a written response (the “Response Notice”) in which the Stockholders’ Agent states that it is a Response Notice under this Agreement, and: (a) agree that the full Claimed Amount is owed to the Indemnitee; (b) agree that part, but not all, of the Claimed Amount is owed to the Indemnitee (the “Agreed Amount”); or (c) indicate that no part of the Claimed Amount is owed to the Indemnitee. If the Response Notice is delivered in accordance with clause “(b)” or “(c)” of the preceding sentence, the Response Notice shall also contain a brief description of the facts and circumstances supporting the Stockholders’ Agent’s claim that only a portion or no part of the Claimed Amount is owed to the Indemnitee, as the case may be (any part of the Claimed Amount that is not agreed to be owed to the Indemnitee pursuant to the Indemnitee’s Claim Notice being referred to as the “Contested Amount”). If a Response Notice is not received by the Escrow Agent from the Stockholder’s Agent prior to the expiration of the Dispute Period, then the Stockholders’ Agent shall be conclusively deemed to have agreed that an amount equal to the full Claimed Amount (or if the full Claimed Amount exceeds the value of the Indemnification Escrow Property, then all of the Indemnification Escrow Property) may be released to the Indemnitee from the Indemnification Escrow Account.

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Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
          3.3 Full Agreement. If the Stockholders’ Agent in the Response Notice agrees that the full Claimed Amount (or all of the Indemnification Escrow Property) is owed to the Indemnitee, or if no Response Notice is received by the Escrow Agent from the Stockholders’ Agent prior to the expiration of the Dispute Period, the Escrow Agent shall, within 10 business days following the earlier of the receipt of such Response Notice or the expiration of the Dispute Period, deliver to such Indemnitee, Indemnification Escrow Property having a value equal to the full Claimed Amount (or if the full Claimed Amount exceeds the value of the Indemnification Escrow Property, then all of the Indemnification Escrow Property).
          3.4 Partial Agreement. If the Stockholders’ Agent in the Response Notice agrees that part, but not all, of the Claimed Amount is owed to the Indemnitee, the Escrow Agent shall, within 10 business days following the receipt of such Response Notice, deliver to such Indemnitee, Indemnification Escrow Property having a value equal to the Agreed Amount. Such payment shall not be deemed to be made in full satisfaction of the claim described in such Claim Notice, but shall count toward the satisfaction of the claim described in such Claim Notice.
          3.5 Dispute Resolution. If any Response Notice expressly indicates that there is a Contested Amount, the Stockholders’ Agent and the Indemnitee shall attempt in good faith to resolve the dispute related to the Contested Amount. If the Stockholders’ Agent and the Indemnitee resolve such dispute, such resolution shall be binding on the Stockholders’ Agent, all of the Escrow Holders and such Indemnitee and a settlement agreement stipulating the amount owed to such Indemnitee (the “Stipulated Amount”) shall be signed by such Indemnitee and the Stockholders’ Agent and sent to the Escrow Agent, which shall, promptly after receipt thereof, if applicable, deliver to such Indemnitee Indemnification Escrow Property having a value equal to the Stipulated Amount. Unless and until the Escrow Agent shall receive written notice signed by the Stockholders’ Agent and the Indemnitee that any such dispute has been resolved by the Indemnitee and the Stockholders’ Agent, the Escrow Agent may assume without inquiry that such dispute has not been resolved.
               (a) In the event that there is a dispute relating to any Claim Notice or Contested Amount (whether it is a matter between the Indemnitee, on the one hand, and the Stockholders’ Agent, on the other hand, or it is a matter that is subject to a claim or Legal Proceeding asserted or commenced by a third party brought against the Indemnitee or the Company in a litigation or arbitration) that the Indemnitee and the Stockholders’ Agent have not resolved after attempting to do so in good faith during the 60-day period following the delivery of a Response Notice to the Indemnitee, either the Indemnitee or the Stockholders’ Agent may submit such dispute (an “Arbitrable Dispute”) to be settled by binding arbitration. Notwithstanding the preceding sentence, nothing in this Agreement shall prevent the Indemnitee from seeking preliminary injunctive relief from a court of competent jurisdiction pending settlement of any Arbitrable Dispute. Except as herein specifically stated, any Arbitrable Dispute shall be resolved by arbitration in San Francisco, California in accordance with JAMS’ Comprehensive Arbitration Rules and Procedures (the “JAMS Rules”) then in effect. However, in all events, the provisions contained herein shall govern over any conflicting rules which may now or hereafter be contained in the JAMS Rules. Any judgment upon the award rendered by the arbitrator shall be entered in any court having jurisdiction over the subject matter thereof. The arbitrator shall have the authority to grant any equitable and legal remedies that would be available if any judicial proceeding was instituted to resolve an Arbitrable Dispute. The final decision of the arbitrator, as entered by a court of competent jurisdiction, will be furnished by the arbitrator to the Stockholders’ Agent, Indemnitee and the Escrow Agent in writing and will constitute a final, conclusive and non-appealable determination of the issue in

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CONFIDENTIAL
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
question, binding upon the Escrow Holders, the Stockholders’ Agent, the Escrow Agent and the Indemnitee, and an order with respect thereto may be entered in any court of competent jurisdiction.
               (b) Any such arbitration will be conducted before a single arbitrator who will be compensated for his or her services at a rate to be determined by the Indemnitee and the Stockholders’ Agent or by JAMS, but based upon reasonable hourly or daily consulting rates for the arbitrator in the event the parties are not able to agree upon his or her rate of compensation.
               (c) The arbitrator shall be mutually agreed upon by the Indemnitee and the Stockholders’ Agent. In the event Parent and the Stockholders’ Agent are unable to agree within 20 days following submission of the dispute to JAMS by one of the parties, JAMS will have the authority to select an arbitrator from a list of arbitrators who satisfy the criteria set forth in Section 3.5(d) below.
               (d) No arbitrator shall have any past or present family, business or other relationship with Parent, the Company, the Stockholders’ Agent, any Indemnitee, any of the Escrow Holders or any “affiliate” (as such term is defined in Rule 12b-2 of the Securities Act of 1933, as amended), director or officer thereof, unless following full disclosure of all such relationships, the Indemnitee and the Stockholders’ Agent agree in writing to waive such requirement with respect to an individual in connection with any dispute.
               (e) The arbitrator shall be instructed to hold an up to a three-day hearing (or 30 days in the event of a dispute relating to any Company IP) regarding the disputed matter within 60 days of his designation and to render an award (without written opinion) no later than 10 days after the conclusion of such hearing (or such longer time as is permitted under JAMS Rules), in each case unless otherwise mutually agreed in writing by the Indemnitee and the Stockholders’ Agent.
               (f) No discovery other than an exchange of relevant documents may occur in any arbitration commenced under the provisions of this Agreement, except for any arbitration relating to Company IP. The Indemnitee and the Stockholders’ Agent agree to act in good faith to promptly exchange relevant documents.
               (g) The Indemnitee and the Stockholders’ Agent (on behalf of the Escrow Holders as a group and solely in its capacity as Stockholders’ Agent) will each pay 50% of the initial compensation to be paid to the arbitrator in any such arbitration and 50% of the costs of transcripts and other normal and regular expenses of the arbitration proceedings; provided, however, that: (a) the prevailing party in any arbitration will be entitled to an award of attorneys’ fees and costs; and (b) all costs of arbitration, other than those provided for above, will be paid by the losing party, and the arbitrator will be authorized to determine the identity of the prevailing party and the losing party.
               (h) The arbitrator chosen in accordance with these provisions will not have the power to alter, amend or otherwise affect the terms of these arbitration provisions or any other provisions contained in this Agreement or the Merger Agreement.
               (i) Except as specifically otherwise provided in this Agreement or the Merger Agreement, arbitration will be the sole and exclusive remedy of the parties for any Arbitrable Dispute or any other dispute arising out of or relating to this Agreement or the Merger Agreement.

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CONFIDENTIAL
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
          3.6 Timing of Release of Contested Amounts. Upon resolution of an Arbitrable Dispute, if the arbitrator’s award is payable to the Indemnitee, the Escrow Agent shall, within 10 business days following the entry of the arbitrator’s decision by a court of competent jurisdiction, or such shorter period of time as may be set forth in the arbitrator’s decision, deliver to such Indemnitee Indemnification Escrow Property equal to the amount of the award specified in the arbitrator’s decision, if any, to the Indemnitee.
          3.7 Distributions to Parent. Distributions of Indemnification Escrow Property shall be made to Parent (on behalf of the applicable Indemnitee(s)) at the address set forth in Section 10.2 of this Agreement or such other address as Parent shall have provided in writing to the Escrow Agent.
          3.8 Releases from Expenses Escrow Account. From time to time prior to the date that the amount held in the Expenses Escrow Account hereunder is reduced to zero in accordance with this Escrow Agreement, the Stockholders’ Agent may deliver written instruction letters to the Escrow Agent (which letters need not be countersigned by Parent), instructing the Escrow Agent to release and deliver to the Stockholders’ Agent, out of the then remaining amounts held in the Expenses Escrow Account, the cash amounts (and in accordance with the payment instructions) set forth in such instruction letters. Each such instruction letter will contain a statement by the Stockholders’ Agent that it is entitled to the amounts specified therein pursuant to Section 10.1 of the Merger Agreement, upon which the Escrow Agent may conclusively rely. The Escrow Agent shall release and deliver such amounts to the Stockholders’ Agent within five business days of receiving such instruction letter from the Stockholders’ Agent.
     4. Distribution of Escrow Property.
          4.1 Subject to Section 4.3, within five business days after the Release Date, the Escrow Agent shall distribute or cause to be distributed to the Payment Agent for distribution to each of the Escrow Holders at such Escrow Holder’s address set forth on Exhibit B Indemnification Escrow Property in an amount equal to such Escrow Holder’s Escrow Percentage of the Indemnification Distribution Amount; provided, however, that if prior to the Release Date, any Indemnitee has given a Claim Notice (including an amended Claim Notice) pursuant to Section 3.1 containing a claim which has not been resolved prior to the Release Date in accordance with Section 3 (a “Holdover Claim”), then, rather than distributing all Indemnification Escrow Property to the Escrow Holders, the Escrow Agent shall retain in the Indemnification Escrow Account after the Release Date, Indemnification Escrow Property (out of the Indemnification Distribution Amount) having a value equal to the Contested Amount (or the Claimed Amount if the Stockholders’ Agent has not delivered a Response Notice with respect to such claim) with respect to such Holdover Claim (the amount retained in the Indemnification Escrow Account with respect to such Holdover Claim being referred to as the “Retained Amount”). Following final resolution of any Holdover Claim in accordance with Section 3, the Escrow Agent shall distribute to the Payment Agent for distribution to each Escrow Holder Indemnification Escrow Property in an amount equal to such Escrow Holder’s Escrow Percentage of that portion of the applicable Retained Amount that is not released to an Indemnitee in accordance with Section 3, if any. Distributions of Indemnification Escrow Property shall be made to the Payment Agent at its address set forth in Section 10.2 of this Agreement or such other address as the Payment Agent shall have provided in writing to the Escrow Agent.

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CONFIDENTIAL
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
          4.2 No earlier than the date that the amount held in the Indemnification Escrow Account hereunder is reduced to zero in accordance with this Escrow Agreement, the Stockholders’ Agent will deliver a written instruction letter to the Escrow Agent (which letter need not be countersigned by Parent), instructing the Escrow Agent to distribute or cause to be distributed to the Payment Agent for distribution to each of the Escrow Holders at such Escrow Holder’s address set forth on Exhibit B, Expenses Escrow Property in an amount equal to such Escrow Holder’s Escrow Percentage of the Expenses Escrow Property then being held in the Expenses Escrow Account. The Escrow Agent will distribute or cause to be distributed such amount to the Payment Agent within five business days of receiving such instruction letter from the Stockholders’ Agent. Distributions of Expenses Escrow Property shall be made to the Payment Agent at its address set forth in Section 10.2 of this Agreement or such other address as the Payment Agent shall have provided in writing to the Escrow Agent.
          4.3 At least five (5) business days prior to the disbursement of any portion of the Escrow Property to any Escrow Holder identified on Exhibit B as being subject to withholding taxes and Parent or the Company is required to withhold a portion of such amounts, Parent or the Company shall provide to the Escrow Agent a written instruction directing the Escrow Agent to withhold from such disbursement an amount equal to such amount as Parent or the Company is required to deduct and withhold with respect to the making of such payment (under the Code, or any provision of state, local or foreign Tax law with respect to such payment) from the amount that would otherwise be paid to such Escrow Holder pursuant to Section 4.1. Such amount, if any, shall be disbursed by the Escrow Agent to Parent out of the Escrow Property simultaneously therewith, and Parent shall remit such amount to the proper authorities. Notwithstanding the withholding designations on Exhibit B, the Escrow Agent may conclusively assume that no withholding is to occur unless it receives timely notice from Parent or the Company. The Escrow Agent shall have no obligation or liability with respect to the Parent’s or the Company’s determination of whether withholding is necessary, the calculation of any amount of withholding or the disposition of any amounts paid to Parent or Company by the Escrow Agent under this Section 4.3.
     5. Fees and Expenses. The Escrow Agent shall be entitled to receive from time to time fees in accordance with Exhibit D. In accordance with Exhibit D, the Escrow Agent will also be entitled to reimbursement for reasonable and documented out-of-pocket expenses incurred by the Escrow Agent in the performance of its duties hereunder and the execution and delivery of this Agreement. The Escrow Holders, on the one hand, and Parent, on the other hand, shall each pay 50% of such fees and expenses, and the Escrow Agent shall deduct 50% of such fees and expenses from the Indemnification Escrow Property in satisfaction of the Escrow Holders’ portion of such fees and expenses. Notwithstanding the foregoing, any fees or expenses incurred as a result of the investment of the Indemnification Escrow Property or the Expenses Escrow Property pursuant to Section 2.3 of this Agreement (or the liquidation of such investments) shall be deducted from such Escrow Property.
     6. Limitation of Escrow Agent’s Liability.
          6.1 Duties of Escrow Agent. The Escrow Agent undertakes to perform such duties as are specifically set forth in this Agreement only and shall have no duty under any other agreement or document, and no implied covenants or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent shall incur no liability with respect to any action taken by it or for any inaction on its part in reliance upon any notice, direction, instruction, consent, statement or other document believed by it in good faith to be genuine and duly authorized, nor for any other action or inaction except for its own negligence or willful misconduct. In all questions arising under this Agreement, the Escrow

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Agent may rely on the advice of counsel, and for anything done, omitted or suffered in good faith by the Escrow Agent based upon such advice, the Escrow Agent shall not be liable to anyone. In no event shall the Escrow Agent be liable for incidental, punitive or consequential damages.
          6.2 Indemnification. Subject to Section 5 hereof, Parent and the Stockholders’ Agent (acting on behalf of the Escrow Holders and solely in its capacity as Stockholders’ Agent) hereby agree to indemnify the Escrow Agent and its officers, directors, employees and agents for, and hold it and them harmless against, any loss, liability or expense incurred (including its costs, expenses, and reasonable attorney’s fees) without negligence or willful misconduct on the part of Escrow Agent, arising out of or in connection with the Escrow Agent’s carrying out its duties hereunder with respect to the Indemnification Escrow Property or the Indemnification Escrow Account. The Stockholders’ Agent (acting on behalf of the Escrow Holders and solely in its capacity as Stockholders’ Agent) hereby agree to indemnify the Escrow Agent and its officers, directors, employees and agents for, and hold it and them harmless against, any loss, liability or expense incurred (including its costs, expenses, and reasonable attorney’s fees) without negligence or willful misconduct on the part of Escrow Agent, arising out of or in connection with the Escrow Agent’s carrying out its duties hereunder with respect to the Expenses Escrow Property or the Expenses Escrow Account. This right of indemnification, compensation and reimbursement shall survive the termination of this Agreement and the resignation of the Escrow Agent.
     7. Termination. This Agreement (other than the provisions of Sections 5 and 6.2) shall terminate upon the release by the Escrow Agent of all of the Escrow Property in accordance with this Agreement (the date of such release, the “Termination Date”).
     8. Successor Escrow Agent. In the event the Escrow Agent becomes unavailable or unwilling to continue as Escrow Agent under this Agreement, the Escrow Agent may resign and be discharged from its duties and obligations hereunder by giving its written resignation to the parties to this Agreement. Such resignation shall take effect not less than 30 days after it is given to all parties hereto. In such event, Parent and the Stockholders’ Agent may mutually appoint a successor Escrow Agent. If Parent and the Stockholders’ Agent fail to appoint a successor Escrow Agent within 15 days after receiving the Escrow Agent’s written resignation, the Escrow Agent shall have the right to apply to a court of competent jurisdiction for the appointment of a successor Escrow Agent. The successor Escrow Agent shall execute and deliver to the Escrow Agent an instrument accepting such appointment, and the successor Escrow Agent shall, without further acts, be vested with all the estates, property rights, powers and duties of the predecessor Escrow Agent as if originally named as Escrow Agent herein. The Escrow Agent shall act in accordance with written instructions from Parent as to the transfer of the Escrow Property to a successor Escrow Agent.
     9. Stockholders’ Agent. Unless and until Parent and the Escrow Agent shall have received written notice of the appointment of a successor Stockholders’ Agent in accordance with the terms of the Merger Agreement, Parent and the Escrow Agent shall be entitled to rely on, and shall be fully protected relying on, the power and authority of the Stockholders’ Agent to act on behalf of the Escrow Holders.
     10. Miscellaneous.
          10.1 Attorneys’ Fees. Except as otherwise provided herein, if any Legal Proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any

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Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
party hereto, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).
          10.2 Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received: (a) when delivered by hand; (b) on the day sent by facsimile provided that the sender has received confirmation of transmission as of or prior to 5:00 p.m. California time on such day; (c) the first business day after sent by facsimile (to the extent that the sender has received confirmation of transmission after 5:00 p.m. California time on the day sent by facsimile); or (d) the third business day after sent by registered mail or by courier or express delivery service, in any case to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):
if to Parent:
Onyx Pharmaceuticals, Inc.
2100 Powell Street
Emeryville, CA 94608
Attention: General Counsel
Facsimile: (510) 597-6693
if to the Stockholders’ Agent:
Shareholder Representative Services LLC
601 Montgomery Street, Suite 2020
San Francisco, CA 94111
Attention: Managing Director
Facsimile.: (415) 962-4147
Telephone.: (415) 367-9400
if to the Escrow Agent:
Corporate Trust Services
633 West 5th Street, 24th Floor
Los Angeles, California 90071
Attention: Paula M. Oswald (Onyx/Proteolix 2009 Escrow)
Facsimile: (213) 615-6197
Telephone: (213) 615-6043
if to the Payment Agent:
Corporate Trust Services
633 West 5th Street, 24th Floor
Los Angeles, California 90071
Attention: Paula M. Oswald (Onyx/Proteolix 2009 Escrow)
Facsimile: (213) 615-6197
Telephone: (213) 615-6043

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CONFIDENTIAL
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
Notwithstanding the foregoing, notices to the Escrow Agent shall be effective only upon receipt. The Escrow Agent may assume that any Claim Notice, Response Notice or other notice of any kind required to be delivered to the Escrow Agent and any other Person has been received by such other Person on the date it has been received by the Escrow Agent, but the Escrow Agent need not inquire into or verify such receipt.
          10.3 Headings. The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.
          10.4 Counterparts and Exchanges by Facsimile. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement. The exchange of a fully executed Agreement (in counterpart or otherwise) by facsimile or other electronic means shall be sufficient to bind the parties to the terms and conditions of this Agreement.
          10.5 Applicable Law; Waiver of Jury Trial. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Delaware (without giving effect to principles of conflicts of laws). Any Legal Proceeding relating to this Agreement or the enforcement of any provision of this Agreement may be brought or otherwise commenced in any state or federal court located in the State of Delaware. Each party to this Agreement: (i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the State of Delaware (and each appellate court located in the State of Delaware) in connection with any such Legal Proceeding; (ii) agrees that each state and federal court located in the State of Delaware shall be deemed to be a convenient forum; and (iii) agrees not to assert (by way of motion, as a defense or otherwise), in any such Legal Proceeding commenced in any state or federal court located in the State of Delaware, any claim that such party is not subject personally to the jurisdiction of such court, that such Legal Proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court. Each of the parties hereby irrevocably waives any and all right to trial by jury in any action arising out of or related to this Agreement or the transactions contemplated hereby.
          10.6 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and each of their respective permitted successors and assigns, if any. Parent may freely assign any or all of its rights under this Agreement, in whole or in part, to any affiliate of Parent or any post-Closing purchaser of all of the issued and outstanding equity securities or all or substantially all of the assets of Parent or the Company (as the surviving corporation in the Merger) (provided, that, such affiliate or post-Closing purchaser shall agree, in writing, to assume all the obligations of Parent under this Agreement), but no such assignment shall relieve Parent of its obligations hereunder. Subject to Section 2.4 of this Agreement, no Escrow Holder may assign such Escrow Holder’s rights under this Agreement without the express prior written consent of Parent, and any attempted assignment of this Agreement or any of such rights by an Escrow Holder without such consent shall be void and of no effect; provided, however, that upon the death of an Escrow Holder, such Escrow Holder’s rights under this Agreement may be transferred in accordance with the laws of descent and distribution.

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CONFIDENTIAL
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
          10.7 Waiver. No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.
          10.8 Amendment. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto (it being understood that any amendment executed and delivered by the Stockholders’ Agent shall be binding upon all Escrow Holders).
          10.9 Severability. If any provision or part of any provision of this Agreement, or the application of any such provision or part thereof to any Person or set of circumstances, shall be determined to be invalid or unenforceable in any jurisdiction to any extent, then: (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent; (b) the invalidity or unenforceability of such provision or part thereof under such circumstances or in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction; and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Agreement. Each provision of this Agreement is separable from every other provision of this Agreement, and each part of each provision of this Agreement is separable from every other part of such provision.
          10.10 Parties in Interest. Except as expressly provided herein, none of the provisions of this Agreement, express or implied, is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns, if any.
          10.11 Entire Agreement. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof.
          10.12 Tax Reporting Information and Certification of Tax Identification Numbers.
               (a) The parties hereto agree that, for tax reporting purposes only, all interest on, or other taxable income, if any, earned from, the investment of the Escrow Property pursuant to this Agreement shall be allocable to Parent.
               (b) The Escrow Agent shall distribute or cause to be distributed to Parent, within five business days following the end of each month, Indemnification Escrow Property and

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CONFIDENTIAL
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
Expenses Escrow Property in an amount equal to 39% of the sum of the interest on, and all other taxable income earned from, the investment of the Indemnification Escrow Property and the Expenses Escrow Property, respectively, pursuant to this Agreement.
               (c) Parent agrees to provide the Escrow Agent with a certified tax identification number for Parent within 30 days after the date hereof. Each party understands that if the tax identification number is not so certified to the Escrow Agent, the Escrow Agent may be required by the Code to withhold a portion of any payments made pursuant to this Agreement. The Escrow Agent shall comply with all withholding and reporting requirements under the Code.
               (d) Parent and the Escrow Holders (through the Stockholders’ Agent) acknowledge and agree that, notwithstanding any provision to the contrary in this Agreement, the portion of the Indemnification Escrow Property allocable to Escrow Holders in respect of their Company Options that were cancelled in exchange for consideration as provided in Section 1.6 of the Merger Agreement is subject to the claims of the creditors of Parent and therefore constitutes an unfunded, unsecured promise to pay such amounts under the terms provided herein. Accordingly, the Escrow Holders will be treated as receiving income in respect of such amounts only as and when distributed to them in accordance with this Agreement. Parent and the Escrow Holders will file their tax returns and reports consistent with, and will take no action inconsistent with, such treatment. The Escrow Agent need not determine whether or what amount of any payment should be treated by the Escrow Holders as being imputed interest or otherwise and shall allocate all income earned on investments of monies in the Escrow Property to Parent in accordance with Section 10.12(a), without regard as to how the Escrow Holders may treat payments by the Escrow Agent to them.
          10.13 Cooperation. Parent and the Stockholders’ Agent agree to cooperate fully with each other and the Escrow Agent and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by the other or the Escrow Agent to evidence or reflect the transactions contemplated by this Agreement and to carry out the intent and purposes of this Agreement.
          10.14 Reliance on Own Counsel. Each party to this Agreement represents and warrants to the other parties that such party: (a) has carefully reviewed this Agreement and, to the extent he or it believed necessary or appropriate, has discussed this Agreement with his or its own separate counsel; (b) fully understands this Agreement; and (c) has not relied on the advice of any Person other than (to the extent applicable) his or its own separate counsel in determining whether to execute this Agreement.
          10.15 Construction.
               (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.
               (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

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CONFIDENTIAL
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
               (c) As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”
               (d) Except as otherwise indicated, all references in this Agreement to “Sections” and “Exhibits” are intended to refer to Sections of this Agreement and Exhibits to this Agreement.
          10.16 U.S.A. Patriot Act Information. To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. For a non-individual person such as a business entity, a charity, a trust or other legal entity the Escrow Agent will ask for documentation to verify its formation and existence as a legal entity. The Escrow Agent may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation. Parent and Stockholders’ Agent each agree to provide all such information and documentation as to themselves as requested by Escrow Agent to ensure compliance with United States federal law.
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Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
     In Witness Whereof, the parties have duly caused this Agreement to be executed as of the day and year first above written.

Parent: Onyx Pharmaceuticals, Inc., a Delaware corporation
By:
Name:
Title:

Stockholders’ Agent: Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as Stockholders’ Agent
By:
Name:
Title:

Escrow Agent: U.S. Bank National Association, a national banking association
By:
Name:
Title:

Escrow Agreement Signature Page

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.
Exhibit A
Merger Agreement

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.
Exhibit B
Escrow Holders

		Percentage	Subject to
		Interest in	Withholding
Name	Address	Escrow Funds	Taxes?

2.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.
Exhibit C
Investment Vehicles

AUTOMATIC MONEY MARKET INVESTMENTS
INVESTMENT AUTHORIZATION LETTER AND
ACCOUNT DESCRIPTION AND TERMS
In the absence of specific written direction to the contrary, the agent for the account(s) identified herein is hereby directed to invest and reinvest proceeds and other available moneys in the following fund as permitted by the operative documents on your behalf:
U.S. Bank FDIC Insured Money Market Deposit Account
This account includes any and all existing and future sub-accounts, unless specific written instructions are given to exclude such accounts from this authorization. This is a FDIC insured deposit account.
U.S. Bank uses the daily balance method to calculate interest on this account (actual/360). This method applies a daily periodic rate to the principal balance in the account each day. Interest is accrued daily and credited monthly to the account. Interest rates are determined at U.S. Bank’s discretion, and may be tiered by customer deposit amount.
The owner of the account is U.S. Bank as Agent for its trust customers. U.S. Bank’s trust department performs all account deposits and withdrawals. The deposit account is insured by the Federal Deposit Insurance Corporation up to $250,000.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.
The U.S. Bank Money Market account is a U.S. Bank National Association (“U.S. Bank”) interest-bearing money market deposit account designed to meet the needs of U.S. Bank’s Corporate Trust Services Escrow Group and other Corporate Trust customers of U.S. Bank.

2.

CONFIDENTIAL
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
EXHIBIT C
FORM OF RELEASE AGREEMENT

CONFIDENTIAL
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
•, 2009
Onyx Pharmaceuticals, Inc.
2100 Powell Street
Emeryville, California 94608
Ladies and Gentlemen:
     Reference is made to that certain Agreement and Plan of Merger, dated as of October 10, 2009 (the “Merger Agreement”), by and among Onyx Pharmaceuticals, Inc., a Delaware corporation (“Parent”), Profiterole Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent, Proteolix, Inc., a Delaware corporation (the “Company”) and Shareholder Representative Services LLC, as the Stockholders’ Agent (as defined therein).
     In order to induce Parent to consummate the transactions contemplated by the Merger Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, hereby covenants and agrees as follows:
     1. Release. The undersigned irrevocably, unconditionally and completely releases, acquits and forever discharges each of the Releasees (as defined below) from any Claim (as defined below), and hereby irrevocably, unconditionally and completely waives and relinquishes each and every Claim that the undersigned may have had in the past, may now have or may have in the future against any of the Releasees, directly or indirectly relating to or directly or indirectly arising out of: (a) any written or oral agreements or arrangements occurring, existing or entered into by the undersigned at any time up to and including the date of this letter agreement; and (b) any events, matters, causes, things, acts, omissions or conduct, occurring or existing at any time up to and including the date of this letter agreement, including, without limitation, any Claim: (i) to the effect that the undersigned is or may be entitled to any compensation, benefits or perquisites from the Company; or (ii) otherwise arising (directly or indirectly) out of or in any way connected with the undersigned’s employment or other relationship with the Company; provided, however, that (A) the undersigned is not releasing rights, if any, available to it under the Merger Agreement, the Escrow Agreement (as defined in the Merger Agreement) or any agreement entered into by the undersigned in connection with the transactions contemplated by the Merger Agreement; (B) if the undersigned is an employee of the Company, then the undersigned is not releasing the undersigned’s rights, if any, with respect to salaries, bonuses, other compensation or expenses that have accrued prior to the date of this letter agreement in the ordinary course of business consistent with past practices or pursuant to any change in control agreement between the undersigned and the Company that is in effect as of the date of the Merger Agreement; (C) if the undersigned is an employee of the Company, then

Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
the undersigned is not releasing the undersigned’s rights, if any, to accrued vacation or other benefits under and with respect to the Company’s employee benefit plans, health insurance or retirement plans; (D) if the undersigned is or was a director, officer or employee of the Company, then the undersigned is not releasing any rights available to it under the indemnification provisions contained in (1) the Certificate of Incorporation or Bylaws of the Company or (2) any indemnification agreement between the Company and the undersigned that is in effect as of the date of the Merger Agreement and identified in Part 2.11(a)(ii) of the Disclosure Schedule (as defined in the Merger Agreement); and (E) if the undersigned is party to any contract, agreement or other arrangement with Parent or any affiliate of Parent (other than the Company) that is in effect as of the date of this letter agreement and that is not related in any way to the Merger Agreement, the Merger or any of the other transactions contemplated by the Merger Agreement, then the undersigned is not releasing any rights available to it under such contract, agreement or other arrangement.
     2. Definitions. For purposes of this letter agreement:
          (a) the term “Releasees” means: (i) Parent; (ii) the Company; (iii) each of the direct and indirect subsidiaries of Parent; (iv) each other affiliate of Parent or the Company; and (v) the successors and past, present and future assigns, directors, officers, agents, attorneys and representatives of the respective entities identified or otherwise referred to in clauses “(i)” through “(iv)” of this clause “(a)”; and
          (b) the term “Claim” means all past, present and future disputes, claims, controversies, demands, rights, obligations, liabilities, actions and causes of action of every kind and nature, including, without limitation, (i) any unknown, unsuspected or undisclosed claim; and (ii) any claim or right that may be asserted or exercised by the undersigned in the undersigned’s capacity as a stockholder, director, officer or employee of the Company or in any other capacity.
     3. Unknown Claims. The undersigned: (a) represents, warrants and acknowledges that the undersigned has been fully advised by its attorney of the contents of Section 1542 of the Civil Code of the State of California; and (b) hereby expressly waives the benefits thereof and any rights that the undersigned may have thereunder. Section 1542 of the Civil Code of the State of California provides as follows:
“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”
The undersigned hereby waives the benefits of, and any rights that the undersigned may have under, any statute or common law regarding protection of release of unknown claims in any jurisdiction.

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Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
     4. Miscellaneous. This letter agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Delaware (without giving effect to principles of conflicts of laws). This letter agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof. In the event that any provision of this letter agreement, or the application of any such provision to any person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this letter agreement, and the application of such provision to persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law. The delivery of this letter agreement by facsimile or electronic transmission in .PDF format shall be sufficient to bind the undersigned to the terms and conditions of this letter agreement. Notwithstanding the foregoing, nothing contained in this letter agreement shall be construed as an admission by the undersigned of any liability of any kind to any of the Releasees.
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3

Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Very truly yours,

Signature

Name

Address

( )

Telephone

( )

Facsimile
Release Signature Page

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CONFIDENTIAL
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the securities and exchange commission pursuant to rule 24b-2 of the securities exchange act of 1934, as amended.
EXHIBIT D
DISPUTE RESOLUTION PROCEDURES
     Subject to the provisions of Sections 9.3 and 10.8(c) of the Agreement: (i) until the earlier of the termination of the Escrow Agreement or the time at which the aggregate amount of the claims made by the Indemnitees pursuant to Section 9 of the Agreement exceed the Indemnification Escrow Amount (such time being referred to as the “Offset Claim Time”), any claim for indemnification, compensation or reimbursement pursuant to Section 9 of the Agreement (and, at the option of any Indemnitee, any other claim for a monetary remedy, such as in the case of a claim based upon fraud, relating to the Agreement or the Merger after the Closing) shall be brought and resolved exclusively in accordance with the procedures set forth in the Escrow Agreement; and (ii) from and after the Offset Claim Time, any claim for indemnification, compensation or reimbursement pursuant to Section 9 of the Agreement (and, at the option of any Indemnitee, any other claim for a monetary remedy, such as in the case of a claim based upon fraud, relating to the Agreement or the Merger after the Closing) shall be brought and resolved exclusively as follows:
          (a) If any Indemnitee has or claims in good faith to have incurred or suffered, or believes in good faith that it may incur or suffer, Damages for which it is or may be entitled to indemnification, compensation or reimbursement under Section 9 of the Agreement or for which it is or may otherwise be entitled to a monetary remedy relating to the Agreement or the Merger, such Indemnitee may deliver a claim notice (a “Claim Notice”) to the Stockholders’ Agent. Each Claim Notice shall: (i) state that the Indemnitee believes in good faith that the Indemnitee is or may be entitled to indemnification, compensation or reimbursement under Section 9 of the Agreement or is or may otherwise be entitled to a monetary remedy relating to the Agreement or the Merger; (ii) contain a brief description of the facts and circumstances supporting the Indemnitee’s claim; (iii) if practicable, contain a non-binding, preliminary, good faith estimate of the amount to which the Indemnitee might be entitled (the aggregate amount of such estimate, as it may be modified by the Indemnitee in good faith from time to time, being referred to as the “Claimed Amount”); and (d) state that it is a Claim Notice under the Agreement.
          (b) During the 20-business day period commencing upon receipt by the Stockholders’ Agent of a Claim Notice from an Indemnitee (the “Dispute Period”), the Stockholders’ Agent may deliver to the Indemnitee a written response (the “Response Notice”) in which the Stockholders’ Agent states that it is a Response Notice under the Agreement, and: (i) agrees that the full Claimed Amount is owed to the Indemnitee; (ii) agrees that part, but not all, of the Claimed Amount is owed to the Indemnitee; or (iii) indicates that no part of the Claimed Amount is owed to the Indemnitee. If the Response Notice is delivered in accordance with clause “(ii)” or “(iii)” of the preceding sentence, the Response Notice shall also contain a brief description of the facts and circumstances supporting the Stockholders’ Agent’s claim that only a portion or no part of the Claimed Amount is owed to the Indemnitee, as the case may be (any part of the Claimed Amount that is not agreed to be owed to the Indemnitee pursuant to the Indemnitee’s Claim Notice being referred to as the “Contested Amount”). If a Response Notice is not received by the Indemnitee from the Stockholders’ Agent prior to the expiration of the Dispute Period, then the Stockholders’ Agent shall be conclusively deemed to have agreed that an amount equal to the full Claimed Amount is owed to the Indemnitee.
          (c) If the Stockholders’ Agent in the Response Notice agrees that the full Claimed Amount is owed to the Indemnitee, or if no Response Notice is received by the Indemnitee from the

CONFIDENTIAL
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
Stockholders’ Agent prior to the expiration of the Dispute Period, Parent shall be entitled, subject to Section 9.6 of the Agreement, to set off the Claimed Amount against any unpaid Milestone Payment (or any Milestone Holdback Amount); provided, however, Parent shall only be entitled to such set off right to the extent that the Claimed Amount exceeds the Available Escrow Amount (as defined below) as of the date of such Milestone Payment. The “Available Escrow Amount” as of any particular date shall mean the amount by which (i) the amount remaining in the Indemnification Escrow Fund as of such date; exceeds (ii) the sum of (A) the aggregate of all amounts that are owed to the Indemnitees out of the Indemnification Escrow Fund, but not paid as of such date, plus (B) the aggregate of all Contested Amounts (or Claimed Amounts if the Stockholders’ Agent have not delivered a Response Notice with respect to any claim) with respect to all claims that have not been resolved prior to such date.
          (d) If the Stockholders’ Agent in the Response Notice agrees that part, but not all, of the Claimed Amount is owed to the Indemnitee (the “Agreed Amount”), Parent shall be entitled, subject to Section 9.6 of the Agreement, to set off the Agreed Amount against any unpaid Milestone Payment (or any Milestone Holdback Amount); provided, however, Parent shall only be entitled to such set off right to the extent that the Agreed Amount exceeds the Available Escrow Amount as of the date of such Milestone Payment. Such payment shall not be deemed to be made in full satisfaction of the claim described in such Claim Notice, but shall count toward the satisfaction of the claim described in such Claim Notice.
          (e) If any Response Notice expressly indicates that there is a Contested Amount, the Stockholders’ Agent and the Indemnitee shall attempt in good faith to resolve the dispute related to the Contested Amount. If the Stockholders’ Agent and the Indemnitee resolve such dispute, such resolution shall be binding on the Stockholders’ Agent, all of the Effective Time Holders and such Indemnitee and a settlement agreement stipulating the amount owed to such Indemnitee (the “Stipulated Amount”) shall be signed by such Indemnitee and the Stockholders’ Agent. Parent shall be entitled, subject to Section 9.6 of the Agreement, to set off the Stipulated Amount against any unpaid Milestone Payment (or any Milestone Holdback Amount); provided, however, Parent shall only be entitled to such set off right to the extent that the Stipulated Amount exceeds the Available Escrow Amount as of the date of such Milestone Payment.
          (f) In the event that there is a dispute relating to the performance or non-performance of Parent’s obligations under or satisfaction of any Milestone Event, as provided under Section 10.8(c) of the Agreement, or a dispute relating to any Claim Notice or Contested Amount (whether it is a matter between the Indemnitee, on the one hand, and the Stockholders’ Agent, on the other hand, or it is a matter that is subject to a claim or Legal Proceeding asserted or commenced by a third party brought against the Indemnitee or the Company in a litigation or arbitration) that the Indemnitee and the Stockholders’ Agent have not resolved after attempting to do so in good faith during the 60-day period following the delivery of a Response Notice to the Indemnitee, either the Indemnitee or the Stockholders’ Agent may submit such dispute (an “Arbitrable Dispute”) to be settled by binding arbitration. Notwithstanding the preceding sentence, nothing in this Exhibit D shall prevent the Indemnitee or the Stockholders’ Agent from seeking preliminary injunctive relief from a court of competent jurisdiction pending settlement of any Arbitrable Dispute.
               (i) Except as herein specifically stated, any Arbitrable Dispute shall be resolved by arbitration in San Francisco, California in accordance with JAMS’ Comprehensive Arbitration Rules and Procedures (the “JAMS Rules”) then in effect. However, in all events, the provisions contained herein shall govern over any conflicting rules which may now or hereafter be contained in the JAMS Rules. Any judgment upon the award rendered by the arbitrator shall be entered

CONFIDENTIAL
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
in any court having jurisdiction over the subject matter thereof. The arbitrator shall have the authority to grant any equitable and legal remedies that would be available if any judicial proceeding was instituted to resolve an Arbitrable Dispute. The final decision of the arbitrator, as entered by a court of competent jurisdiction, will be furnished by the arbitrator to the Stockholders’ Agent and the Indemnitee in writing and will constitute a final, conclusive and non-appealable determination of the issue in question, binding upon the Stockholders’ Agent, the Effective Time Holders and the Indemnitee, and an order with respect thereto may be entered in any court of competent jurisdiction.
               (ii) Any such arbitration will be conducted before a single arbitrator who will be compensated for his or her services at a rate to be determined by the Indemnitee and the Stockholders’ Agent or by JAMS, but based upon reasonable hourly or daily consulting rates for the arbitrator in the event the parties are not able to agree upon his or her rate of compensation.
               (iii) The arbitrator shall be mutually agreed upon by the Indemnitee and the Stockholders’ Agent. In the event the Indemnitee and the Stockholders’ Agent are unable to agree within 20 days following submission of the dispute to JAMS by one of the parties, JAMS will have the authority to select an arbitrator from a list of arbitrators who satisfy the criteria set forth in clause “(iv)” hereof.
               (iv) No arbitrator shall have any past or present family, business or other relationship with the Indemnitee, the Company, the Stockholders’ Agent, any of the Effective Time Holders or any “affiliate” (as such term is defined in Rule 12b-2 of the Securities Act of 1933, as amended (the “Securities Act”)), director or officer thereof, unless following full disclosure of all such relationships, the Indemnitee and the Stockholders’ Agent agree in writing to waive such requirement with respect to an individual in connection with any dispute. In addition, unless otherwise agreed to between the Indemnitee and the Stockholders’ Agent, (A) the arbitrator in any dispute related to the performance or non-performance of the parties’ obligations under, or the satisfaction of any Milestone Event in accordance with, Sections 1.7 and/or 1.8 shall have at least 10 years of experience in the development of cancer pharmaceuticals and interactions with Regulatory Authorities (including experience with the FDA’s accelerated approval process); and (B) the arbitrator in any dispute involving a claim relating to Company IP shall be a current or former patent attorney with at least 15 years of experience; provided, however, that if JAMS is not able to provide an arbitrator for such arbitration with the requisite experience set forth in each of clause “(A)” an “(B)”, such arbitrator will in such event be a retired Article III Federal District Court judge.
               (v) The arbitrator shall be instructed to hold an up to a three day hearing (or 30 days in the event of a dispute relating to any Company IP) regarding the disputed matter within 60 days of his designation and to render an award (without written opinion) no later than 10 days after the conclusion of such hearing (or such longer time as is permitted under JAMS Rules), in each case unless otherwise mutually agreed in writing by the Indemnitee and the Stockholders’ Agent.
               (vi) No discovery other than an exchange of relevant documents may occur in any arbitration commenced under the provisions of this Exhibit D, except for any arbitration relating to Company IP. The Indemnitee and the Stockholders’ Agent agree to act in good faith to promptly exchange relevant documents.
               (vii) The Indemnitee and the Stockholders’ Agent (on behalf of the Effective Time Holders as a group) will each pay 50% of the initial compensation to be paid to the arbitrator in any such arbitration and 50% of the costs of transcripts and other normal and regular expenses of the

CONFIDENTIAL
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
arbitration proceedings; provided, however, that: (A) the prevailing party in any arbitration will be entitled to an award of attorneys’ fees and costs; and (B) all costs of arbitration, other than those provided for above, will be paid by the losing party, and the arbitrator will be authorized to determine the identity of the prevailing party and the losing party.
               (viii) The arbitrator chosen in accordance with these provisions will not have the power to alter, amend or otherwise affect the terms of these arbitration provisions or any other provisions contained in this Exhibit D or the Agreement.
               (ix) Except as specifically otherwise provided in this Exhibit D or the Agreement, arbitration will be the sole and exclusive remedy of the parties for any Arbitrable Dispute or any other dispute arising out of or relating to this Exhibit D or the Agreement.
          (g) Upon resolution of the arbitration described in clause “(f)” of this Exhibit D, (i) Parent shall be entitled to set off the amount of the award specified in the arbitrator’s decision against any unpaid Milestone Payment (or any Milestone Holdback Amount) or (ii) if applicable, Parent shall, within 10 business days following the entry of the arbitrator’s decision by a court of competent jurisdiction, or such shorter period of time as may be set forth in the arbitrator’s decision, pay to the Participating Securityholders the amount of the award set forth in the arbitrator’s decision; provided, however, Parent shall only be entitled to such set off right to the extent that the amount of the award specified in the arbitrator’s decision exceeds the Available Escrow Amount as of the date of such Milestone Payment.

CONFIDENTIAL
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
EXHIBIT E
FORM OF CERTIFICATE AMENDMENT

CONFIDENTIAL
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
CERTIFICATE OF AMENDMENT
OF
FOURTH RESTATED
CERTIFICATE OF INCORPORATION
OF
PROTEOLIX, INC.
     Proteolix, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), Does Hereby Certify:
     First: The name of the Corporation is Proteolix, Inc.
     Second: The date on which the Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware is October 15, 2002.
     Third: The Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions amending its Fourth Restated Certificate of Incorporation as follows (the “Amendment”):
The following sentence shall be added to the end of paragraph “(c)” of Section B.2 of Article IV:
“Notwithstanding anything to the contrary contained in this Section B.2(c), neither the merger (the “Merger”) of Profiterole Acquisition Corp., a wholly-owned subsidiary of Onyx Pharmaceuticals, Inc., into this corporation pursuant to the terms of that certain Agreement and Plan of Merger, dated as of October 10, 2009, by and among Onyx Pharmaceuticals, Inc., Profiterole Acquisition Corp., this corporation and the Stockholders’ Agents, as defined therein (the “Merger Agreement”), nor any of the other transactions contemplated by the Merger Agreement (the “Contemplated Transactions”), shall constitute a Liquidation.”
The following paragraph shall be added as a new paragraph “(f)” to Section B.2 of Article IV:
     “(f) Notwithstanding the other provisions of this Section B.2 of Article IV, upon the completion of the Merger, the holders of shares of Common Stock and Preferred Stock shall not be entitled to receive or be required to take any amounts or consideration on account of such shares in connection with the Merger as provided in Sections B.2(a) through B.2(e) of this Article IV but shall only be

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CONFIDENTIAL
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
entitled to receive or be required to take such amounts as set forth in Section 1.5 of the Merger Agreement.”
The following sentence shall be added to the end of paragraph “(j)” of Section B.3 of Article IV:
     “Notwithstanding the foregoing, this corporation shall not be required to send any notice to the holders of record of Preferred Stock pursuant to this Section B.3(j) in connection with the Merger or any of the Contemplated Transactions, including any vote of any of the stockholders to adopt the Merger Agreement or approve any of the Contemplated Transactions.”
Fourth: Thereafter pursuant to a resolution of the Board of Directors, the Amendment was submitted to the stockholders of the Corporation for their approval, and was duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.
     In Witness Whereof, Proteolix, Inc. has caused this Certificate of Amendment to be signed by its duly authorized and elected President and Chief Executive Officer this • day of •, 2009.

Proteolix, Inc.
By:
John A. Scarlett
President and Chief Executive Officer

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